UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Walmart Inc.

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Walmart

Notice of 2019 Annual Shareholders' Meeting

Wednesday, June 5, 2019
John Q. Hammons Center
Rogers, Arkansas

SERGIO

At Walmart we save people money so they can live better.

The defining principles laid out by Sam Walton when he founded our company more than 55 years ago continue to drive all of our business decisions and actions. They are our guiding philosophy, centered around four values that have withstood the test of time and shape how we communicate both internally and externally.

Our Beliefs

Since we first opened our doors, our beliefs have been grounded in a values-based, ethically led organization, and it’s this foundation that continues to influence our decisions and leadership.

We act with the highest level of integrity by being honest, fair and objective, while operating in compliance with all laws and our policies.	We value every associate, own the work we do, and communicate by listening and sharing ideas.

We’re here to serve customers, support each other, and give to our local communities.	We work as a team and model positive examples while we innovate and improve every day.

Learn More About Walmart

http://stock.walmart.com/investors/financial-information/annual-reports-and-proxies/default.aspx

The information in our Annual Report to Shareholders and our report on various environmental, social, and governance initiatives and matters is not incorporated by reference into, and does not form part of, this proxy statement.

Messages from our Chairman and our Lead Independent Director

We are pleased to invite you to attend Walmart’s 2019 Annual Shareholders’ Meeting on June 5, 2019 at 10:30 a.m. Central Time, and to our Associates/Shareholders Celebration Event on June 7, 2019 at 8:00 a.m. Central Time. If you plan to attend either or both of these events, please see page 96 for admission requirements. For those unable to join in person, both events will be webcast at http://stock.walmart.com.

Dear Fellow Shareholders:

In my letter to you last year, I highlighted some of the ways we are accelerating the company’s transformation, guided by the four key components of our plan to win:

1	Make every day easier for busy families;	2	Sharpen our culture and become more digital;
3	Operate with discipline; and	4	Make trust a competitive advantage.

Over the past year, we have continued to make significant progress. In the U.S., we now offer grocery pickup at more than 2,100 locations, grocery delivery at nearly 800 locations, and we are continuing to expand these offerings. Outside of the U.S., we are building ecosystems in key markets such as Mexico, India and China, and we are expanding our omni-channel reach in even more markets. We are rapidly becoming a more digital enterprise, and we continue to invest in our associates’ pay, benefits, tools and training. We are finding new ways to leverage the scale and breadth of our operations, bringing technology to life to better serve our customers in a more seamless way. And the progress we are making is reflected in our results.

Your Board continues to play a key role in overseeing this essential transformation in our business. Over the past few years, the Board has also made changes to ensure we are prepared to effectively oversee the rapid changes in our business and in retail. We’ve optimized the size of the Board and changed our committee structure to ensure we are focusing on the things that matter most. We have also made process changes in the way we work to be nimbler. And with four independent members joining our Board over the past two years, we have added new, diverse, and global perspectives while deepening our expertise in areas such as digital and finance. I am confident we have the right mix of skills, experiences, and perspectives to guide us through this critical period. I believe your Board is a strategic asset for Walmart, and I am excited about what the future holds.

Thank you for your investment in Walmart and your continued support. I look forward to seeing many of you at our Annual Shareholders’ Meeting or at our celebration for associates and shareholders. If you cannot attend these meetings in person, you can watch a live webcast of both events at http://stock.walmart.com. Regardless of whether you are able to attend in person, your views are important to us, and I encourage you to vote your Shares as described on page 97.

Sincerely, Gregory B. Penner Chairman

Dear Fellow Shareholders:

As my first year as Lead Independent Director draws to a close, I want to take this opportunity to reflect on your Board and its ongoing commitment to robust governance and oversight.

Continued focus on Board effectiveness and refreshment.
Our robust board evaluation process and commitment to continuous improvement has led to concrete changes in the way your Board works over the past few years, including reducing its size; optimizing our committee structure and assignments; and enhancing the Lead Independent Director role. We continually evaluate the pipeline of future director candidates. We believe our term limits for independent directors provide discipline around the director refreshment process. In turn, this process has resulted in a diverse and highly skilled Board with the right mix of perspectives, experiences, and tenures, which we believe provides a distinct advantage during this time of rapid change. In February, we were thrilled to welcome Cesar Conde to the Board, who brings valuable expertise in brand management, digital and media.

Commitment to shareholder engagement. This year marked the fifth year of our expanded shareholder engagement program, as we spoke with shareholders representing more than 410 million Shares, or approximately 30 percent of our public float. Shareholder feedback in the areas of governance, compensation, and sustainability, among other topics, have enabled the Board to evaluate and evolve its governance practices. Over the past several years, we have adopted best practices such as proxy access and a shareholder right to call special meetings. As a result of these conversations, we have also continued to enhance our disclosures in this proxy statement.

Executive compensation program that supports our strategy.
We are committed to ensuring that our compensation program continues to support our strategy during this transformational period. To that end, the Board’s Compensation and Management Development Committee has made important changes to our executive compensation program over the past few years to more effectively align with our performance, including introducing greater differentiation to reward high performance, shifting our pay mix to place a greater emphasis on long-term equity, and simplifying our long-term incentive awards. This past year, the CMDC worked with its independent consultant to develop a new, simpler, and more focused peer group. You can learn more about our executive compensation program in the CD&A beginning on page 43.

Thank you for your investment in Walmart. The Board continues to work to represent your interests and earn your trust.

Sincerely, Thomas W. Horton Lead Independent Director

3

Fiscal 2019 Highlights

Strategy and Performance

Walmart delivered strong performance in fiscal 2019 with the best comp sales in 10 years from our core Walmart U.S. business, took strategic actions to position the International business for growth, and continued solid momentum in comp sales and membership income at Sam’s Club. Our transformational omni-channel strategy leverages unique assets including physical stores, supply chain and rapidly growing eCommerce capabilities to serve customers in all the ways they want to shop with the goal of providing solid returns to shareholders. The four key areas of focus to drive continued success are:

●	Make every day easier for busy families
●	Sharpen culture and become more digital
●	Operate with discipline
●	Make trust a competitive advantage

Our Strategy		Key Accomplishments
Make every day easier for busy families	●Price and value ●Be great merchants ●Easy, fast, friendly, and fun experience
Continued incremental price investments for customers in the U.S. and certain international markets
Strengthened assortment by elevating the quality of private brands and adding thousands of new brands to Walmart.com

Sharpen culture and become more digital	●Invest in/empower associates ●Create a high-performance culture ●Strengthen diversity and inclusion ●High-performance digital enterprise
Accelerated innovation by introducing same-day grocery delivery, expanding online grocery pickup in the U.S. and international markets, and completing the acquisition of Flipkart in India
Increased starting hourly wage in the U.S. to $11/hour and paid nearly $800 million in bonuses to hourly Walmart U.S. store associates
Invested in our associates through expanded maternity and parental leave and a new adoption benefit
Expanded to nearly 200 Walmart Academies with more than 450,000 associates completing the Academy training program

Operate with discipline	●Strong, efficient growth ●Consistent operating discipline ●Strategic capital allocation
Continued to slow new store openings and prioritize growth from comp sales and eCommerce
Implemented cost transformation initiatives across the business
Walmart U.S. physical stores leveraged expenses all four quarters

Make trust a competitive advantage	●Model excellence in global compliance and ethics ●Lead on social and environmental issues ●Contribute to the communities where we operate
Hired over 200,000 veterans over the past five years in the U.S.
Introduced a benefit for associates to earn a college degree at accredited universities for $1 a day
Continued to divert waste in our operations
Achieved goal of providing 4 billion meals globally to those in need over the past five years

As we execute our strategy, we’re seeing momentum in our business with improved customer satisfaction and good financial results:

Surpassed $514 billion total revenue, an increase of more than $14 billion or nearly 2.8%	3.6% Walmart U.S. comp sales growth excluding fuel, our highest growth in 10 years, and 3.7% including fuel	Walmart U.S. eCommerce sales increased 40%
Sam’s Club comp sales growth excluding fuel, of 3.8%, and including fuel sales, Sam’s Club comp sales grew 5.5%	$13.5 billion returned to shareholders through dividends and share repurchases; announced FY20 dividend is the 46th consecutive annual increase	EPS of $2.26 and adjusted EPS of $4.91, with adjusted EPS within our initial full-year guidance range

Comparable sales are for the 52-week period ended January 25, 2019, compared to the 52-week period ended January 26, 2018. For more information regarding our fiscal 2019 financial performance, see our annual report on Form 10-K for fiscal 2019 filed with the SEC on March 28, 2019. Certain financial measures discussed above are non-GAAP measures under the SEC’s rules. See Annex A for more information about how we calculate these financial measures, why those financial measures provide important information, and, where required, reconciliations to the most directly comparable financial measures calculated in accordance with GAAP.

4	2019 Proxy Statement

Walmart by the numbers

$514.4 billion
Fiscal 2019 Total Revenues

$27.8 billion
Fiscal 2019 Operating Cash Flow

$16 billion
Investment in Flipkart, a leading India eCommerce business

$13.5 billion
cash returned to shareholders through dividends and share repurchases in fiscal 2019

Serve more than
275 million customers
a week

Over **2,100**
U.S. same-day online grocery pickup locations

over
11,300 stores
operating in
27 countries

5

Notice of 2019 Annual Shareholders' Meeting

How to Attend the Meeting

Annual Shareholders’ Meeting	Wednesday, June 5, 2019 10:30 a.m., Central Time John Q. Hammons Center 3303 S. Pinnacle Hills Parkway Rogers, Arkansas 72758	If you plan to attend the 2019 Annual Shareholders’ Meeting in person, please see page 96 for admission requirements.	Who Can Vote
The record date for the 2019 Annual Shareholders’ Meeting is April 12, 2019. This means that you are entitled to receive notice of the meeting and vote your Shares held as of that date at the meeting if you were a shareholder of record as of the close of business on April 12, 2019.
Associate/ Shareholder Celebration	Friday, June 7, 2019 8:00 a.m., Central Time Bud Walton Arena University of Arkansas Campus Fayetteville, Arkansas 72701	If you plan to attend the 2019 Associate/Shareholder Celebration, please see page 96 for admission requirements.

Items of Business

		Board Recommendation	Reference Page
1	To elect as directors the 12 nominees identified in this proxy statement.	FOR	10
2	To vote on a non-binding, advisory resolution to approve the compensation of Walmart’s named executive officers.	FOR	42
3	To ratify the appointment of Ernst & Young LLP as the company’s independent accountants for the fiscal year ending January 31, 2020.	FOR	80
4	To vote on the 2 shareholder proposals described in the accompanying proxy statement, if properly presented at the meeting.	AGAINST each Shareholder Proposal	85

Shareholders may also transact any other business properly brought before the 2019 Annual Shareholders’ Meeting.

How to Cast Your Vote (page 97)

Internet	Call	Mobile Device	Mail	In Person
www.proxyvote.com	1-800-690-6903	Scan the QR code on your proxy card, notice of internet availability of proxy materials, or voting instruction form	Mail your signed proxy card or voting instruction form	Wednesday, June 5, 2019, 10:30 a.m., Central Time John Q. Hammons Center 3303 S. Pinnacle Hills Parkway Rogers, Arkansas 72758

April 23, 2019
By Order of the Board of Directors,

Rachel Brand
Executive Vice President, Global Governance, Chief Legal Officer, and Corporate Secretary

This proxy statement and our Annual Report to Shareholders for the fiscal year ended January 31, 2019, are available in the “Investors” section of our corporate website at http://stock.walmart.com/annual-reports.

6	2019 Proxy Statement

Proxy Voting Summary

You have received these proxy materials because the Board is soliciting your proxy to vote your Shares at the 2019 Annual Shareholders’ Meeting. This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider in deciding how to vote your Shares and you should read the entire proxy statement carefully before voting. Page references (“XX”) are supplied to help you find further information in this proxy statement. Please refer to the Table of Abbreviations on page 104 for the meaning of certain terms used in this summary and the rest of this proxy statement. This proxy statement and the related proxy materials were first released to shareholders and made available on the internet on April 23, 2019.

If you are unable to attend in person, you can view a live webcast of the 2019 Annual Shareholders’ Meeting at http://stock.walmart.com.

Proposal No. 1 Election of Directors (page 10)

Board Demographics
Independence
●8 of 12 nominees are independent and 11 of 12 nominees are non-management
●All members of the Audit Committee; Compensation and Management Development Committee; and Nominating & Governance Committee are independent
●Robust Lead Independent Director role

Gender	●25% Female
Age	●54 years Nominee Average Age
Tenure	●7.7 years Nominee Average Tenure ●12-year term limit for Independent Directors ●6 new directors in the last 5 years
Relevant Skills and Experience	The nominees possess a balance of distinguished leadership, diverse perspectives, strategic skill sets, and professional experience relevant to our business and strategic objectives, including:

	Retail Experience	Senior Leadership Experience

	Global or International Business Experience	Finance, Accounting, or Financial Reporting

	Technology or e-Commerce Experience	Regulatory, Legal, or Risk Management Experience

	Marketing or Brand Management Experience	Board Diversity: Gender or Racial/Ethnic Diversity

Highly Engaged Board	●Actively involved in Walmart’s strategic transformation ●95% overall attendance rate at Board and Board committee meetings ●6 Board and 33 Board committee meetings during fiscal 2019

FOR
The Board recommends a vote FOR each director nominee

7

Proxy Voting Summary

Proposal No. 2 Advisory Vote to Approve Named Executive Officer Compensation (page 42)

Compensation Aligned with Performance
●Executive compensation program aligned with our strategy and heavily based on performance
●More than 76% of our CEO’s fiscal 2019 total direct compensation was based on achieving goals related to operating income, sales and ROI
Fiscal 2019 Total Direct Compensation (at target)
FOR
The Board recommends a vote FOR this proposal

Proposal No. 3 Ratification of Independent Accountants (page 80)
Quality, Experienced Independent Audit Firm

●Ernst & Young LLP is an independent registered accounting firm with significant experience on Walmart’s audit.
●The firm’s expertise and fees are appropriate for the breadth and complexity of our company’s global operations.

FOR
The Board recommends a vote FOR this proposal

Proposals No. 4-5 Shareholder Proposals (page 85)
AGAINST
Each shareholder proposal included in this proxy statement is followed by Walmart’s response. For the reasons set forth in Walmart’s responses, the Board recommends a vote AGAINST each shareholder proposal.

8	2019 Proxy Statement

9

Proposal No. 1
Election of Directors

What am I voting on?

You are voting to elect each nominee named below as a director of Walmart for a one-year term. If you return your proxy, your proxy holder will vote your Shares FOR the election of each Board nominee named below unless you instruct otherwise. If the shareholders elect all the director nominees named in this proxy statement at the 2019 Annual Shareholders’ Meeting, Walmart will have 12 directors. Each director nominee named in this proxy statement has consented to act as a director of Walmart if elected. If a nominee becomes unwilling or unable to serve as a director, your proxy holder will have the authority to vote your Shares for any substitute candidate nominated by the Board, or the Board may decrease the size of the Board.

Overview of Director Nominees and Committee Assignments

Eight of our twelve Board nominees are independent, and all members of the Audit Committee, the CMDC, and the NGC are independent. Our Board has separated the roles of Chairman and CEO, and we have a robust Lead Independent Director role. Despite their significant Share ownership, only three members of the Walton family serve as non-management Board members.

	Committee Memberships
	Age	Director Since	Other Public Company Boards
Cesar Conde Independent Chairman of NBCUniversal Telemundo Enterprises and NBCUniversal International Group	45	2019	1
Steve Easterbrook Independent CEO, McDonald’s Corporation	51	2018	1
Tim Flynn Independent Retired Chairman and CEO, KPMG	62	2012	3
Sarah Friar Independent CEO, Nextdoor Inc.	46	2018	0
Carla Harris Independent Vice Chair, Wealth Management, Managing Director and Head of Multicultural Client Strategy, Morgan Stanley	56	2017	0
Tom Horton Lead Independent Director Partner, Global Infrastructure Partners; retired Chairman American Airlines Group; and former Chairman and CEO, AMR Corporation	57	2014	1
Marissa Mayer Independent Co-founder, Lumi Labs, Inc. and Former President and CEO, Yahoo! Inc.	43	2012	0
Doug McMillon President and CEO, Walmart	52	2013	0
Greg Penner Non-Executive Chairman Partner, Madrone Capital Partners	49	2008	0
Steve Reinemund Independent Retired Dean of Business, Wake Forest University; and retired Chairman and CEO, PepsiCo., Inc.	71	2010	3
Rob Walton Retired Chairman, Walmart	74	1978	0
Steuart Walton Founder and Chair, RZC Investments	37	2016	0
Audit	Compensation & Management Development	Nominating & Governance	Strategic Planning & Finance	Technology & eCommerce	Member	Chair

10	2019 Proxy Statement

Proposal No. 1 Election of Directors

Board Demographics

Our Board nominees bring a variety of backgrounds, qualifications, skills and experiences that contribute to a well-rounded Board uniquely positioned to effectively guide our strategy and oversee our operations in a rapidly evolving retail industry.

Independence	Gender	Skills and Experience

Retail Experience
Global or International Business Experience
Technology or eCommerce Experience
Marketing or Brand Management Experience
Senior Leadership Experience
Finance, Accounting, or Financial Reporting Experience
Regulatory, Legal, or Risk Management Experience
Board Diversity: Gender and Racial or Ethnic Diversity

75% Independent	25% Female
Age	Tenure

52 years Board Nominee Median Age	5.3 years Board Nominee Median Tenure
54 years Board Nominee Average Age	7.7years Board Nominee Average Tenure

Highly Engaged Board	Thoughtful Board Refreshment
✓Actively involved in Walmart’s strategy ✓95% overall attendance rate at Board and Board committee meetings ✓33 Board committee meetings during fiscal 2019	✓12-year term limit for Independent Directors ✓6 new directors in the last 5 years ✓Board committees structured to promote effectiveness ✓Ongoing Board succession planning

Board Skills Criteria and Qualifications

What qualifications do the Nominating and Governance Committee and the Board consider when selecting candidates for nomination?

At Walmart, we believe an effective Board should be made up of individuals who collectively provide an appropriate balance of distinguished leadership, diverse perspectives and viewpoints, strategic skill sets, and professional experience relevant to our business and strategic objectives.

The Nominating and Governance Committee (NGC) selects potential candidates on the basis of outstanding achievement in their professional careers; broad experience and wisdom; personal and professional integrity; ability to make independent, analytical inquiries; experience and understanding of the business environment; willingness and ability to devote adequate time to Board duties; and such other experience, attributes, and skills that the NGC determines qualify candidates for service on the Board.

11

Proposal No. 1 Election of Directors

The NGC also considers whether a potential candidate satisfies the independence and other requirements for service on the Board and its committees, as set forth in the NYSE Listed Company Rules and the SEC’s rules. Additional information regarding qualifications for service on the Board and the nomination process for director candidates is set forth in the NGC’s charter and our Corporate Governance Guidelines, which are available on the Corporate Governance page of our website at http://stock.walmart.com/investors/corporate-governance/governance-documents.

Director Skills Criteria:

Walmart is moving with speed to better serve our customers and pursue our key objectives of making every day easier for busy families, sharpening our culture and becoming more digital, operating with discipline, and making trust a competitive advantage. Depending on the current composition of the Board and Board committees and expected future turnover on our Board, the NGC generally seeks director candidates with experience, skills, or background in one or more of the following areas:

Experience and Skills Relevant to the Successful Oversight of our Strategy

Retail Experience	Global or International Business Experience	Technology or eCommerce Experience	Marketing or Brand Management Experience
As the world’s largest retailer, we seek directors who possess an understanding of financial, operational, and strategic issues facing large retail companies.	Directors with broad international exposure provide useful business and cultural perspectives, and as a global organization, we seek directors with experience at multinational companies or in international markets.	In order to deliver on our strategy to be the first retailer to offer customers a seamless shopping experience at scale, we seek directors who can provide advice and guidance based on their experiences in eCommerce or related industries such as digital, mobile, or consumer internet.	Directors with relevant experience in consumer marketing or brand management, especially on a global basis, provide important insights to our Board.

Experience and Skills Relevant to Effective Oversight and Governance

Senior Leadership Experience	Finance, Accounting, or Financial Reporting Experience	Regulatory, Legal, or Risk Management Experience	Board Diversity

Directors who have served in relevant senior leadership positions bring unique experience and perspective.

We seek directors who have demonstrated expertise in governance, strategy, development, and execution.

	We value an understanding of finance and financial reporting processes because of the importance our company places on accurate financial reporting and robust financial controls and compliance. We also seek to have multiple directors who qualify as audit committee financial experts.	Our company’s business requires compliance with a variety of regulatory requirements across a number of federal, state, and international jurisdictions. Our Board values the insights of directors who have experience advising or working at companies in regulated industries, and it benefits from the perspectives of directors with governmental, public policy, legal, and risk management experience and expertise.	Diversity and inclusion are values embedded in our culture and fundamental to our business. We believe that a board comprised of directors with diverse backgrounds, experiences, and perspectives and viewpoints improves the dialogue and decision-making in the board room and contributes to overall Board effectiveness. The Board assesses the effectiveness of its approach to Board diversity as part of the Board and committee evaluation process.

12	2019 Proxy Statement

Proposal No. 1 Election of Directors

Summary of Director Nominee Qualifications and Experience

The chart below identifies the balance of skills and qualifications each director nominee brings to the Board. The fact that a particular skill or qualification is not designated does not mean the director nominee does not possess that particular attribute. Rather, the skills and qualifications noted below are those reviewed by the NGC and the Board in making nomination decisions and as part of the Board succession planning process. We believe the combination of the skills and qualifications shown below demonstrates how our Board is well positioned to provide strategic advice and effective oversight to our management.

		Experience and Skills Relevant to the Successful Oversight of our Strategy				Experience and Skills Relevant to Effective Oversight and Governance

Director Nominee		Retail	Global or International Business	Technology or eCommerce	Marketing or Brand Management	Senior Leadership	Finance, Accounting, or Financial Reporting	Regulatory, Legal, or Risk Management
Cesar Conde
Steve Easterbrook
Tim Flynn
Sarah Friar
Carla Harris
Tom Horton
Marissa Mayer
Doug McMillon
Greg Penner
Steve Reinemund
Rob Walton
Steuart Walton
TOTAL

13

Proposal No. 1 Election of Directors

Director Nominees for 2019

FOR
The Board recommends that shareholders vote FOR each of the nominees named below for election to the Board.

Who are the 2019 director nominees?

Based on the recommendation of the NGC, the Board has nominated the following candidates for election as directors at the 2019 Annual Shareholders’ Meeting. The information provided below includes, for each nominee, his or her age, principal occupation and employment during the past five years, the year in which he or she first became a director of Walmart, each Board committee on which he or she currently serves, whether he or she is independent, and directorships of other public companies held by each nominee during the past five years.

Cesar Conde Independent Director

Age: 45
Joined the Board: 2019
Board Committees:* TeCC
Other Current Public Company Directorships: PepsiCo, Inc.
*Mr. Conde is expected to join the Audit Committee after our 2019 Annual Shareholders’ Meeting.

Career Highlights

Since October 2015 Chairman of NBCUniversal Telemundo Enterprises and NBCUniversal International Group, part of a global media and entertainment company
October 2013 to October 2015 Executive Vice President of NBCUniversal, including oversight of NBCUniversal International and NBCUniversal Digital Enterprises
2009 to 2013 President of Univision Networks, a leading American media company with a portfolio of Spanish language television networks, radio stations, and digital platforms
2003 to 2009 Variety of senior executive capacities at Univision Networks, where is he credited with transforming it into a leading global, multi-platform media brand
2002 to 2003 White House Fellow for Secretary of State Colin L. Powell from 2002–2003
Prior to 2002 Positions at StarMedia Network, the first internet company focused on Spanish-and Portuguese-speaking audiences globally

Further Information
Mr. Conde has served on the board of directors of PepsiCo, Inc. since March 2016, and from August 2014 to April 2019 he served on the board of directors of Owens Corning. He also is a Trustee of the Aspen Institute and the Paley Center for Media, as well as a Full Member at the Council on Foreign Relations and a Young Global Leader for the World Economic Forum. Mr. Conde holds a B.A. with honors from Harvard University and an M.B.A. from the Wharton School at the University of Pennsylvania.

Skills and Qualifications
The Board benefits from Mr. Conde’s broad experience with large media companies that produce and distribute high-quality content across a range of broadcast, cable, and digital platforms.
Mr. Conde brings valuable perspectives in business, finance, and media gained from his experience in a variety of senior leadership roles at large, global media companies.
With his experience at large, multi-platform media companies such as NBCUniversal and Univision, Mr. Conde brings valuable perspective and experience regarding consumer and media landscapes.

14	2019 Proxy Statement

Proposal No. 1 Election of Directors

Stephen J. Easterbrook Independent Director

Age: 51
Joined the Board: 2018
Board Committees: CMDC SPFC
Other Current Public Company Directorships: McDonald’s Corporation

Career Highlights

Since March 2015 President and CEO and a member of the board of directors of McDonald’s Corporation
June 2013 to February 2015 Senior Executive Vice President and Global Chief Brand Officer, and various other senior leadership positions with McDonald’s
September 2012 to May 2013 Chief Executive Officer of Wagamama Limited, a Japanese-inspired restaurant chain
September 2011 to September 2012 Chief Executive Officer of PizzaExpress Limited, a casual dining company in the United Kingdom
December 2010 to September 2011 President, McDonald’s Europe
1993 to 2011 Served in a number of roles with McDonald’s having joined as a financial reporting manager in London

Further Information
Mr. Easterbrook is a Chartered Accountant and serves as a Visiting Fellow at the Oxford University Centre for Corporate Reputation. He serves on the board of directors of Catalyst Inc., a global nonprofit organization that promotes inclusive workplaces for women, and he is also a member of the board of trustees for Ronald McDonald House Charities.

Skills and Qualifications
Mr. Easterbrook brings broad expertise in marketing and brand management developed during more than 20 years of experience with the world’s largest restaurant company and more than 25 years of service in the restaurant industry.
Our board benefits from the valuable insights and perspective Mr. Easterbrook has developed during his extensive career with a large, global restaurant company with retail locations in more than 100 countries.
Mr. Easterbrook’s experiences in executive leadership positions at McDonald’s and his expertise as a Chartered Accountant brings valuable and broad perspective and insights to the Board.

Timothy P. Flynn Independent Director

Age: 62
Joined the Board: 2012
Board Committees: Audit (Chair) TeCC
Other Current Public Company Directorships: JPMorgan Chase & Co. Alcoa Corporation UnitedHealth Group Incorporated

Career Highlights

2007 to 2011 Chairman of KPMG International (“KPMG”), a global professional services organization that provides audit, tax, and advisory services
2005 to 2010 Served as Chairman of KPMG LLP in the U.S., the largest individual member firm of KPMG
2005 to 2008 CEO of KPMG LLP
Prior to 2005 Held various leadership roles at KPMG, including as Global Head of Audit, and Vice Chairman, Audit and Risk Advisory Services, with operating responsibility for Audit, Risk Advisory and Financial Advisory Services practices

Further Information
Mr. Flynn joined the boards of Alcoa Corporation in November 2016 and UnitedHealth Group Incorporated in January 2017. He also has served as a member of the board of directors of JPMorgan Chase & Co. since 2012. He previously served as a member of the board of directors of The Chubb Corporation from September 2013 until its acquisition in January 2016. He also previously served as a trustee of the Financial Accounting Standards Board, a member of the World Economic Forum’s International Business Council, and a director of the International Integrated Reporting Council. Mr. Flynn graduated from the University of St. Thomas, St. Paul, Minnesota and is a member of the school’s board of trustees.

Skills and Qualifications
Mr. Flynn has more than 32 years of experience in risk management, financial services, financial reporting, and accounting.
Mr. Flynn also brings extensive experience with issues facing complex, global companies, and expertise in accounting, auditing, risk management, and regulatory affairs for such companies.
In addition, Mr. Flynn brings his experiences in executive leadership positions at KPMG and his service on the boards of directors of other large public companies.

15

Proposal No. 1 Election of Directors

Sarah J. Friar Independent Director

Age: 46
Joined the Board: 2018
Board Committees: Audit SPFC (Chair)
Other Current Public Company Directorships: None

Career Highlights

December 2018 to present CEO of Nextdoor Inc., the world’s largest private social network for neighborhoods
July 2012 to November 2018 CFO of Square, Inc., a provider of commerce solutions, including managed payments and point-of-sale systems for businesses and mobile financial offerings for consumers
April 2011 to July 2012 Senior Vice President of Finance & Strategy at Salesforce.com, Inc.
2002 to 2012 Various positions at The Goldman Sachs Group, Inc. including as a Managing Director in the Equity Research Division and other various positions where she focused on corporate finance, and mergers and acquisitions
Prior to 2002 McKinsey & Company

Further Information
Ms. Friar has served as a director of Slack Technologies, Inc., a business communications platform, since March 2017. She also previously served on the board of directors of New Relic, Inc., a software analytics company, from December 2013 until April 2018, and Model N, Inc. from September 2012 until May 2015. She also has served as the vice-chair of the board of Spark Program Inc., a nonprofit focused on changing the lives of at-risk middle schoolers through mentorship. Ms. Friar is a Fellow of the inaugural class of the Finance Leaders Fellowship Program and a member of the Aspen Global Leadership Network. Ms. Friar graduated from the University of Oxford with a Master of Engineering in Metallurgy, Economics, and Management and also from Stanford Graduate School of Business with an M.B.A.

Skills and Qualifications
Ms. Friar brings financial, accounting, and risk management expertise as the CFO of a multinational publicly-traded company and from her prior experience with a multinational investment banking firm.
The Board benefits from her leadership experience as the CEO of a large, social network company and her prior experience as the CFO of a publicly-traded company and other various leadership positions at Square, Salesforce.com, and Goldman Sachs.
Ms. Friar brings a global perspective gained from her experience as the CFO of a multinational public company that supports customers across a variety of businesses and industries.
The Board also benefits from Ms. Friar’s perspective regarding eCommerce and information technology in light of her leadership positions with a large social media company and a publicly-traded company that provides managed payments and point-of-sale systems for businesses and mobile financial offerings for consumers.

16	2019 Proxy Statement

Proposal No. 1 Election of Directors

Carla A. Harris Independent Director

Age: 56
Joined the Board: 2017
Board Committees: CMDC NGC SPFC
Other Current Public Company Directorships: None

Career Highlights

August 2013 to present Vice Chair, Wealth Management and Head of Multicultural Client Strategy for Morgan Stanley
June 2012 to present Managing Director and Senior Client Advisor for Morgan Stanley
Since 1987 Member of the mergers and acquisitions team at Morgan Stanley and has held a number of other positions during her tenure with Morgan Stanley

Further Information
In her current roles at Morgan Stanley, Ms. Harris is responsible for increasing client connectivity and penetration to enhance revenue generation across the firm. Her prior experience with Morgan Stanley includes investment banking, equity capital markets, equity private placements, and initial public offerings in a number of industries such as technology, media, retail, telecommunications, transportation, healthcare, and biotechnology. In August 2013, President Obama appointed Ms. Harris to serve as Chair of the National Women’s Business Council. She currently serves on the boards of several non-profit organizations including St. Vincent’s and the Morgan Stanley Foundation.

Skills and Qualifications
Ms. Harris brings broad-based and valuable insights in finance and strategy gained from more than 30 years of experience at a prominent global investment banking firm.
The Board benefits from Ms. Harris’ senior leadership experience at Morgan Stanley.
The Board values Ms. Harris’ extensive work experience in a regulated industry and advising clients across a broad range of other regulated industries.

Thomas W. Horton Lead Independent Director

Age: 57
Joined the Board: 2014
Board Committees: Audit Executive Committee NGC (Chair) SPFC
Other Current Public Company Directorships: General Electric Company

Career Highlights

April 2019 to present Partner, Global Infrastructure Partners, a global infrastructure investment firm
October 2015 to April 2019 Senior Advisor at Warburg Pincus LLC, a private equity firm focused on growth investing
December 2013 to June 2014 Chairman of American Airlines Group Inc. (“American”)
2011 to 2013 Chairman and CEO of AMR Corporation, during which time he led the company through a successful restructuring and turnaround that culminated in the 2013 merger with US Airways, creating American, the world’s largest airline
2010 to 2011 President of AMR Corporation
2006 to 2010 Executive Vice President of Finance and Planning at AMR Corporation
2002 to 2005 served in various roles at AT&T Corporation, including as Vice Chairman and Chief Financial Officer. While at AT&T, Mr. Horton led the evaluation of strategic alternatives that ultimately led to the combination of AT&T and SBC Communications, Inc.
1985 to 2002 Served in various roles at AMR Corporation, including as Senior Vice President and Chief Financial Officer

Further Information
Mr. Horton has served on the board of directors of General Electric Company (“GE”) since April 2018, and he has served as GE’s Lead Director since October 2018. From 2008 to March 2019, Mr. Horton served on the board of directors of QUALCOMM Incorporated. Mr. Horton also serves on the executive board of the Cox School of Business at Southern Methodist University.

Skills and Qualifications
Mr. Horton brings unique insights gained from his executive leadership roles at large, global, publicly-traded companies.
Our Board benefits from Mr. Horton’s leadership experience in several complex, international industries.
In addition, Mr. Horton brings valuable perspective developed from more than 30 years of experience in finance, accounting, auditing, and risk management.

17

Proposal No. 1 Election of Directors

Marissa A. Mayer Independent Director

Age: 43
Joined the Board: 2012
Board Committees: CMDC TeCC
Other Current Public Company Directorships: None

Career Highlights

March 2018 to present Co-founded Lumi Labs Inc., a technology incubator focused on consumer internet technologies
July 2012 to June 2017 President and Chief Executive Officer and a member of the board of directors of Yahoo! Inc. (“Yahoo”) (now Altaba Inc.). At Yahoo, she led the internet giant’s push to reinvent itself for the mobile era. With a renewed focus on user experience, Ms. Mayer grew Yahoo to serve over 1 billion people worldwide - with over 600 million mobile users - and transformed its advertising approach
1999 - 2012 Led various initiatives at Google Inc. (“Google”) including Google Search for more than a decade, and other products such as Google Maps, Gmail, and Google News

Further Information
In April 2019, Ms. Mayer joined the board of directors of Maisonette, LLC, an online company focused on providing customized shopping experiences in children’s luxury brands and boutique clothing, accessory, and home decor items. From March 2013 until October 2016, Ms. Mayer served on the board of directors for AliphCom, which operated as Jawbone. She also serves on the boards of the Stanford Children’s Hospital, the San Francisco Museum of Modern Art, the San Francisco Ballet, and the foundation board for the Forum of Young Global Leaders at the World Economic Forum. Ms. Mayer holds a bachelor’s degree in symbolic systems and a master’s degree in computer science from Stanford University.

Skills and Qualifications
Ms. Mayer brings extensive expertise and insight into the technology and consumer internet industries, and her senior leadership experience is demonstrated by her executive role at a prominent consumer internet company and her positions on the boards of several non-profit organizations.
Ms. Mayer brings distinguished experience in internet product development, engineering, and brand management.
The Board values Ms. Mayer’s insights into global business and strategy gained from her experience as the CEO of a global company.

C. Douglas McMillon President and Chief Executive Officer and Director

Age: 52
Joined the Board: 2013
Board Committees: Executive Committee (Chair) GCC (Chair)
Other Current Public Company Directorships: None

Career Highlights

February 1, 2014 to present President and CEO of Walmart
February 2009 to January 31, 2014 Executive Vice President, President and CEO, Walmart International
August 2005 to January 2009 Executive Vice President, President and CEO, Sam’s Club
Prior to 2005 Mr. McMillon has held a variety of other leadership positions since joining our company more than 28 years ago

Further Information
Mr. McMillon also serves as a member of the executive committee of the Business Roundtable, and serves as a member of the boards of directors of a number of organizations, including The Consumer Goods Forum, The US-China Business Council, and Crystal Bridges Museum of American Art.

Skills and Qualifications
Mr. McMillon brings years of executive leadership experience at our company and extensive expertise in corporate strategy, development, and execution.
In addition, Mr. McMillon brings extensive knowledge and unique experience leading Walmart’s International segment.
The Board benefits from Mr. McMillon’s more than 28 years of retail experience and his leadership role developing and executing our enterprise strategy to seamlessly integrate our retail stores and eCommerce in an omni-channel offering.

18	2019 Proxy Statement

Proposal No. 1 Election of Directors

Gregory B. Penner* Non-Executive Chairman

Age: 49
Joined the Board: 2008
Board Committees: Executive Committee GCC
Other Current Public Company Directorships: None
*Greg Penner is the son-in-law of Rob Walton.

Career Highlights

June 2015 to present Chairman of the Board of Walmart
June 2014 to June 2015 Vice Chairman of the Board of Walmart
2005 to present General Partner of Madrone Capital Partners, LLC, an investment management firm
2002 to 2005 Walmart’s Senior Vice President and CFO – Japan
2001 to 2002 Senior Vice President of Finance and Strategy for Walmart.com
Prior to 2001 General Partner at Peninsula Capital, an early stage venture capital fund, and a financial analyst for Goldman, Sachs & Co.

Further Information
Since August 2018, Mr. Penner has served on the board of directors of a mobile premium video subscription platform which operates as Quibi. Mr. Penner also previously served as a member of the board of directors of Baidu, Inc. from May 2004 until February 2017, and he also previously served on the board of Hyatt Hotels Corporation from October 2007 to September 2014.

Skills and Qualifications
Mr. Penner brings expertise in strategic planning, finance, and investment matters, including prior experience as a CFO for our company’s operations in Japan, and his service on the boards of directors of public and private companies in a variety of industries.
The Board benefits from Mr. Penner’s retail experiences with our company’s operations in Japan and at Walmart.com, as well as his leadership service as our non-executive Chairman.
In addition, Mr. Penner has broad knowledge of international business, particularly in Japan and China.
Mr. Penner brings unique expertise gained through both his service with the company and as a director of various technology companies.

Steven S Reinemund Independent Director

Age: 71
Joined the Board: 2010
Board Committees: CMDC (Chair) NGC TeCC
Other Current Public Company Directorships: Exxon Mobil Corporation Marriott International, Inc. GS Acquisition Holdings Corp.

Career Highlights

June 2014 – December 2018 Advisory role at Wake Forest University as Executive-in-Residence
July 2008 to June 2014 Dean of Business and Professor of Leadership and Strategy at Wake Forest University
October 2006 to May 2007 Chairman of the Board of PepsiCo, Inc. (“PepsiCo”)
May 2001 to October 2006 Chairman and CEO of PepsiCo
1999 to 2001 President and Chief Operating Officer at PepsiCo
1996 to 1999 Chairman and CEO of Frito-Lay, Inc. (“Frito-Lay”)

Further Information
Mr. Reinemund joined the board of directors of GS Acquisition Holdings Corp. in June 2018, and he has served as a director of each of Exxon Mobil Corporation and Marriott International, Inc. since 2007. Mr. Reinemund has also been on the board of directors of Chick-fil-A, Inc. since June 2015. He previously served as a director of American Express Company from 2007 to 2015 and Johnson & Johnson from 2003 to 2008. Mr. Reinemund is a member of the boards of trustees of The Cooper Institute and the U.S. Naval Academy Foundation.

Skills and Qualifications
Mr. Reinemund has considerable international business leadership experience gained through his service as Chairman and CEO of a global public company, his service as dean of a prominent business school, and his service on the boards of several large companies in a variety of industries.
Mr. Reinemund also brings valuable experience with large, international businesses.
In addition, Mr. Reinemund’s experience in executive leadership positions at PepsiCo and Frito-Lay provides valuable insights to our Board regarding brand management, marketing, finance, and strategic planning.

19

Proposal No. 1 Election of Directors

S. Robson Walton* Director

Age: 74
Joined the Board: 1978
Board Committees: SPFC Executive Committee GCC
Other Current Public Company Directorships: None
*Greg Penner is the son-in-law of Rob Walton, and Steuart Walton is the nephew of Rob Walton.

Career Highlights

1969 to present Mr. Walton was the Chairman of Walmart from 1992 to June 2015 and has been a member of the Board since 1978. Prior to becoming Chairman, he had been an officer at our company since 1969 and held a variety of positions during his service, including Senior Vice President, Corporate Secretary, General Counsel, and Vice Chairman.
Prior to 1969 Partner with the law firm of Conner & Winters in Tulsa, Oklahoma

Further Information
In addition to his duties at Walmart, Mr. Walton is involved with a number of non-profit and educational organizations, including Conservation International, where he previously served as Chairman of that organization’s executive committee, and the College of Wooster, where he is an Emeritus Life Trustee for the college.

Skills and Qualifications
Mr. Walton brings decades of leadership experience with Walmart and his expertise in strategic planning gained through his service on the boards and other governing bodies of non-profit organizations.
Mr. Walton has extensive legal, risk management, and corporate governance expertise gained as Walmart’s Chairman, Corporate Secretary, and General Counsel and as an attorney in private practice.

The Board benefits from Mr. Walton’s in-depth knowledge of our company, its history and the global retail industry, all gained through more than 40 years of service on the Board and more than 20 years of service as our company’s Chairman.

Steuart L. Walton* Director

Age: 37
Joined the Board: 2016
Board Committee: TeCC (Chair)
Other Current Public Company Directorships: None
*Steuart Walton is the nephew of Rob Walton.

Career Highlights

May 2016 to Present Founder and Chairman of RZC Investments, LLC, an investment business
February 2013 to November 2017 Founder of Game Composites, Ltd., a company that manufactures carbon fiber aircraft and aircraft parts. He served as the CEO of Game Composites from its founding until November 2017
June 2011 to January 2013 Senior Director, International Mergers and Acquisitions, Walmart International division
2007 to 2010 Associate at Allen & Overy, LLP in London, where he advised companies on securities offerings

Further Information
Mr. Walton is also a member of the boards of directors of Flipkart Private Limited, Rapha Racing Limited, Crystal Bridges Museum of American Art, Leadership for Educational Equity, and the Smithsonian National Air and Space Museum. He is a graduate of Georgetown University Law Center, and he holds a bachelor’s degree in business administration from the University of Colorado, Boulder.

Skills and Qualifications
Mr. Walton brings broad-based and valuable international legal and regulatory experience gained from his work on complex, international financial transactions.
Mr. Walton has a strong history and familiarity with our company and its retail operations and global businesses. He also brings valuable leadership and financial insights gained from his entrepreneurial experiences and investments.

20	2019 Proxy Statement

Proposal No. 1 Election of Directors

Board Refreshment and Succession Planning

The NGC is responsible for identifying and evaluating potential director candidates, for reviewing the composition of the Board and Board committees, and for making recommendations to the full Board on these matters. Throughout the year, the NGC actively engages in Board succession planning, taking into account the following considerations:

●	Input from Board discussions and from the Board and Board committee evaluation process regarding the specific backgrounds, skills, and experiences that would contribute to overall Board and Board committee effectiveness; and
●	The future needs of the Board and Board committees in light of the Board’s tenure policies, Walmart’s long-term strategy, and the skills and qualifications of directors who are expected to retire in the future.

1	Director Tenure Policies	Allow Board to anticipate future Board turnover

The Board believes that a mix of longer-tenured directors and newer directors with fresh perspectives contributes to an effective Board. In order to promote thoughtful Board refreshment, the Board has adopted the following retirement policies for Independent Directors, as set forth in Walmart’s Corporate Governance Guidelines:

Term Limit: Independent Directors are expected to commit to at least six years of service and may not serve for more than 12 years.

Retirement Age: Unless they have not yet completed their initial six-year commitment, Independent Directors may not stand for re-election after age 75.

2	Board/ Committee Evaluations	Identify skill sets that would enhance Board effectiveness
3	Director Recruitment	Identify top director talent with desired background and skill sets
4	Director Onboarding	Tailored onboarding enables new directors to learn our business and contribute quickly

The Board may make exceptions to these retirement policies if circumstances warrant. For example, the Board could extend the term limit or retirement age for an individual director with particular skills or qualifications that are valuable to the Board’s effectiveness until a suitable replacement is found. Similarly, an Independent Director may retire before serving 12 years in order to stagger turnover on the Board or a Board committee. The Board believes these policies provide discipline to the Board refreshment process and have resulted in a diverse Board with an effective mix of skills, experiences, and tenures, as shown on page 11.

The NGC engages a third-party consultant to assist it with the Board refreshment process and to help cultivate a continuous pipeline of potential future director candidates. As a part of the process of identifying potential director candidates, the NGC may also consult with other directors and senior officers. If the NGC decides to proceed with further consideration of a potential candidate, the Chair of the NGC and other members of the NGC, as well as other members of the Board, may interview the candidate. The NGC then may recommend that the full Board appoint or nominate the candidate for election to the Board. Mr. Conde was appointed to the Board in February 2019 and is standing for election for the first time at the 2019 Annual Shareholders’ Meeting. Mr. Conde was initially identified as a potential director candidate by the NGC’s third-party consulting firm, and his nomination was the result of the process outlined above.

21

Corporate Governance

Effective corporate governance is essential for maximizing long-term value creation for our shareholders. Our beliefs have been grounded in a values-based ethically led organization, and it’s this foundation that continues to influence our decisions and leadership.

Our governance structure is set forth in our Corporate Governance Guidelines and other key governance documents. These guidelines are reviewed at least annually and updated as appropriate in response to evolving best practices, regulatory requirements, feedback from our annual Board evaluations, and recommendations made by our shareholders, all with the goal of supporting and effectively overseeing our ongoing strategic transformation.

Corporate Governance Highlights

Our strong corporate governance practices demonstrate our Board’s commitment to enabling an effective structure to support the successful oversight of our strategy.

Board Independence

●	Majority Independent Board
●	Lead Independent Director
●	Governance Committees are Fully Independent

Other Board and Board Committee Practices

●	Separate Chair and CEO
●	Risk Oversight
●	Oversight of Political and Social Engagement
●	Robust Stock Ownership Guidelines
●	No Hedging and Restrictions on Pledging
●	No Employment Agreements with NEOs
●	No Change-in-Control Provisions

Board Performance

●	Board Oversight of Company Strategy
●	Robust Board Evaluations
●	Extensive Shareholder Engagement
●	Commitment to Board Refreshment and Succession Planning
●	Focus on Management Succession Planning

Shareholder Rights

●	Market Standard Proxy Access Right
●	Shareholder Right to Call Special Meetings
●	No Poison Pill
●	No Supermajority Voting Requirements
●	Annual Election of All Directors
●	Majority Voting for Director Elections

The Board’s Year in Strategy and Governance

The Board’s activities are structured to oversee Walmart’s strategy and to provide advice and counsel to management. The Board, working closely with the executive management team, has committed to important initiatives to better serve our customers and pursue our key objectives of making every day easier for busy families, sharpening our culture and becoming more digital, operating with discipline, and making trust a competitive advantage.

Over the past year, and among other matters, the Board was involved in these governance and board strategy-level discussions and actions:

✓Acquisition of majority stake in Flipkart, an eCommerce marketplace based in India with an ecosystem including eCommerce platforms of Flipkart, Myntra, and Jabong
✓Ongoing expansion of same-day online grocery pickup locations to more than 2,100 in the U.S. as of January 31, 2019
✓Ongoing review of our international portfolio of operations
✓Appointed Tom Horton as our new Lead Independent Director
✓Onboarded two new directors during fiscal 2019 and appointed a new director since our last annual shareholders’ meeting

22	2019 Proxy Statement

Corporate Governance

Board Structure and Effectiveness

Board Leadership Structure

The leadership structure of our Board is designed to promote robust oversight, independent viewpoints, and the promotion of the overall effectiveness of the Board. The Board annually reviews its leadership structure as part of the process described on page 21. As discussed on page 91, approximately 50% of our company’s Shares are held by members of the family of Sam Walton, our company’s founder. Three generations of Walton family members have served on our Board, which demonstrates the Walton family’s interest in and commitment to the long-term success of our company. Despite their substantial ownership in the company, the members of the Walton family traditionally have held only three seats on our Board. While the NYSE Listed Company Rules provide exemptions from independence requirements for controlled companies, Walmart has not and has no plans to rely on any of those governance exemptions because we believe it is important to have a majority independent board.

Our current Board leadership structure consists of:

Non-Executive Chairman Greg Penner	Lead Independent Director Tom Horton	President and CEO Doug McMillon
Primary Responsibilities ●Presides over meetings of the Board and shareholders ●Focuses on Board oversight and governance matters ●Provides advice and counsel to the CEO ●Agenda review process	Primary Responsibilities ●Liaison between Independent Directors and Chairman ●Agenda review process ●Board and Board committee development and evaluation ●Shareholder engagement	Primary Responsibilities ●Leadership of Walmart’s complex global business ●Implements strategic initiatives ●Development of robust management team

We have separated the Chairman and CEO roles since 1988. By separating these roles, our CEO is able to focus on executing our strategy and managing Walmart’s complex daily operations, and our Chairman, who is an Outside Director, can devote his time and attention to matters of Board oversight and governance.

We have had a Lead Independent Director since 2004. The role of the Lead Independent Director is designed to enhance the candor and communication between the independent members of the Board, the Chairman, and the CEO. Our Lead Independent Director is appointed annually by the independent members of the Board and has a robust set of responsibilities, including:

●	presiding over executive private sessions of the Outside Directors and the Independent Directors;
●	authority to call meetings of the directors, including separate meetings of the Outside Directors and the Independent Directors; and
●	is available, when appropriate, for consultation with major shareholders.

Mr. Horton became our Lead Independent Director immediately following our 2018 Annual Shareholders’ Meeting. In addition to his role as Lead Independent Director, Mr. Horton also serves as the Chair of the NGC, which means he also oversees the annual Board evaluation process and actively participates in the work related to overall Board effectiveness, including Board development, succession planning, and refreshment.

23

Corporate Governance

Board Committee Chairs: Our Board committees play a critical role in the oversight of our governance and strategy, and each Board committee has access to management and the authority to retain independent advisors as it deems appropriate. Each of the governance-related Board committees, as well as our Strategic Planning and Finance Committee, is led by an independent chair.

Governance Committees			Strategy Committees
Audit	Compensation and Management Development	Nominating and Governance	Strategic Planning and Finance	Technology and eCommerce

Tim Flynn Independent Chair	Steve Reinemund Independent Chair	Tom Horton Independent Chair	Sarah Friar Independent Chair	Steuart Walton Chair

Board Committees

To enhance the effectiveness of the Board’s risk oversight function, the Board regularly reviews its committee structure and committee responsibilities to ensure that the Board has an appropriate committee structure focused on matters of strategic and governance importance to Walmart. When possible, Independent Directors are appointed to serve on at least one strategy committee and one governance committee. Currently, the Board has seven standing committees, which are described below. In addition to the duties described below, our Board committees perform the risk oversight functions described on page 30.

Strategic Planning and Finance Committee
3 meetings during fiscal 2019

Primary Responsibilities ●Reviews global financial policies and practices and reviews and analyzes financial matters, acquisition and divestiture transactions ●Oversees long-range strategic planning ●Reviews and recommends a dividend policy to the Board ●Reviews the preliminary annual financial plan and annual capital plan to be approved by the Board, as well as the company’s capital structure and capital expenditures	5	Sarah Friar, Chair	Carla Harris
	Members	Steve Easterbrook Tom Horton	Rob Walton
		All five members have global or international business experience	Two members have retail experience
		All five members have senior leadership experience	Four members have finance, accounting or reporting experience
		Three members have regulatory, legal, or risk management experience	One member has technology or eCommerce experience

24	2019 Proxy Statement

Corporate Governance

Technology and eCommerce Committee
4 meetings during fiscal 2019#

Primary Responsibilities ●Reviews matters relating to information technology, eCommerce, and innovation and oversees the integration of Walmart’s information technology, eCommerce, and innovation efforts with Walmart’s overall strategy ●Reviews and provides guidance regarding trends in technology and eCommerce and monitors overall industry trends	5	Steuart Walton, Chair	Marissa Mayer
	Members	Cesar Conde Tim Flynn	Steve Reinemund
		All five members have global or international business experience	Two members have technology or eCommerce experience
		Four members have senior leadership experience	Three members have marketing or brand management experience
		One member has finance, accounting or reporting experience	Two members have regulatory, legal, or risk management experience
#	Includes one joint meeting of the Technology and eCommerce Committee and the Audit Committee.

Audit Committee
12 meetings during fiscal 2019#

Primary Responsibilities
●Reviews the financial statements and oversees the financial reporting policies, procedures, and internal controls
●Responsible for the appointment, compensation, retention, and oversight of the independent accountants
●Pre-approves audit, audit-related, and non-audit services to be performed by Walmart’s independent accountants
●Reviews and approves any related person transactions and other transactions subject to our Transaction Review Policy
●Reviews risk assessment and risk management process and policies, processes and procedures regarding compliance with applicable laws and regulations, as well as Global Statement of Ethics and Code of Ethics for the CEO and Senior Financial Officers
●Oversees internal investigatory matters, including the internal investigation into alleged violations of the FCPA and other investigatory matters**
●Oversees Walmart’s enhanced global ethics and compliance program
●Oversees the company’s internal audit function
3	Tim Flynn, Chair	Sarah Friar
Members		Tom Horton
	All three members have global or international business experience	All three members have senior leadership experience
	All three members have finance, accounting or reporting experience	Two members have regulatory, legal, or risk management experience
One member has technology or eCommerce experience
*

Independence and financial literacy: The Board has determined that each member of the Audit Committee is independent as defined by the Exchange Act, the SEC’s rules, and the NYSE Listed Company Rules. Each Audit Committee member named above is financially literate as required by NYSE Listed Company Rules, and each is an “audit committee financial expert” as defined in the SEC’s rules.

**	For more information about the Audit Committee’s role with respect to the FCPA investigation, see “Director Compensation” on page 39.
#	Includes one joint meeting of the Technology and eCommerce Committee and the Audit Committee.

25

Corporate Governance

Compensation and Management Development Committee
7 meetings during fiscal 2019

Primary Responsibilities
●In consultation with the CEO, approves compensation of Executive Officers other than the CEO, and reviews compensation of other senior officers
●Reviews and approves the compensation of the CEO and recommends to the Board the compensation of the Outside Directors
●Sets performance measures and goals and verifies the attainment of performance goals under our incentive compensation plans
●Reviews compensation and benefits matters
●Oversees the management development, succession planning, and retention practices for Executive Officers and senior leaders
●Oversees culture, diversity and inclusion initiatives
4	Steve Reinemund, Chair	Carla Harris
Members	Steve Easterbrook	Marissa Mayer
	All four members have global or international business experience	Two members have finance, accounting or reporting experience
	All four members have senior leadership experience	One member has regulatory, legal, or risk management experience
	Three members have marketing or brand management experience	One member has retail experience
One member has technology or eCommerce experience
*	Independence: The Board has determined that each member of the CMDC is independent as defined by the Exchange Act, the SEC’s rules, and the NYSE Listed Company Rules; is an outside director as defined in Section 162(m) of the Internal Revenue Code; and is a “non-employee director” as defined in the SEC’s rules.

Nominating and Governance Committee
5 meetings during fiscal 2019

Primary Responsibilities ●Oversees corporate governance issues and makes recommendations to the Board ●Identifies, evaluates, and recommends candidates for nomination to the Board ●Reviews and makes recommendations to the Board regarding director independence ●Reviews and advises management on social, community, and sustainability initiatives, as well as legislative affairs and public policy engagement	3	Tom Horton, Chair	Carla Harris
	Members		Steve Reinemund
		All three members have global or international business experience	Two members have finance, accounting or reporting experience
		All three members have senior leadership experience	Two members have regulatory, legal, or risk management experience
One member has marketing or brand management experience
*	Independence: The Board has determined that each member of the NGC is independent as defined by the NYSE Listed Company Rules.

26	2019 Proxy Statement

Corporate Governance

The remaining two standing committees of the Board are responsible for various administrative matters.

Global Compensation Committee
2 meetings during fiscal 2019

Primary Responsibilities ●Administers Walmart’s equity and cash incentive compensation plans for associates who are not directors or Executive Officers	3	Doug McMillon, Chair	Greg Penner
	Members		Rob Walton

Executive Committee
1 meeting* during fiscal 2019

Primary Responsibilities ●Implements policy decisions of the Board ●Acts on the Board’s behalf between Board meetings	4	Doug McMillon, Chair	Greg Penner
	Members	Tom Horton	Rob Walton
*	The Executive Committee acted by unanimous written consent 10 times during fiscal 2019. The Board reviewed and ratified all unanimous written consents of the Executive Committee during fiscal 2019.

Governing Documents

In addition to our Corporate Governance Guidelines, each standing committee of the Board has a written charter, which defines the roles and responsibilities of the Board committee. The Board committee charters and the Corporate Governance Guidelines provide the overall framework for our corporate governance practices. The NGC and the Board review the Corporate Governance Guidelines, and the NGC, the Board, and each Board committee review the Board committee charters at least annually to determine whether any updates or revisions to these documents may be necessary or appropriate.

27

Corporate Governance

Board Evaluations

The Board is committed to a robust Board evaluation process as an important tool for promoting effectiveness and continuous improvement. The Board engaged a third-party consulting firm in fiscal 2019 to bring an outside perspective to the evaluation process.

Our Board Evaluation Process

1	Questionnaires	Topics covered include, among others:

Each director completes a detailed questionnaire.
●The effectiveness of the Board’s leadership structure and the Board committee structure;
●Board and committee skills, composition, diversity, and succession planning;
●Board culture and dynamics, including the effectiveness of discussion and debate at Board and committee meetings;
●The quality of Board and committee agendas and the appropriateness of Board and committee priorities; and
●Board/management dynamics, including the quality of management presentations and information provided to the Board and committees.

2	Interviews

Individual director interviews – Each director participates in a confidential, open-ended, one-on-one interview to solicit input and perspective on Board and Board committee effectiveness.

Senior management interviews – Members of Walmart’s senior executive team also participate in confidential, one-on-one interviews designed to solicit management’s perspective on the Board’s effectiveness, engagement, and the dynamic between the Board and management.

3	Action Items These evaluations have consistently found that the Board and Board committees are operating effectively.

Over the past few years, this evaluation process has contributed to various refinements in the way the Board and  Board committees operate, including:

●Reducing the size of the Board to promote engagement and input into our strategic decision-making;
●Changing the Board committee structure to create a separate Compensation and Management Development Committee and a Nominating and Governance Committee;
●Changing committee assignments so that Independent Directors generally sit on one “strategy” committee and one “governance” committee;
●Ensuring that Board and committee agendas are appropriately focused on strategic priorities and provide adequate time for director input;
●Additional responsibilities for our Lead Independent Director, including active participation in the agenda-setting process for the Board and Board committees; and
●Increased focus on continuous Board succession planning and refreshment, including engaging a third-party consulting firm to help further develop our robust long-term director candidate pipeline.

28	2019 Proxy Statement

Corporate Governance

Director Onboarding and Engagement

All directors are expected to invest the time and energy required to quickly gain an in-depth understanding of our business and operations in order to enhance their strategic value to our Board. We develop tailored onboarding plans for each new director. Shortly after joining our Board, each new director has “learn the business” meetings with the leaders of key operational and corporate support functions. Occasionally, a Board meeting is held at a location away from our home office, usually in a market in which we operate. In connection with these Board meetings, our directors learn more about the local business market through meetings with our business leaders in these markets, visits to our stores and other facilities in the local market, and visits to the stores of our competitors. We also typically hold one Board meeting per year at one of our eCommerce offices, where our Board members participate in intensive sessions focused on our eCommerce strategies and operations.

Our Board members are also expected to participate in other company activities and engage directly with our associates at a variety of events throughout the year. Examples of activities and events that members of our Board have participated in include:

●	attending Walmart leadership meetings and traveling with senior business leaders on trips to domestic and international markets;
●	attending a summit of our CFOs from our worldwide markets;
●	attending a summit of our controllers from our worldwide markets;
●	touring facilities with our compliance associates;
●	speaking at various culture, diversity and inclusion events held at our home office in Bentonville, Arkansas and other locations; and
●	attending and speaking at meetings of Walmart business segments, divisions, and corporate support departments.

Board Meetings and Director Attendance

The Board held a total of six meetings during fiscal 2019. The Outside Directors and Independent Directors met regularly in separate executive sessions, with the Lead Independent Director presiding over those sessions. As a whole, during fiscal 2019, our directors attended approximately 95% of the aggregate number of Board meetings and meetings of Board committees on which they served.

Under our Board policy, all directors are expected to attend the company’s annual shareholders’ meetings. While the Board understands that there may be situations that prevent a director from attending an annual shareholders’ meeting, the Board encourages all directors to make attendance at all annual shareholders’ meetings a priority.

Ten Board members attended the 2018 Annual Shareholders’ Meeting, including 9 of the 11 director nominees named in this proxy statement who were members of the Board or director nominees at the time of the 2018 Annual Shareholders’ Meeting.

Key Board Responsibilities

The Board’s Strategic Oversight Role

Walmart is operating in a rapidly changing retail environment. Shifts in market fundamentals, technology, and customer preferences require significant Board engagement with our strategy. As Walmart continues to transform its business, the Board works with management to respond to a dynamically changing environment. Given the iterative nature of this transformation, the Board’s oversight over strategy is a continuous process. Throughout the year, the Board and its committees provide oversight and guidance to management regarding a variety of strategic matters, and strategic discussions are embedded in every Board and Board committee meeting.

While the Board and its committees oversee our strategic planning process, management is responsible for executing our strategy. The Board receives regular updates and engages actively with our senior management team regarding key strategic initiatives, technology updates, competitive and economic trends, and other developments. In addition, certain Board meetings are enhanced with “hands-on” experiences, such as visits to our stores and other facilities or technology demonstrations.

The Board’s oversight and our management’s execution of our business strategy are intended to help promote the creation of long-term stockholder value in a sustainable manner, with a focus on assessing both potential opportunities available to us and risks that we might encounter.

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The Board’s Role in Risk Oversight

Taking reasonable and responsible risks is an inherent part of Walmart’s business and is critical to our continued innovation, growth, and achievement of our strategic objectives. The Board and the Board committees actively oversee and monitor the management of the most significant risks that could impact our company. The Board does not view risk in isolation, but instead considers risk in conjunction with its oversight of Walmart’s strategy and operations.

Walmart identifies, assesses, and assigns responsibility for managing risks through its annual enterprise risk assessment process, other internal processes, and internal control environment. The Board, Board committees, and management coordinate risk oversight and management responsibilities in a manner that we believe serves the long-term interests of our company and our shareholders through established periodic reporting and open lines of communication.

Board Oversight
●Has primary responsibility for overseeing risk management
●Evaluates and approves strategic objectives and defines risk tolerance
●Delegates certain risk management oversight responsibilities to Board committees
●Receives regular reports from Board committee chairs and management regarding risk-related matters

Technology and eCommerce Committee	Strategic Planning and Finance Committee	Audit Committee
Key risks overseen	Key risks overseen	Key risks overseen
●Integration of information technology, eCommerce, and innovation efforts with overall strategy ●Emerging trends in technology and eCommerce	●Financial status and financial matters, including capital expenditures, annual financial plans and dividend policies ●Long-range strategic plans ●Potential acquisitions and divestitures
●Overall risk identification, monitoring, and mitigation processes and policies
●Financial statements, systems and reporting
●Legal, ethics and compliance
●Information systems, information security, and cybersecurity
●Related person transactions
●Internal investigatory matters

Compensation and Management Development Committee	Nominating and Governance Committee
Key risks overseen	Key risks overseen
●Senior executive compensation ●Senior executive succession planning	●Corporate governance ●Director succession planning ●Social, community, sustainability and charitable giving initiatives ●Legislative affairs and public policy engagement strategy

Strategic and Operational Management Committees	Legal, Regulatory and Compliance Risk Management Committees	Financial Risk Management Committees	Enterprise Risk Management	Global Audit Services

Management Oversight Management is responsible for enterprise risk assessment and day-to-day management of risks. Management considers risks in categories including, but not limited to, the following:
●Strategic Risk ●Reputational risk		●Financial risk ●Legal, regulatory, and compliance risk	●Operational risk, including information systems, information security, and cybersecurity

Additional information regarding the roles and responsibilities of our Board committees can be found under “Board Committees” beginning on page 24.

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Management Development and Succession Planning

Our Board places a high priority on senior management development and succession planning. The CMDC has primary responsibility for executive succession planning, and senior management development is a regular topic on the agendas for meetings of the CMDC.

At these meetings, the members of our CMDC, in consultation with our CEO, our Executive Vice President – Global People, and others as the CMDC may deem appropriate, engage in comprehensive deliberations regarding the development and evaluation of current and potential senior leaders, as well as the development of executive succession plans, including succession plans for our CEO position. This process has contributed to two successful CEO transitions since 2009. The Board has also adopted a CEO succession planning process to address unanticipated events and emergency situations.

Board’s Oversight of Culture and Human Capital Management

Our human capital management and talent development efforts go well beyond the senior management level. We believe that retail can be a powerful engine for economic mobility, and we are committed to a respectful, rewarding, diverse and inclusive work environment that allows our associates to develop the skills they need for success. The Board and the CMDC provide oversight and guidance on workforce development, compensation, benefits, recruiting and retention, and culture, diversity and inclusion. We continue to invest in our associates’ wages and training, and recently enhanced our leave and paid-time-off benefits. We believe that these actions have resulted in a more engaged and effective workforce that is better equipped to serve our customers in today’s rapidly changing retail environment.

Board Oversight of Legislative Affairs, Public Policy Engagement, Charitable Giving, and Sustainability

The NGC reviews and advises management regarding the company’s legislative affairs and public policy engagement strategy, as well as the company’s charitable giving strategy and other social, community, and sustainability initiatives. Walmart engages in the political process when we believe that doing so will serve the best interests of the company and our shareholders. Walmart is committed to engaging in the political process as a good corporate citizen and in a manner that complies with all applicable laws. Over the years, Walmart has provided greater transparency regarding the company’s political engagement. Since 2015, we have compiled lobbying disclosure information from our U.S. state-level public filings and presented them on our corporate website, and since 2016 we have also disclosed on our corporate website the lobbying expense from our public filings at the U.S. federal level. Walmart’s Government Relations Policy is available at http://corporate.walmart.com/policies.

Environmental, Sustainability, and Governance Report

Since 2007, our company has prepared and produced a report describing our company’s progress and initiatives regarding sustainability and other environmental, social, and governance (“ESG”) matters. For the most recent information regarding Walmart’s ESG initiatives and related matters, please visit the “ESG Investors” section of our corporate website.

Shareholder Outreach and Engagement

We recognize the value of listening to the views of our shareholders, and the relationship with our shareholders is an integral part of our corporate governance practices. We conduct shareholder outreach throughout the year to ensure that management and the Board understand and consider the issues of importance to our shareholders and are able to address them appropriately.

Senior leaders and subject matter experts from the company meet regularly with representatives at many of our top institutional shareholders and periodically with leading proxy advisory firms to discuss Walmart’s strategy, governance practices, executive compensation, compliance programs, and other ESG related matters. Members of our Board participate from time to time in these meetings. Management reports regularly to the CMDC and NGC about these meetings, including feedback on these diverse topics and perspectives shared by our shareholders.

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We continued this program of shareholder engagement during fiscal 2019, in addition to our customary participation at industry and investment community conferences, investor road shows, and analyst meetings. We also have incorporated into this proxy statement some of the feedback we received during these meetings. We also respond to individual shareholders who provide feedback about our business. We have had success engaging with parties to understand shareholder concerns and reach resolutions on issues that are in the best interests of our shareholders, and we remain committed to these ongoing initiatives.

Active Ongoing Shareholder Engagement
●Board members, senior leaders and/or subject matter experts actively solicit feedback from our large shareholders on strategy, governance, compensation, and other topics. During fiscal 2019, we engaged with a majority of our 50 largest institutional shareholders, representing more than 410 million Shares.
●The CMDC and NGC receive regular reports on this engagement.
●We welcome feedback from all shareholders, who can contact our Global Investor Relations team by:

calling 1-479-273-6463	emailing IRinqu@wal-mart.com	using Walmart’s Global Investor Relations app, available for free in iTunes and Google Play	visiting http://stock.walmart.com

Communicating with the Board

The Board welcomes feedback from shareholders and other interested parties. There are a number of ways that you can contact the Board or individual members of the Board.

Via mail:	Via email:

Name of Director(s) or Board of Directors c/o Gordon Y. Allison,
Senior Vice President, Office of the Corporate Secretary, Chief Counsel for Finance and Corporate Governance, Walmart Inc.
702 Southwest 8th Street
Bentonville, Arkansas 72716-0215

●the entire Board at directors@wal-mart.com;
●the Independent Directors at Independent.Directors@wal-mart.com;
●the Outside Directors at nonmanagementdirectors@wal-mart.com; or
●any individual director, at the full name of the director as listed under “Proposal No. 1 – Election of Directors” followed by “@wal-mart.com.” For example, our Chairman, Gregory B. Penner, may be reached at gregorybpenner@wal-mart.com.

We receive a large volume of correspondence regarding a wide range of subjects each day, including correspondence relating to ordinary store operations and merchandise in our stores. As a result, our individual directors are often not able to respond to all communications directly. Therefore, the Board has established a process for managing communications to the Board and individual directors.

Communications directed to the Board or individual directors are reviewed to determine whether, based on the facts and circumstances of the communication, a response on behalf of the Board or an individual director is appropriate. If a response on behalf of the Board or an individual director is appropriate, Walmart management may assist the Board or individual director in gathering all relevant information and preparing a response. Communications related to day-today store operations, merchandise, and similar matters are typically directed to an appropriate member of management for a response. Walmart maintains records of communications directed to the Board and individual directors, and these records are available to our directors at any time upon request.

Shareholders wishing to recommend director candidates for consideration should do so in writing to the address above. The recommendation should include the candidate’s name and address, a resume or curriculum vitae that demonstrates the candidate’s experience, skills, and qualifications, and other relevant information for the Board’s consideration. All director candidates recommended by shareholders will be evaluated by the NGC on the same basis as any other director candidates.

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Board Processes and Practices

How We Determine Director Independence

Our Board is committed to ensuring its membership consists of the right mix of skill sets in light of Walmart’s strategy, the Board’s tenure policies, and the Board’s desire to maintain at all times a majority of directors who are independent in accordance with the NYSE Listed Company Rules. Historically, three members of the Walton family have been members of our Board, and the NGC and the Board believe this is appropriate in light of the Walton family’s significant and long-term Share ownership. Our CEO also serves on the Board, and our former CEOs have historically served on the Board for a period of time after they retire. Our incoming CEOs have supported this practice and we believe this practice has contributed to successful CEO transitions during our company’s history. Consistent with our Board’s commitment to independent Board oversight, the Board generally seeks to fill the remaining Board seats with directors who are independent as defined in the NYSE Listed Company Rules.

In making independence determinations, the Board complies with all NYSE criteria, and with respect to Board committee membership, certain SEC criteria, and considers all relevant facts and circumstances. Under the NYSE Listed Company Rules, to be considered independent:

●	the director must not have a disqualifying relationship, as described in the NYSE Listed Company Rules; and
●	the Board must affirmatively determine that the director otherwise has no direct or indirect material relationship with our company.

The Board has adopted materiality guidelines that it considers and uses to aid in the director independence determination process. While not determinative of independence, these guidelines identify the following categories of relationships that the Board has determined will generally not affect a director’s independence.

Materiality Guideline	Description
Ordinary Retail Transactions	The director, an entity with which a director is affiliated, or one or more members of the director’s immediate family, purchased property or services from Walmart in retail transactions on terms generally available to Walmart associates during Walmart’s last fiscal year.
Immaterial Ownership	The director or one or more members of the director’s immediate family owns or has owned during the entity’s last fiscal year, directly or indirectly, 5% or less of an entity that has a business relationship with Walmart.
Immaterial Transactions	The director or one or more members of the director’s immediate family owns or has owned during the entity’s last fiscal year, directly or indirectly, more than 5% of an entity that has a business relationship with Walmart so long as the amount paid to or received from Walmart during the entity’s last fiscal year accounts for less than $1,000,000 or, if greater, 2% of the entity’s consolidated gross revenues for that entity’s last fiscal year.

The director or a member of the director’s immediate family is or has been during the entity’s last fiscal year an executive officer or employee of an entity that made payments to, or received payments from, Walmart during the entity’s last fiscal year that account for less than $1,000,000 or, if greater, 2% of the entity’s consolidated gross revenues for that entity’s last fiscal year.
Immaterial Positions	The director or one or more members of the director’s immediate family is a director or trustee or was a director or trustee (but not an executive officer or employee) of an entity during the entity’s last fiscal year that has a business or charitable relationship with Walmart and that made payments to, or received payments from, Walmart during the entity’s last fiscal year in an amount representing less than $5,000,000 or, if greater, 5% of the entity’s consolidated gross revenues for that entity’s last fiscal year.

Walmart paid to, employed, or retained one or more members of the director’s immediate family for compensation not exceeding $120,000 during Walmart’s last fiscal year.
Immaterial Benefits	The director or one or more members of the director’s immediate family received from Walmart, during Walmart’s last fiscal year, personal benefits having an aggregate value of less than $5,000.

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In April 2019, the Board and the NGC conducted their annual review of directors’ relationships that may be relevant to independence, based on the directors’ responses to questionnaires soliciting information regarding their direct and indirect relationships with the company (and the directors’ immediate family members’ direct and indirect relationships with the company) and due diligence performed by management regarding any transactions, relationships or arrangements between the company and the directors or parties related to the directors.

As a result of this review, the Board has affirmatively determined that the following directors are Independent Directors under the general independence definition in the NYSE Listed Company Rules: Cesar Conde; Stephen J. Easterbrook; Timothy P. Flynn; Sarah J. Friar; Carla A. Harris; Thomas W. Horton; Marissa A. Mayer; and Steven S Reinemund. In addition, the Board determined that the currently serving members of the Audit Committee and the CMDC meet the heightened independence standards for membership on those Board committees under the NYSE Listed Company Rules, the Exchange Act, and the SEC’s rules. With respect to the portion of fiscal 2019 during which they served on the Board, the Board also determined that James I. Cash, Jr., and Kevin Y. Systrom, who did not stand for re-election at the 2018 Annual Shareholders’ Meeting and, therefore, ceased to be directors of Walmart on May 30, 2018, were independent and that Dr. Cash met the heightened independence standards under the NYSE Listed Company Rules and the SEC’s rules for audit committee membership, and Mr. Systrom met the heightened independence standards under the NYSE Listed Company Rules and SEC’s rules for compensation committee membership.

In making its determination as to the independence of our Independent Directors, the Board considered whether any relationship between a director and Walmart is a material relationship based on the materiality guidelines discussed above, the facts and circumstances of the relationship, the amounts involved in the relationship, the director’s interest in such relationship, if any, and such other factors as the Board, in its judgment, deemed appropriate. In each case, the Board found the relationship with our Independent Directors to be immaterial to the director’s independence. The types of relationships considered by the Board are noted below:

Relationship Type	Director
Immaterial Ownership: The director or the director’s immediate family member directly or indirectly owned 5% or less of, but was not a director, officer, or employee of, an entity that has a business relationship with Walmart	Mr. Conde
Ms. Mayer
Immaterial Transactions and Immaterial Ownership: The director was an officer and less than 5% equity owner of an entity that has a business relationship with Walmart	Mr. Conde
Mr. Easterbook
Ms. Friar
Ms. Harris
Mr. Systrom
Immaterial Transactions and Immaterial Ownership: Immediate family members of the director were employees or officers and less than 5% equity owners of entities that have a business relationship with Walmart	Mr. Conde
Mr. Easterbrook
Mr. Flynn
Ms. Friar
Mr. Horton
Mr. Reinemund
Mr. Systrom
Immaterial Transactions: The director either directly or indirectly owned more than 5% of an entity that has a business relationship with Walmart	Dr. Cash
Immaterial Positions and Immaterial Ownership: The director was either a director or trustee of and less than 5% equity owner of an entity that has a business relationship with Walmart	Dr. Cash
Mr. Conde
Mr. Easterbrook
Mr. Flynn
Ms. Friar
Mr. Horton
Mr. Reinemund
Immaterial Position: Walmart employed a member of the director’s immediate family for compensation not exceeding $120,000 during Walmart’s last fiscal year	Ms. Harris

The aggregate amounts involved in each of the relationships and transactions described in the preceding table were either: (i) less than $1 million; or (ii) if greater than $1 million, then the aggregate amounts involved were less than 2% of the consolidated gross revenues for the entity’s last fiscal year, with the exception of certain relationships involving Mr. Conde and Mr. Reinemund.

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Mr. Conde serves as a member of the board of directors of a Walmart supplier that received payments from Walmart during the entity’s last fiscal year that accounted for more than 5% of the entity’s consolidated gross revenues for its last fiscal year. The Board determined that this relationship was immaterial to Mr. Conde’s independence because, in his capacity as a member of the board of directors of the entity: (i) Mr. Conde is not and was not involved in any sales or marketing of products to Walmart; and (ii) he does not and has not received any material direct or indirect economic benefit from the relationship between Walmart and the entity. The payments by Walmart to the entity were for products in the ordinary course of business, and Walmart has had a relationship with this entity since a time prior to Mr. Conde’s membership on the board of this entity.

Immediate family members of Mr. Reinemund are or were employed by and had a less than 5% ownership interest in (but are not and were not executive officers of) a Walmart supplier or vendor that received payments from Walmart during the entity’s last fiscal year that accounted for more than 2% of the entity’s consolidated gross revenues for that entity’s last fiscal year. The Board determined these relationships were immaterial to Mr. Reinemund’s independence because in each case neither Mr. Reinemund nor his immediate family member: (i) is or was an executive officer of the entity; (ii) has or had a material direct or indirect economic interest in the transactions between the entity and Walmart; or (iii) had advancement within or continued employment with such entity based on the marketing or sale of the entity’s goods or services to Walmart. Further, the payments made by Walmart to the entities, or by the entities to Walmart, were for various products and services in the ordinary course of business, and Walmart has had a relationship with these entities since a time prior to Mr. Reinemund’s immediate family members’ employment with these entities.

The Board does not believe S. Robson Walton, Gregory B. Penner, or Steuart L. Walton have any relationships with Walmart that would disqualify them from being considered independent under the NYSE Listed Company Rules. However, the Board has deferred its determination as to their independence. If the Board had made such an independence determination, then 11 of 12 of our director nominees, or approximately 92%, would have been independent.

In addition, although the Walton family holds approximately 50% of our company’s Shares, we have not and do not plan to rely on any of the exemptions from certain board independence requirements available to controlled companies under the NYSE Listed Company Rules. Our Board is committed to maintaining a majority independent Board and believes that this independence ensures robust oversight, independent viewpoints, and promotes the Board’s overall effectiveness.

The Board and the NGC concluded that each of the Independent Directors does not currently have, and has not had during any pertinent period, any relationship that: (i) constitutes a disqualifying relationship under the NYSE Listed Company Rules; (ii) otherwise compromises the independence of such directors; or (iii) otherwise constitutes a material relationship between Walmart and the director.

Related Person Transaction Review Policy

The Board has adopted a written policy applicable to all Walmart officers who serve as executive vice presidents or above; all directors and director nominees; all shareholders beneficially owning more than five percent of Walmart’s outstanding Shares; and the immediate family members of each of the preceding persons (collectively, the “Covered Persons”). Any entity in which a Covered Person has a direct or indirect material financial interest or of which a Covered Person is an officer or holds a significant management position (each a “Covered Entity”) is also covered by the policy. The Transaction Review Policy applies to any transaction or series of similar or related transactions in which a Covered Person or Covered Entity has a direct or indirect material financial interest and in which Walmart is a participant (each, a “Covered Transaction”).

Under this Transaction Review Policy, each Covered Person is responsible for reporting to Walmart’s chief audit executive any Covered Transactions of which he or she has knowledge. Walmart’s chief audit executive, with the assistance of other appropriate Walmart personnel, reviews each Covered Transaction and submits the results of this review to the Audit Committee. The Audit Committee reviews each Covered Transaction and either approves or disapproves the transaction. To approve a Covered Transaction, the Audit Committee must find that:

●	the substantive terms and negotiation of the Covered Transaction are fair to Walmart and its shareholders and the substantive terms are no less favorable to Walmart and its shareholders than those in similar transactions negotiated at an arm’s-length basis; and

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●	if the Covered Person is a director or officer of Walmart, he or she has otherwise complied with the terms of Walmart’s Global Statement of Ethics as it applies to the Covered Transaction.

Related Person Transaction Process

The following chart shows our process for identification and disclosure of related person transactions.

Related Person Transaction Determinations

Walmart’s Legal Department conducts an annual review and determination of related person transactions

The related person transaction is presented for Audit Committee review and approval or ratification

Director Independence Determinations

Nominating and Governance Committee and Board conduct annual determination of director independence, considering the directors’ (and their immediate family members’) direct and indirect relationships with the company

Proxy Statement Disclosure Annual disclosures published in our proxy statement as required by SEC rules (including required related person transaction disclosures)
Information sources: ●Annual Director, Executive Officer, and Principal Shareholder Questionnaires ●Schedule 13G Filings ●Section 16 Reporting ●Management due diligence reviews	Information sources: ●Annual Director, Executive Officer, and Principal Shareholder Questionnaires ●Management due diligence reviews

Fiscal 2019 Review of Related Person Transactions

Our company’s Legal Department has developed and implemented processes and controls for identifying and obtaining information about proposed or existing transactions between the company and our directors, Executive Officers, principal shareholders, their immediate family members (collectively, the “related persons”), or entities in which one or more of these related persons has a specified ownership interest. The Legal Department analyzes each identified transaction, with the exception of ordinary course retail transactions. Based upon the facts and circumstances of each transaction, the Legal Department determines whether the related person has or will have a material direct or indirect interest in the transaction. Transactions in which Walmart is a participant, the amount involved exceeds $120,000, and the Legal Department has determined that the related person has a direct or indirect material interest are referred to as “related person transactions.” Each related person transaction is presented to the Audit Committee for its review and approval or ratification. As described in our “Transaction Review Policy,” the Audit Committee considers the following factors when reviewing a related person transaction:

●	the nature of the related person’s interest in the transaction;
●	the substantive terms of the transaction, including the type of transaction and the amount involved;
●	opinions from the company’s internal audit function and global ethics and compliance office regarding the fairness of the transaction to our company; and
●	any other factors the Audit Committee deems appropriate.

We disclose in this proxy statement all related person transactions as required under SEC rules. Walmart believes that the terms of the transactions described below are comparable to terms that would have been reached by unrelated third parties in arm’s-length transactions. The Audit Committee has approved each of the transactions disclosed below.

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●	On September 19, 2016, Walmart acquired Jet.com in a merger transaction, with Jet.com becoming a wholly-owned subsidiary of Walmart. The aggregate transaction consideration paid by the company consisted of a combination of cash of approximately $3.0 billion and restricted stock units representing the right to receive shares of Walmart common stock determined using the closing date trading price equal to approximately $300 million. Marc E. Lore, the founder and largest stockholder of Jet.com (approximately 15.9% of the outstanding Jet.com shares on a fully-diluted basis) received the right to approximately $477 million in cash consideration payable by the company for his Jet.com shares as part of the merger transaction over the five (5) year period following the transaction. Mr. Lore received cash consideration payments related to the transaction of approximately $124 million in prior fiscal years and approximately $62 million in fiscal 2019. The remaining approximately $291 million of cash consideration from the transaction will be paid to Mr. Lore over the next three (3) years. Mr. Lore’s portion of the transaction equity consideration consisted of restricted stock units for 3,554,093 shares of Walmart stock vesting over the five (5) year period following the closing date of the transaction. During fiscal 2019, Walmart issued 592,820 Shares to Mr. Lore pursuant to such restricted stock units that vested in fiscal 2019. In order for Mr. Lore to receive the remaining cash consideration payments and the remaining portion of the equity consideration, Mr. Lore generally must continue to be employed by Walmart through the various payment and vesting dates. However, if Walmart terminates Mr. Lore’s employment without cause or Mr. Lore resigns for good reason, he would continue to be entitled to the remaining cash payments in accordance with the payment schedule and any unvested restricted stock units would continue to vest in accordance with the vesting schedule. Mr. Lore is the Executive Vice President, President and Chief Executive Officer, U.S. eCommerce, of Walmart. His employment with Walmart in this role began immediately following the closing of the transaction.
●	During fiscal 2019, Walmart paid Some Spider Inc. (“Some Spider”), an internet marketing company, approximately $240,000 for internet marketing services. Marc E. Lore, an Executive Officer of Walmart, owns approximately 14% of the outstanding capital stock of Some Spider. We cannot estimate the dollar value of Mr. Lore’s interest in such transaction as we believe that amount will depend in large measure on the dividends paid on the stock of Some Spider held by Mr. Lore and the appreciation, if any, in the fair value of that stock that would be attributable to the proposed transaction described above. Walmart may engage Some Spider in fiscal 2020 to purchase similar services.
●	Lori Haynie, the sister of C. Douglas McMillon, a director of Walmart and an Executive Officer, is an executive officer of Mahco, Incorporated (“Mahco”). During fiscal 2019, Walmart paid Mahco and its subsidiaries approximately $33.2 million in connection with Walmart’s purchases of sporting goods and related products. Walmart expects to purchase similar types of products from Mahco during fiscal 2020.
●	Greg T. Bray, a management associate in Walmart’s Finance department, is the brother-in-law of C. Douglas McMillon, a director of Walmart and an Executive Officer. For fiscal 2019, Walmart paid Mr. Bray a salary of approximately $238,500, a payment pursuant to the cash incentive plan of approximately $87,750, and other benefits totaling approximately $27,920 (including Walmart’s matching contributions to Mr. Bray’s 401(k) Plan account, Walmart’s matching contributions to Mr. Bray’s Deferred Compensation Matching Plan account, and health insurance premiums). In fiscal 2019, Mr. Bray also received a grant of 695 restricted stock units with a calculated value of approximately $60,000 at the date of grant. Mr. Bray continues to be an associate, and, in fiscal 2020, he may receive compensation and other benefits in amounts similar to or greater than those he received during fiscal 2019.
●	Nichole R. Bray, a management associate in Walmart’s Information Systems Division, is the sister-in-law of C. Douglas McMillon, a director of Walmart and an Executive Officer. For fiscal 2019, Walmart paid Ms. Bray a salary of approximately $150,300, a payment pursuant to the cash incentive plan of approximately $47,100, and other benefits totaling approximately $24,200 (including Walmart’s matching contributions to Ms. Bray’s 401(k) Plan account and health insurance premiums). In fiscal 2019, Ms. Bray also received a grant of 753 restricted stock units having a calculated value of approximately $65,000 at the date of grant. Ms. Bray continues to be an associate, and, in fiscal 2020, she may receive compensation and other benefits in amounts similar to or greater than those she received during fiscal 2019.
●	Jason Turner, a store manager for a Walmart Neighborhood Market, is the brother-in-law of John R. Furner, an Executive Officer. For fiscal 2019, Walmart paid Mr. Turner a salary of approximately $87,800, a payment pursuant to the cash incentive plan of approximately $33,000, and other benefits totaling approximately $13,600 (including Walmart’s matching contributions to Mr. Turner’s 401(k) Plan account and health insurance premiums). Mr. Turner continues to be an associate, and, in fiscal 2020, he may receive compensation and other benefits in amounts similar to or greater than those he received during fiscal 2019.

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Governance Materials Available on our Website

Our Board and Board committee governance documents, including the Board committee charters, the Corporate Governance Guidelines, and other key corporate governance documents are available to our shareholders on our corporate website at http://stock.walmart.com/investors/corporate-governance/governance-documents.

You may also access and review the following additional corporate governance documents on our corporate website:

✓Restated Certificate of Incorporation;
✓Amended and Restated Bylaws;
✓Corporate Governance Guidelines;
✓Code of Ethics for the CEO and Senior Financial Officers;
✓Global Statement of Ethics (available at www.walmartethics.com);
✓Procedures for Accounting and Audit-Related Complaints;
✓Investment Community Communications Policy;
✓Fair Disclosure Procedures;
✓Global Anti-Corruption Policy;
✓Government Relations Policy; and
✓Privacy Policy.

These materials are also available in print at no charge to any shareholder who requests a copy by writing to: Walmart Inc., Global Investor Relations Department, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0100.

A description of any substantive amendment or waiver of Walmart’s Code of Ethics for the CEO and Senior Financial Officers or Walmart’s Global Statement of Ethics granted to Executive Officers or directors will be disclosed on our corporate website within four business days following the date of the amendment or waiver (http://stock.walmart.com/investors/corporate-governance/governance-documents) and will remain posted for a period of at least 12 months. There were no substantive amendments to or waivers of Walmart’s Code of Ethics for the CEO and Senior Financial Officers or Walmart’s Global Statement of Ethics granted to Executive Officers or directors during fiscal 2019.

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Director Compensation

Walmart’s compensation program for Outside Directors is intended to:

●	provide fair compensation commensurate with the work required to serve on the Board of a company with Walmart’s size, scope, and complexity;
●	align directors’ interests with the interests of Walmart shareholders; and
●	be easy to understand and communicate, both to our directors and to our shareholders.

Annual Benchmarking
Each year, the CMDC and Board undertake a comprehensive review of Outside Director compensation including a comparison to director compensation at Walmart’s peer group companies. As a result of the review that was conducted last year, our total director compensation and the additional fees for our lead independent director and non-executive chairman each were below the median of our peer group. Therefore, the CMDC and Board determined to increase the annual retainer from $90,000 to $100,000, beginning at the 2018 Annual Shareholders’ Meeting. The Board also increased the annual additional fee for the Non-Executive Chairman from $200,000 to $225,000, and increased the annual additional fee for the Lead Independent Director from $30,000 to $35,000.

Components of Director Compensation

Our Outside Director compensation program consists of the following primary components:

Who is Eligible	Component	Annual Amount ($)	Form of Payment
Base Compensation – All Outside Directors	Annual Stock Grant	175,000	Shares
	Annual Retainer	100,000	Cash
Additional Fees – Some Outside Directors	Non-Executive Chairman Retainer	225,000	50% Shares/50% Cash
	Lead Independent Director Retainer	35,000	Cash
	Audit and CMDC Chair Retainers	25,000	Cash
	NGC, SPFC, and TeCC Chair Retainers	20,000	Cash

Other Compensation

Each Outside Director who attends in person a Board meeting held at a location that requires intercontinental travel from his or her residence is paid an additional $4,000 meeting attendance fee. Also, each member of the Audit Committee received an additional fee during fiscal 2019 for his or her time spent with respect to the Audit Committee’s oversight of the company’s internal investigation related to the Foreign Corrupt Practices Act and other investigatory matters. This work significantly increases the workload of Audit Committee members related to communication with internal counsel, outside counsel and other advisors. To recognize this additional time commitment, during fiscal 2019, the Audit Committee Chair received an additional fee of $90,000, and the other members of the Audit Committee received an additional fee of $45,000.

Form and Timing of Payment

Stock grants to Outside Directors are made annually upon election to the Board at our annual shareholders’ meeting, which was most recently held on May 30, 2018. If an Outside Director is appointed to the Board during a term, he or she will receive a prorated portion of the annual stock grant. Each Outside Director may elect to defer the receipt of this stock grant in the form of stock units that are settled in Shares following the end of the director’s Board service. The other components of Outside Director compensation listed above are paid quarterly in arrears. Each Outside Director can elect to receive these other components in the form of cash, Shares (with the number of Shares determined based on the closing price of Shares on the NYSE on the payment date), deferred in stock units, or deferred into an interest-credited cash account.

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Corporate Governance

Director Stock Ownership Guidelines

Each Outside Director is required to own, within five years of his or her initial election to the Board, Shares or deferred stock units with a value equal to five times the annual retainer portion of the Outside Director compensation established by the Board in the year the director was initially elected. All Outside Directors who have reached the five-year compliance date own sufficient Shares or deferred stock units to satisfy this requirement.

Director Compensation for Fiscal 2019

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	All Other Compensation ($) (g)	Total ($) (h)
James I. Cash, Jr.	58,077	0	935	59,012
Stephen J. Easterbrook	58,766	174,970	0	233,736
Timothy P. Flynn	210,926	174,970	1,247	387,143
Sarah J. Friar	131,575	230,098	0	361,673
Carla A. Harris	95,770	174,970	0	270,740
Thomas W. Horton	193,214	174,970	853	369,037
Marissa A. Mayer	95,836	174,970	0	270,806
Gregory B. Penner	203,264	287,522	0	490,786
Steven S Reinemund	120,879	174,970	783	296,632
Kevin Y. Systrom	45,650	0	0	45,650
S. Robson Walton	95,879	174,970	1,544	272,393
Steuart L. Walton	107,556	174,970	0	282,526

Explanation of information in the columns of the table:

Name (column (a))
C. Douglas McMillon is omitted from this table because he received compensation only as an associate of our company during fiscal 2019 and did not receive any additional compensation for his duties as a director.

Fees Earned or Paid in Cash (column (b))
Certain Outside Directors elected to either receive Shares in lieu of some or all of these amounts or defer these amounts in the form of deferred stock units, as shown below. These amounts were converted into Shares or deferred stock units quarterly using the closing price of a Share on the NYSE as of the respective payment dates.

Director	Amount ($)	Number of Shares Received in Lieu of Cash	Number of Deferred Stock Units in Lieu of Cash
Stephen J. Easterbrook	58,766	637	—
Timothy P. Flynn	210,926	—	2,304
Sarah J. Friar	131,575	—	1,439
Carla A. Harris	47,831	529	—
Marissa A. Mayer	95,836	—	1,060
Gregory B. Penner	203,264	—	2,248
Kevin Y. Systrom	45,650	521	—
Steuart L. Walton	107,556	—	1,187

Stock Awards (column (c))
In accordance with SEC rules, the amounts in this column are the aggregate grant date fair value of stock awards granted during fiscal 2019, computed in accordance with the stock-based accounting rules that are part of GAAP (as set forth in Financial Accounting Standards Board’s Accounting Standards Codification Topic 718). Each Outside Director other than Mr. Penner that was elected to the Board at the 2018 Annual Shareholders’ Meeting received a stock award of 2,080 Shares ($175,000 divided by $84.12, the closing price of a Share on the NYSE on the grant date, and rounded to the nearest Share). Mr. Penner received a stock award of 3,418 Shares ($287,500 divided by $84.12, rounded to the nearest Share). In addition, upon her appointment to the Board on February 12, 2018, Ms. Friar received a prorated portion of the annual stock grant for the term ending at the 2018 Annual Shareholders’ Meeting. This grant consisted of 536 Shares (a prorated value of $55,137 divided by $102.85, the closing price of a Share on the NYSE on the grant date, and rounded

40	2019 Proxy Statement

Corporate Governance

to the nearest Share). Mr. Flynn, Ms. Friar, Ms. Mayer, Mr. Penner, Mr. Rob Walton, and Mr. Steuart Walton elected to defer these Shares in the form of deferred stock units. Dr. Cash and Mr. Systrom did not stand for re-election at the 2018 Annual Shareholders’ Meeting and, therefore, did not receive an annual stock award during fiscal 2019.

Option Awards and Non-Equity Incentive Plan Compensation (columns (d) and (e))
We do not issue stock options to our Outside Directors and do not provide our Outside Directors with any non-equity incentive plan compensation. Therefore, we have omitted these columns from the table.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings (column (f))
While directors are permitted to defer cash retainers into an interest-credited account under the Director Compensation Deferral Plan, none of our current directors have elected to do so and do not have any balances in any such account. Therefore, we have omitted this column from the table.

All Other Compensation (column (g))
The amounts in this column include tax gross-up payments paid during fiscal 2019 relating to imputed income attributable to spousal travel expenses, meals, and related activities in connection with certain Board meetings during fiscal 2019. The cost of the underlying spousal travel expenses, meals, and related activities for each of the other directors is omitted from this column because the total incremental cost for such benefits for each director was less than $10,000.

41

Proposal No. 2
Advisory Vote to Approve Named Executive Officer Compensation

What am I voting on?

We are asking our shareholders to approve, on a non-binding, advisory basis, under Section 14A of the Exchange Act, the compensation of our NEOs as disclosed in this proxy statement. We have held a similar shareholder vote every year since 2011 and expect to hold a similar vote at the 2019 Annual Shareholders’ Meeting.

As described in the CD&A, our executive compensation program is designed with an emphasis on performance and is intended to closely align the interests of our NEOs with the interests of our shareholders. The CMDC regularly reviews our executive compensation program to ensure that compensation is closely tied to aspects of our company’s performance that our Executive Officers can impact and that are likely to have an impact on shareholder value.

Our compensation program is also designed to balance long-term performance with shorter-term performance and to mitigate any risk that an Executive Officer would be incentivized to pursue good results with respect to a single performance measure, company segment, or area of responsibility to the detriment of our company as a whole.

In the CD&A, we discuss why we believe the compensation of our NEOs for fiscal 2019 was appropriately aligned with our company’s performance during fiscal 2019. The CD&A also describes feedback we received regarding our executive compensation program during our shareholder outreach efforts, and is intended to provide additional clarity and transparency regarding the rationale for and philosophy behind our executive compensation program and practices. We urge you to read carefully the CD&A, the compensation tables, and the related narrative discussion in this proxy statement when deciding how to vote on this proposal.

The vote on this proposal is advisory, which means that the vote will not be binding on Walmart, the Board, or the CMDC. However, the Board and CMDC value our shareholders’ opinions, and the CMDC will consider the results of the vote on this proposal when making future decisions regarding executive compensation and when establishing our NEOs’ compensation opportunities.

In view of the foregoing, shareholders will vote on the following resolution at the 2019 Annual Shareholders’ Meeting:

RESOLVED, that the company’s shareholders hereby approve, on an advisory basis, the compensation of the Named Executive Officers of Walmart as disclosed in Walmart’s proxy statement for the 2019 Annual Shareholders’ Meeting in accordance with the SEC’s compensation disclosure rules.

FOR
The Board recommends that shareholders vote FOR this proposal.

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Executive Compensation

Compensation Discussion and Analysis

In this section, we describe our executive compensation philosophy and program that support our strategic objectives and serve the long-term interests of our shareholders. We also discuss how our CEO, CFO, and other Named Executive Officers (our NEOs) were compensated in fiscal 2019 and describe how their compensation fits within our executive compensation philosophy. For fiscal 2019, our NEOs were:

C. Douglas McMillon President and Chief Executive Officer	M. Brett Biggs Executive Vice President and Chief Financial Officer	Gregory S. Foran Executive Vice President, President and CEO, Walmart U.S.	Judith McKenna Executive Vice President, President and CEO, Walmart International	John R. Furner Executive Vice President, President and CEO, Sam’s Club

This CD&A is organized as follows:

1 2019 Compensation Overview	44
Provides an overview of our executive compensation philosophy, framework, and practices, and how our pay program emphasizes performance and is aligned with the interests of our shareholders.
2 NEO Compensation Components and Pay Mix	46
Describes the primary components of our NEO compensation packages and how our NEO compensation is heavily weighted towards performance-based components that are aligned with our shareholders’ interests.
3 Executive Compensation Governance and Process	47
Explains who sets executive compensation at Walmart, the process for setting executive compensation, and how peer benchmarking, shareholder feedback, and other information are considered when making compensation decisions.
4 Fiscal 2019 Performance Metrics	52
Describes the performance metrics used in our incentive programs and why the CMDC selected these metrics.
5 Incentive Goal Setting Philosophy and Process	54
Provides insight into how the CMDC sets performance goals that are aligned with our strategy and our operating plan.
6 Fiscal 2019 Performance Goals and Performance	56
Describes the specific goals under our incentive programs for fiscal 2019, how we performed compared to those goals, and how those results impact performance-based compensation.
7 Fiscal 2019 NEO Pay and Performance Summaries	60
Describes how we link pay and performance to determine each NEO’s compensation.
8 Other Compensation Programs and Policies	65
Describes the limited perquisites available to our NEOs, as well as our practices regarding employment contracts, clawbacks, stock ownership guidelines, insider trading policy, tax considerations, and other matters.

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Executive Compensation

1	2019 Compensation Overview

Our Executive Compensation Philosophy and Framework

Our executive compensation programs are intended to motivate and retain key executives, with the ultimate goal of generating strong operating results and creating alignment with our shareholders. We have developed our compensation programs to support our enterprise strategy and to align our leadership team with our culture, strategy, and structure.

Our executive compensation program is built upon our global compensation framework:

✓Pay for performance by tying a majority of executive compensation to pre-established, quantifiable performance goals.
✓Use performance metrics that are understandable, that are tied to key retail performance indicators, and that our executives have the ability to impact.
✓Provide competitive pay to attract and retain highly-qualified executives.
✓Align management interests with the long-term interests of our shareholders by providing long-term incentives in the form of equity, combined with robust stock ownership guidelines.
✓Establish performance goals that are aligned with our enterprise strategy and financial plans.
✓Encourage leadership accountability by tying a higher percentage of compensation to performance at higher levels of seniority.

How Our Executive Compensation Aligns with Our Strategic Transformation

Walmart is the largest global retailer serving customers in 27 countries around the world. Our size, global presence and industry attract intense competition from traditional brick-and-mortar retailers as well as from eCommerce companies. These competitors have created substantial price and market share disruptions. Our transformational omni-channel strategy leverages Walmart’s unique assets including physical stores, supply chain and rapidly growing eCommerce capabilities to serve customers in all the ways they want to shop while providing solid returns to shareholders. This multi-year strategy has required and continues to require substantial capital investment in stores, eCommerce and growth opportunities, such as the $16 billion acquisition of a majority stake in Flipkart in India. Our prior investments have begun to show results as our fiscal 2019 performance was strong as described in “Fiscal 2019 Highlights” above on page 4. Total company net sales grew more than 3% on a constant currency basis and 2.9% overall, including 3.6% comp sales excluding fuel from Walmart U.S., the best performance in a decade, and 40% growth in Walmart U.S. eCommerce sales. In addition, we returned $13.5 billion to our shareholders through dividends and share repurchases.

We have evolved our executive compensation program—metrics, goals, structure, mix, etc. — to be highly aligned with this strategy while also being highly motivational for our leadership team. Here are some specifics:

Our performance metrics are aligned with our ongoing transformation
●	Our ongoing strategic investments in our people, our stores, lower prices, eCommerce and technology are resulting in a better shopping experience for our customers. Delivering solid results in the near term allows us to fund the investments necessary to continue to transform our business and drive growth for the longer term. For this reason, our incentive plans emphasize key indicators of retail success that can be impacted by our executives – i.e., sales, operating income, and ROI.
●	Our long-term incentive design, which uses one-year performance metrics followed by an additional two-year vesting period, is the best approach in the context of a rapidly changing retail environment and a strategy that may need to evolve over time.
●	Our emphasis on strong, efficient growth supports including a sales metric in both our annual and long-term incentive plans, both of which include a return- or profit-based metric as well.

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Our performance goals are aligned with our ongoing transformation
●	Our significant multi-year investments in people, stores, lower prices, eCommerce, technology and growth opportunities have negatively impacted operating income in the short- to medium-term. This impact has been reflected in our financial guidance, and our incentive plan performance goals have consistently been aligned with that guidance.
●	For fiscal 2019, our incentive goals reflected our current investment cycle and emphasis on strong, efficient growth.

Our pay mix is aligned with our ongoing transformation
●	The ultimate success of our strategic transformation will be measured in our ability to deliver solid returns to our shareholders over the long term. For that reason, our NEO pay mix is heavily weighted toward equity with a three-year vesting period. Beginning in fiscal 2018, we began shifting a larger percentage of Total Direct Compensation (TDC) toward performance equity.
●	Our robust stock ownership guidelines for executive officers further support alignment between our leadership and our independent shareholders.

Our Executive Compensation Program Emphasizes Performance

As shown in the charts below, a substantial majority of our NEOs’ fiscal 2019 target TDC was performance-based.

Our Executive Compensation Practices are Aligned with Shareholders’ Interests

Performance-Based Framework
●74%-76% of NEO TDC is performance-based and a majority is in the form of equity
●No employment contracts with our NEOs
●No change-in-control benefits
●No pension or similar retirement plans in the U.S.
●No excessive perquisites

Pay and Performance Alignment
●Direct link between pay and performance as fiscal 2019 incentive payments above target are aligned with our strong performance described above on page 4
●CMDC’s independent compensation consultant evaluates rigor of performance goals and has consistently found target goals to be challenging
●CMDC annually reviews a realizable pay-for-performance analysis by its independent compensation consultant and has determined that CEO pay is appropriately aligned with performance

Equity Ownership Best Practices
●Maintain robust stock ownership guidelines
●No hedging or short sales of Walmart stock permitted
●No unapproved pledging of Walmart stock
●No recycling of shares used for taxes or option exercises
●No dividends or equivalents paid on unvested performance share units or performance-based restricted stock units

Shareholder Accountability
●Conduct extensive shareholder outreach on executive compensation
●Hold annual shareholder “say on pay” vote
●Mitigate risk by using a variety of performance measures
●Subject annual and long-term incentives to recoupment and forfeiture provisions

45

Executive Compensation

2	NEO Compensation Components and Pay Mix

What are the primary components of our fiscal 2019 NEO compensation?

Our executives’ total direct compensation, or TDC, is heavily weighted towards performance and appropriately balances executive focus on our short- and longer-term priorities with annual and long-term rewards.

There are three components of our executives’ fiscal 2019 TDC: base salary, annual cash incentive, and long-term equity:

Component	Description/Objective	Performance Metrics	Form and Timing of Payout
Base Salary	Fixed base of cash compensation commensurate with job responsibilities and experience	Subject to annual adjustment based on individual performance	Paid in cash bi-weekly, unless voluntarily deferred
Annual Cash Incentive

Variable pay intended to focus leaders and incentivize performance against key operational metrics, depending on position

Goals are set at the beginning of the fiscal year and aligned with operating plan and public guidance

		●Sales ●Operating Income ●Also tied to ethics and compliance goals	Paid in cash after the end of the fiscal year, unless voluntarily deferred
Long-Term Equity Performance Equity	Variable pay intended to focus leaders and incentivize performance against metrics aligned with our long-term strategic goals	●ROI ●Sales ●Stock performance	Paid in Shares after the end of a three-year vesting period, unless deferred; payout and value based on performance during first year of vesting period and share price performance over three years
Retention Stock	Intended to align executives’ long-term interests with our shareholders’ interests and promote retention	Value realized depends on long-term stock price performance	Paid in Shares after the end of a three-year vesting period unless deferred

How our incentive metrics and goals support our strategy

As we continue our strategic transformation, we believe it is important to drive strong performance with respect to traditional measures of success in the retail industry. Our incentive metrics of sales, operating income, and ROI are traditional measures of retail success and are commonly used by retailers in their incentive plans. Moreover, they are broadly correlated with share price in the retail industry and aligned with our historical stock performance. For more information, see “What financial performance metrics are used in our incentive programs, and why did the CMDC select these metrics?” on page 52 below.

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Executive Compensation

3	Executive Compensation Governance and Process

At Walmart, we are committed to the highest standards of compensation governance. We design and administer our executive compensation program to motivate, retain, and focus key executives to drive our strategy, generate strong operating results, and deliver solid returns to our shareholders. Our compensation programs are also intended to align the interests of our leadership team with our shareholders and to promote our pay-for-performance culture and philosophy.

Who sets executive compensation at Walmart?

The CMDC, which consists of four independent directors, is responsible for establishing and approving executive compensation for all officers subject to Section 16, including the CEO and other NEOs, and for overseeing our executive compensation program (see page 26 for more information about the CMDC).

For our CEO. Our CEO has no role in determining his own compensation, which is set by the CMDC in consultation with our Chairman and with input from the CMDC’s independent compensation consultant and Walmart’s Global People division.

For other Executive Officers, including our NEOs. Our CEO makes recommendations to the CMDC regarding the compensation of our NEOs and other Executive Officers. The CMDC reviews these recommendations and sets individual NEO TDC values and awards as it deems appropriate.

Role of the CMDC’s Independent Compensation Consultant

Since early 2010, the CMDC has engaged Pay Governance LLC (“Pay Governance”) as its independent executive compensation consultant. Under the terms of its engagement, Pay Governance reports directly and exclusively to the CMDC; the CMDC has sole authority to retain, terminate, and approve the fees of Pay Governance; and Pay Governance may not be engaged to provide any other services to Walmart without the approval of the CMDC. Other than its engagement by the CMDC, Pay Governance does not perform and has never performed any other services for Walmart. The CMDC’s independent consultant attends and participates in CMDC meetings at which executive compensation matters are considered, and performs various analyses for the CMDC, including:

●	peer group benchmarking;
●	realizable pay analyses;
●	analyses regarding the alignment of pay and performance;
●	analyses of the correlation between performance measures and shareholder return; and
●	assessments of the difficulty of attaining performance goals.

The CMDC annually reviews the independence of Pay Governance in light of SEC rules and NYSE Listed Company Rules regarding compensation consultant independence and has affirmatively concluded that Pay Governance is independent from Walmart and has no conflicts of interest relating to its engagement by the CMDC. The CMDC also reviews the performance of Pay Governance.

What is the compensation setting process?

This chart summarizes the process and analyses the CMDC considers when setting executive compensation and validating our pay targets. The CMDC’s independent compensation consultant, Pay Governance, performs various pay-for-performance analyses for the CMDC.

47

Executive Compensation

September – January
Review of Annual and Long-term Business Plans
Data Source/Responsibility	Purpose	How it’s Used
●Board ●SPFC ●CMDC ●Management	Establish performance metrics aligned with annual operating plan and long-term objectives	To review choice of incentive metrics and ensure they support our strategic transformation and drive results tied to shareholder value
January
Individual Performance Assessments
Data Source/Responsibility	Purpose	How it’s Used
●Board ●CMDC ●CEO (for other NEOs) ●Global People Division	Evaluate individual performance of CEO and other NEOs against performance measures	To determine award payments for current year, determine merit increases (if any) and adjust individual award opportunities for the next award cycle
January
Peer Group Benchmarking
Data Source/Responsibility	Purpose	How it’s Used
●Independent compensation consultant (for CEO) ●Publicly available compensation information for peer group	Setting pay and establishing Target TDC opportunity

Benchmarking data is used as a general guide to setting appropriately competitive compensation consistent with our emphasis on performance-based compensation

To set our NEOs’ target TDC at competitive levels relative to our peer groups

●In early fiscal 2019, the CMDC adopted a new peer group consisting of 42 companies to replace the 3 separate peer groups used in prior years. See pages 49-50 for more details.

January – March
Pay-for-Performance Alignment
Data Source/Responsibility	Purpose	How it’s Used
●Independent compensation consultant ●Publicly available financial and compensation information	Evaluate pay-for-performance alignment of CEO compensation with Walmart performance relative to peers

To assess the reasonableness of CEO pay, Pay Governance conducts:

●Realizable pay analyses;
●Analyses regarding the alignment of pay and performance;
●Analyses of the correlation between performance measures and shareholder return; and
●Assessments of the difficulty of attaining performance goals

January
Tally Sheets
Data Source/Responsibility	Purpose	How it’s Used
●Global People division	Evaluating total compensation and internal pay equity

Tally sheets:

●Summarize the total value of the compensation realizable by each NEO for the upcoming fiscal year;
●Quantify the value of each element of that compensation, including perquisites and other benefits; and
●Quantify the amounts that would be owed to each NEO upon retirement or separation from our company

February – March
Company Achievement of Prior Year Performance Goals and Setting of Current Year Incentive Goals
Data Source/Responsibility	Purpose	How it’s Used
●CDMC ●Management	Assess current year company performance against financial and operating metrics

To determine award payments for the recently completed fiscal year and set target levels for following year

To assess the ease or difficulty of attaining performance goals and whether adjustments need to be made to incentive metrics for the following award cycle

To establish incentive goals for current year that support our strategic transformation and are aligned with operating plan and financial guidance

Ongoing
Shareholder Outreach
Data Source/Responsibility	Purpose	How it’s Used
●Board ●Management ●Investor Relations	Obtain investor feedback on our executive compensation program

To understand investor expectations and monitor trends in executive compensation; used to evaluate compensation policies, practices, and plans

●Shareholder feedback helped inform recent changes to our executive compensation program

48	2019 Proxy Statement

Executive Compensation

What factors are considered in setting Total Direct Compensation for our NEOs?

The CMDC considers a variety of factors in setting Total Direct Compensation for our NEOs, including:

●	the overall financial and operating performance of our company and its operating segments and/or areas of responsibility;
●	each NEO’s individual performance and contributions to the achievement of financial goals and operational milestones;
●	the performance of each executive’s business unit or function against pre-determined financial objectives;
●	each NEO’s job responsibilities, expertise, historical compensation, and years and level of experience;
●	our overall succession planning and the importance of retaining each NEO and each NEO’s potential to assume greater responsibilities in the future; and
●	peer group benchmarking data and compensation analyses.

How is peer group data used by the CMDC?

The CMDC reviews publicly available compensation information from peer companies when establishing TDC for our executives. Historically, we used a combination of three peer groups (a retail peer group, a top 50 market capitalization peer group, and a select Fortune 100 peer group) when establishing TDC. The rationale for using three separate peer groups was to account for Walmart’s size, extensive international presence, and complex operations, which result in our NEOs’ jobs having a greater level of complexity than similar jobs at most retailers and other peer companies.

In early fiscal 2019, with the assistance of Pay Governance, the CMDC developed a new, simpler and more focused peer group to replace the three peer groups used in the past. This new peer group aims to reflect a cross-industry sample of the largest U.S.-based companies, including large retailers and companies with significant and complex international operations. These peer group companies were selected using the following multi-step screening process:

CEO Compensation Peer Group Screening Methodology

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Executive Compensation

Applying this methodology, our new peer group consisted of the following 42 companies:

AmerisourceBergen Corporation
Anthem, Inc.
Apple Inc.
AT&T Inc.
Bank of America Corporation
The Boeing Company
Cardinal Health, Inc.
Caterpillar Inc.
Chevron Corporation
Citigroup Inc.
Comcast Corporation
Costco Wholesale Corporation
CVS Health Corporation
DowDuPont Inc.
Express Scripts Holding Company

Exxon Mobil Corporation
Ford Motor Company
General Electric Company
General Motors Company
The Home Depot, Inc.
International Business Machines
     Corporation
Intel Corporation
Johnson & Johnson
JPMorgan Chase & Co.
The Kroger Co.
Lockheed Martin Corporation
Lowe’s Companies, Inc.
McKesson Corporation

Microsoft Corporation
PepsiCo, Inc.
Pfizer Inc.
Phillips 66
The Proctor & Gamble Company
Target Corporation
UnitedHealth Group Incorporated
United Technologies Corporation
United Parcel Service, Inc.
Valero Energy Corporation
Verizon Communications Inc.
Walgreens Boots Alliance, Inc.
The Walt Disney Company
Wells Fargo & Company

While we believe that the new peer group provides a simplified and more straightforward comparison to a broad range of companies with complex, international operations, Walmart is still significantly larger than the peer group median by most measures, as shown in the following chart:

Walmart Positioning Relative to Compensation Peer Group (as of fiscal year end 2018)

The CMDC uses benchmarking data as a general guide to setting appropriately competitive compensation consistent with our emphasis on performance-based compensation.

While the benchmarking data generally are used for comparable positions, the CMDC also reviews peer group data for retail CEO positions for purposes of benchmarking the compensation of our executives who lead our operating segments. These executives have significant responsibilities and lead organizations that, considered separately from the rest of our company, are larger than many of the other retailers in the peer group, and we believe that these positions are often comparable to or carry greater responsibilities than CEO positions at many of our peer group companies. In addition, from a competitive standpoint, we believe that it is more likely that these leaders would be recruited for a CEO position in the retail industry or elsewhere, rather than for a lateral move to lead an operating segment of a company. Therefore, the CMDC also benchmarks these executives’ compensation against the compensation of CEOs within our peer group.

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Executive Compensation

What other information does the CMDC consider when setting executive pay?

Individual Performance

The CMDC considers the individual performance of each NEO, including each NEO’s contributions to our key strategic priorities and operational goals, as described under “Fiscal 2019 NEO Pay and Performance Summaries” beginning on page 60.

CEO Pay and Performance Alignment

The CMDC reviews an assessment by Pay Governance regarding the alignment of our CEO’s pay with our company’s performance, including the appropriateness of our CEO’s pay opportunity compared to peers and the alignment of our CEO’s realizable pay and our performance relative to our peer group companies. This assessment concluded that our CEO’s most recent fiscal year (fiscal 2019) and three year (fiscal 2017-2019) pay opportunity and realizable pay are aligned with Walmart’s performance over the same time periods.

Tally Sheets

The CMDC also reviews “tally sheets” prepared by our company’s Global People division. These tally sheets summarize the total value of the compensation realizable by each NEO for the upcoming fiscal year and quantify the value of each element of that compensation, including perquisites and other benefits. The tally sheets also quantify the amounts that would be owed to each NEO upon retirement or separation from our company.

How does shareholder feedback impact executive compensation?

Our Board actively seeks and values feedback from shareholders. Over the past several years, in addition to our day-to-day interactions with investors, we have expanded our shareholder engagement to include an annual outreach program focused on strategy, governance, executive compensation, and other topics suggested by our shareholders. Since our 2018 Annual Shareholders’ Meeting, we invited our 50 largest institutional shareholders to participate in this outreach program, and we ultimately engaged with shareholders representing approximately 410 million Shares, or approximately 30% of our public float. We also had conversations with the leading proxy advisory firms.

Say-on-Pay Support
This engagement gave us an opportunity to discuss our strategy, our commitment to corporate governance and executive compensation best practices, how our governance and compensation practices help to support our strategy, and our commitment to sustainability and shared value. While our shareholders expressed a wide range of perspectives in these meetings, we received generally positive feedback on our strategy, our changes to our Board and committee structure over the past few years to support that strategy, our executive compensation program, and recent enhancements to our proxy statement disclosures. Additionally, our 2018 say-on-pay proposal received 90.6% support. The feedback we have received from our shareholders, including the results of our say-on-pay proposal, is regularly communicated to the CMDC, the NGC, and the Board. We believe that the results of our say-on-pay proposals over the past several years also indicate that shareholders generally are supportive of our executive compensation program, and therefore the CMDC made no material changes to our executive compensation program as a result of this vote.

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Executive Compensation

4	Fiscal 2019 Performance Metrics

What financial performance metrics are used in our incentive programs, and why did the CMDC select these metrics?

Our NEOs’ performance-based pay for fiscal 2019 was based on achieving objective, pre-established financial goals for the following metrics:

Fiscal 2019 Financial Performance Metrics

Annual Cash Incentive	Long-Term Performance Equity

*	For purposes of our incentive programs, total company and International sales, operating income, and ROI are calculated on a constant currency basis and exclude certain items, such as revenue from fuel sales. See page 59 for more information.

The CMDC concluded that the metrics described above are aligned with our larger enterprise strategy and appropriate and effective in driving results tied to shareholder value. In reaching this conclusion, the CMDC considered the following factors:

●	These performance metrics are aligned with our enterprise strategy and can be impacted by our executives. Unlike metrics tied to stock price or shareholder return, our executives can have a direct impact on our sales, operating income, and ROI. Furthermore, unlike earnings per share and other share-based metrics, sales, operating income, and ROI are not materially impacted by our share repurchase program.
●	These metrics are important for judging retail performance. Sales, operating income, and ROI measures historically have been, and continue to be, important indicators of retail performance, and we believe that our performance in these areas is important to our shareholders.
●	The CMDC believes that success with respect to these metrics will support shareholder value over the long term. The CMDC’s independent compensation consultant has reviewed the historical correlation of various performance metrics and TSR within the retail industry and found that the metrics used in our incentive plans generally are aligned with TSR performance over time. Additionally, our historical performance with respect to these metrics has generally correlated with our stock price over the long term. We believe that strong performance with respect to these metrics should translate into shareholder value creation over time.
●	The CMDC believes that relative TSR and other relative performance metrics are not the best way to incentivize our executives. There are several key differences in our business compared to other publicly-traded retailers in the U.S., including our size, our significant international operations, our product mix, and our variety of formats. While the CMDC closely monitors Walmart’s performance relative to that of our peers when making compensation decisions, the CMDC believes that the best approach for Walmart is to tie our executive compensation to performance metrics that are aligned with our strategy and operating plans and that can be directly impacted by our executives.
●	The combination of these performance metrics mitigates risk. Using a combination of performance metrics mitigates the risk that our executives could be motivated to pursue results with respect to one metric to the detriment of our company as a whole. For example, if management were to prioritize increasing sales by pursuing strategies that would negatively impact profitability, resulting increases in incentive pay based on sales should be offset by decreases in incentive pay based on operating income and ROI.

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What non-financial metrics were used to assess the performance of our NEOs for fiscal 2019, and how can these metrics impact NEO pay?

Culture, Diversity and Inclusion. Since fiscal 2005, our NEOs and most other associates with responsibilities for managing other associates have had objectives under our culture, diversity and inclusion program. The CMDC established these objectives because it believes that diversity and inclusion contribute to an engaged and effective workforce. For fiscal 2019, our culture, diversity and inclusion goals program included objectives related to mentoring and sponsorship, participation in diversity and inclusion events, and development of business-specific diversity and inclusion plans.

Associates subject to our culture, diversity and inclusion goals program have 10% of their annual performance evaluation tied to diversity and inclusion. As noted on page 49, individual performance is a factor considered by the CMDC in setting TDC. Additionally, associates’ annual cash incentive payment may be reduced by up to 30% if they engage in behavior inconsistent with our discrimination and harassment policies.

Based on the report of our chief culture, diversity and inclusion officer, the CMDC determined that each NEO satisfied his or her diversity goals for fiscal 2019.

For more information about Walmart’s commitment to diversity and inclusion and key diversity and inclusion initiatives, please see Walmart’s most recent Culture, Diversity and Inclusion Report, which can be found on our corporate website under the section titled “ESG Investors.”

Ethics and Compliance Goals. Since fiscal 2014, our Executive Officers’ cash incentive payments have also been subject to achieving adequate progress in implementing enhancements to the company’s global compliance program (now known as our ethics and compliance program). Our company is committed to having and maintaining a strong and effective global ethics and compliance program in every country in which we operate. Consistent with that commitment, over the past few years, our company has made significant improvements to our ethics and compliance program around the world. In early fiscal 2019, our company’s senior leadership, with input from the Audit Committee, again developed objectives for implementing further enhancements to our global ethics and compliance program. These objectives covered various subject matters including anti-corruption, health and safety, food safety, environmental compliance, and licensing and permits.

At the conclusion of fiscal 2019, the Audit Committee determined that, in its qualitative judgment, adequate progress had been achieved in implementing these objectives and reported its determination to the CMDC. Factors relied on by the Audit Committee in making this determination included the progress achieved on workstreams in a variety of ethics and compliance areas and the extent to which that progress reflected sustainable, long-term change in the company’s people, processes, systems, and culture. Based on the qualitative assessment of the Audit Committee, the CMDC determined not to exercise negative discretion to reduce or eliminate the cash incentive payments to any of our Executive Officers for fiscal 2019.

For more information about our global ethics and compliance program and related initiatives, please see the most recent letter from our CEO, which can be found on our corporate website under the section titled “ESG Investors.”

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5	Incentive Goal Setting Philosophy and Process

How does the CMDC set performance goals?

Performance goals are established in the context of, and consistent with, the company’s enterprise strategy, financial operating plans, and financial guidance each fiscal year. This process begins with the Board’s review of the company’s overall enterprise strategy and long-term financial plan beginning in the spring and culminating at an annual Board strategic planning meeting. Following the strategic planning meeting, the annual operating plans of the company and each of its operating segments are established with SPFC and Board input. The CMDC then establishes performance goals under our annual and long-term incentive programs that are consistent with these operating plans:

Incentive Plans Informed by Strategic and Financial Planning Process

|

Long-Range Planning April - September	Annual Operating Plan September - January	Incentive Plans September - March
●Assess competitive landscape and macro trends ●Refine enterprise strategy and segment-specific initiatives	●Develop annual operating plan in light of long-range planning and strategic initiatives ●Review strategy and planned capital expenditures	●Review choice of incentive metrics to ensure that they support enterprise strategy ●Establish performance goals aligned with annual operating plan and guidance

In fiscal 2016, we articulated our strategy to become the first retailer to deliver a seamless shopping experience at scale. We began executing on this strategy by making significant multi-year investments in our people, technology, and eCommerce supply chain to improve our customers’ experience today while positioning Walmart for sustainable growth in the future. We also continued to focus on managing our global portfolio by closing certain underperforming stores and selling certain assets while also continuing our investments in our associates, technology, and eCommerce.

In late fiscal 2016, we provided greater visibility into the long-term implications of our strategy by announcing our 3-year financial plan. At that time, highlights of our 3-year financial plan included:

●	Adding $45 billion to $60 billion in sales growth over a three-year period;
●	Generating approximately $80 billion in operating cash flow over a three-year period;
●	Investing an incremental $2.7 billion over two years in U.S. associate wage and training initiatives; and
●	Investing several billion dollars over a three-year period in lower prices for our U.S. customers.

As a result of our strategic investments, operating income and earnings per share were expected to decline in the short term. Consistent with our long-term financial plan, in February 2018 we provided specific guidance regarding earnings per share for fiscal 2019, which we estimated would be between $4.75 and $5.00 per share. In March of 2018, the CMDC established sales, operating income, and ROI goals for fiscal 2019 under our incentive plans, consistent with our guidance. For example, the total company target operating income and sales goals for fiscal 2019 were as follows:

Incentive Metric	Fiscal 2019 Target Goal (in millions) ($)	% Change from Fiscal 2018 (excluding currency, fuel, Sam’s Club tobacco, and recent eCommerce acquisitions)
Total Company Operating Income	22,143	-1.7%
Total Company Sales	489,255	0.7%

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These incentive goals were established with the intent that performance in line with our operating plans and guidance should result in payouts approximately at target. In order to achieve the maximum payout goals, our performance would have to exceed our operating plans to a significant degree. Threshold performance goals are set at a level that is attainable and below which the company could not justify a payout. The CMDC’s independent compensation consultant annually evaluates the difficulty of our target performance goals and has consistently found these goals to be challenging. Additionally, over the past ten years, under both our annual and long-term incentive plans, our performance has exceeded target incentive goals in five years and fallen short of target incentive goals in five years. We believe this is further evidence of the effectiveness of our goal-setting process in establishing performance goals that are appropriately challenging.

Why does the CMDC set goals each year under our long-term equity incentive program?

The CMDC has found that setting long-term equity performance goals each year, with awards having a three-year vesting period, is the most effective approach for our long-term equity incentive program for the following reasons:

As the largest global retailer, Walmart’s operating results are significantly impacted by macroeconomic and regional economic factors that may change drastically and that are outside of management’s control. These economic factors, the rapidly evolving retail industry, and our own ongoing strategic transformation make it difficult to forecast accurately over a three-year period.

We believe that performance goals cease to be an effective tool in motivating performance if the goals either become unrealistic or too easy to achieve due to macroeconomic factors beyond the control of our executives or due to changes in our strategy and related investments. While some companies attempt to address the impact of macroeconomic factors by using relative goals in their long-term incentive plans, the CMDC has determined that relative goals are not the right approach for Walmart for the reasons described on page 52.

The CMDC regularly reviews Walmart’s performance relative to peers and the relative alignment of pay and performance to ensure that our incentive programs are operating as intended.

Another advantage of this approach is that it is more easily understandable and results in performance goals that are better aligned with our strategic transformation; the CMDC believes this approach is more effective in motivating performance. Our incentive goals are aligned with our enterprise strategy, business plan, and expectations regarding financial performance. These expectations necessarily change from year-to-year based on macroeconomic conditions, strategic investments, and other factors.

For example, if we were to set three-year sales goals, this would result in a situation in which our leaders have three differing sales goals at any one time – one for each outstanding tranche of performance equity. We believe this approach would potentially be confusing and undermine the effectiveness of our performance equity program.

The CMDC believes that combining annual performance goals with a three-year vesting period effectively balances long-term focus with clear and understandable performance goals. Beginning with the awards granted in January 2017, the CMDC simplified our long-term equity program by providing for a one-year performance period followed by an additional two-year, time-based vesting period.

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6	Fiscal 2019 Performance Goals and Performance

What were the fiscal 2019 financial goals under our annual and long-term incentive plans?

Our NEOs’ performance-based pay for fiscal 2019 was based on achieving objective, pre-established financial goals for the following weighted metrics:

Annual Cash Incentive	Long-Term Performance Equity

In order to make results comparable from year-to-year for purposes of our incentive programs, total company and International sales, operating income, and ROI are calculated on a constant currency basis and exclude certain items, such as revenue from fuel sales. See page 59 for more information.

How did we perform in comparison to those goals?

Fiscal 2019 Annual Cash Incentive Goals and Results
(in millions)

Adjusted Constant Currency Operating Income (excluding certain items*)

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Executive Compensation

Constant Currency Sales (excluding certain items*)

*	In order to make results comparable from year-to-year, we exclude fuel sales, the impact of currency exchange rate fluctuations, Sam’s Club tobacco sales, and the effects of certain other items from our reported results of operations for incentive plan purposes. See page 59 for more information.

Fiscal 2019 Long-Term Performance Equity Goals and Results

Constant Currency Sales (excluding certain items*)
(in millions)

Adjusted ROI*

*	In order to make results comparable from year-to-year, we exclude fuel sales, the impact of currency exchange rate fluctuations, Sam’s Club tobacco sales, and the effects of certain other items from our reported results of operations for incentive plan purposes. See page 59 for more information.

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How were these results used to determine fiscal 2019 award payouts?

Fiscal 2019 performance compared to each of the annual cash incentive goals shown above was then weighted according to each NEO’s performance measure weightings to determine payout percentages, as shown below:

Fiscal 2019 Annual Cash Incentive Payouts

	Total Company		Walmart U.S.		Sam’s Club		International
Component	Weighting	Payout	Weighting	Payout	Weighting	Payout	Weighting	Payout
Total Company - OI	75.00%	125.00%	25.00%	125.00%	25.00%	125.00%	25.00%	125.00%
Total Company - Sales	25.00%	125.00%
Divisional - OI			50.00%	125.00%	50.00%	125.00%	50.00%	125.00%
Divisional - Sales			25.00%	125.00%	25.00%	125.00%	25.00%	109.51%
Payout (% of target)	125.00%		125.00%		125.00%		121.13%

See “Fiscal 2019 NEO Pay and Performance Summaries” for more details about each NEO’s fiscal 2019 annual cash incentive payout.

Fiscal 2019 Performance Equity Payouts

For performance equity awards granted in fiscal 2016, fiscal 2019 performance compared to each of the long-term performance equity goals shown above was weighted according to each NEO’s performance measure weightings, and was then averaged with results for the prior two years within the three-year performance cycle (see illustration below).

Beginning with the fiscal 2017 grant, our NEOs received performance-based RSUs with a one-year performance period followed by a two-year vesting period (see illustrations below).

Fiscal 2016 Grant

Segment	FY 17 Performance	FY 18 Performance	FY 19 Performance	Fiscal 2019 Payout
Walmart U.S.	124.83%	121.32%	150.00%	132.05%
Sam’s Club	124.07%	124.89%	150.00%	132.99%
International	138.00%	138.17%	129.75%	135.31%
Total Company	125.90%	122.46%	150.00%	132.79%

Fiscal 2017 Grant

Segment		FY 18 Performance	Time-based vesting through FY19 and FY20
Walmart U.S.		121.32%	Scheduled to vest on Jan. 31, 2020 based on continued employment
Sam’s Club		124.89%
International		138.17%
Total Company		122.46%

Fiscal 2018 Grant

Segment			FY 19 Performance	Time-based vesting through FY20 and FY21
Walmart U.S.			150.00%	Scheduled to vest on Jan. 31, 2021 based on continued employment
Sam’s Club			150.00%
International			129.75%
Total Company			150.00%

See “Fiscal 2019 NEO Pay and Performance Summaries” for more details about each NEO’s fiscal 2019 long-term performance equity payout.

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Executive Compensation

Why do the results used in our incentive plans differ from our reported results of operations for fiscal 2019?

The CMDC’s objective in administering our incentive plans is to ensure that incentive awards are calculated on a comparable basis from year-to-year, and to ensure that plan participants are incentivized and rewarded appropriately for performance within their control. The CMDC undertakes a rigorous oversight and certification process to determine the items to exclude from our reported results of operations for purposes of our incentive plans. This process is not outcome-driven and includes both positive and negative adjustments to reported results of operations.

For these reasons, the following types of items are excluded from our incentive goals and/or our incentive calculations:

●	Items excluded by the terms of the incentive plans. Like many other companies, our shareholder-approved incentive plans specify that incentive payouts be calculated by excluding the impact of recent acquisitions and divestitures, restructurings and store closings, and items that similarly impact our operating results. For fiscal 2019, these items represented the substantial majority of the difference between our reported operating income and our operating income as calculated for incentive plan purposes. The largest single exclusion, representing a majority of the difference between reported operating income and operating income for incentive plan purposes, was the exclusion of losses and expenses related to the acquisition of Flipkart during fiscal 2019.
●	Items excluded at the time incentive goals are established. When the CMDC sets incentive goals, it typically excludes the impact of certain items from the performance goals. For example, because as a matter of policy we generally do not hedge for currency exchange rate fluctuations, the CMDC sets incentive goals on a “pegged” currency basis excluding the impact of currency exchange rate fluctuations. Similarly, sales goals exclude the impact of fuel sales because fuel prices are volatile and subject to significant fluctuation, which is out of our management’s control. Also, in light of our significant ongoing investments in eCommerce, when the CMDC established fiscal 2019 operating income goals for our operating segments, it limited the impact of certain operating losses attributable to the eCommerce operations of those operating segments for incentive plan purposes in order to encourage our segment leaders to make these necessary investments. Losses from eCommerce operations are not limited for purposes of total company incentive goals. For fiscal 2019, items excluded at the time incentive goals were established represented the substantial majority of the difference between our reported sales and our sales as calculated for incentive plan purposes.
●	Items excluded so that operating results are calculated on a comparative basis from year-to-year. Consistent with the terms of our incentive plans, the CMDC may exclude certain other items so that results can be calculated on a comparative basis from year-to-year. During fiscal 2019, these included, among others, the impact of hurricanes, as well as an adjustment to reflect that certain technology infrastructure investments included in our fiscal 2019 operating plan were not utilized during fiscal 2019. On a net basis, this category of adjustments did not have a significant impact on fiscal 2019 incentive results.

Impact of Excluded Items on Fiscal 2019 Performance for Incentive Plan Purposes

As described above and shown below, by a significant margin, the largest items excluded from our fiscal 2019 reported results of operations consisted of (i) items automatically excluded by the terms of our plans, such as the impact of acquisitions, divestitures, and restructurings, and (ii) items pre-determined to be excluded at the time incentive goals were set, such as the impact of currency exchange rate fluctuations, fuel sales, and certain eCommerce losses above the pre-set limit established when goals were set at the beginning of fiscal 2019.

$ in millions	Operating Income				Sales
Metric	Total Company ($)	Walmart U.S. ($)	Sam’s Club ($)	International ($)	Total Company ($)	Walmart U.S. ($)	Sam’s Club ($)	International ($)
As Reported	21,957	17,386	1,520	4,883	510,329	331,666	57,839	120,824
Plan and pre-determined items	1,029	1,200	(3)	854	(15,812)	(3,561)	(10,911)	(2,859)
Comparative items	(99)	53	10	(79)	(60)	(50)	(10)	0
Performance for Incentive Plan Purposes	22,887	18,639	1,527	5,658	494,457	328,055	46,918	117,965

2019 ROI Adjustments for Long-Term Performance Equity Purposes. When calculating ROI for long-term performance equity purposes, we used the adjusted operating income shown in the table above in the row titled “Performance for Incentive Plan Purposes.” We then adjusted ROI downward for incentive purposes to reflect a mark-to-market adjustment during fiscal 2019 related to our investment in JD.com. As a result of applying these adjustments, our ROI was 14.9% for purposes of our long-term performance share plan, compared to a reported ROI of 14.2%.

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7 Fiscal 2019 NEO Pay and Performance Summaries

How did our fiscal 2019 performance impact our NEOs’ compensation?

Doug McMillon President and CEO

Fiscal 2019 Highlights

In addition to the solid financial performance described above on page 4, during fiscal 2019 Mr. McMillon accelerated Walmart’s transformation strategy to become the first company to offer a seamless shopping experience at scale.

●We continued to deliver on our key strategic priorities and saw continued top-line momentum in stores, clubs, and eCommerce.
●Our adjusted earnings per share exceeded our initial guidance and we gained market share.
●We accelerated innovation in our business to make shopping faster and easier for our customers, including adding approximately 1,000 new grocery pickup locations and reached nearly 800 grocery delivery locations.
●We continued to make investments in our associates, increasing wages to bring our average hourly total compensation and benefits to more than $17.50, and we have trained approximately 450,000 associates in our nearly 200 Walmart U.S. training academies.
Fiscal 2019 Target TDC $21.7 million

Fiscal 2019 Incentive Payouts

Annual cash incentive. As our CEO, Mr. McMillon’s annual cash incentive is based on the total company operating income and sales performance, as calculated for incentive plan purposes and as described above on page 59.

Performance Metric	Weighting	Performance (% of Target)	Payout (% of Target)	Fiscal 2019 Incentive Payout
Total Company OI		125.0%	125.0%	$5,088,000
Total Company Sales		125.0%

Long-term incentive. Mr. McMillon’s long-term performance equity is based on the total company sales and ROI performance, as calculated for incentive plan purposes and as described above on page 59. The table below shows the three year performance (as a % of target) and the resulting number of Shares Mr. McMillon earned from his 2016 performance share grant with a performance period ending January 31, 2019.

Performance Metric	Fiscal 2019 Weighting	3 Year Performance (% of Target)	Number of Shares Earned
Total Company Sales		132.8%	241,250
Total Company ROI

Key Compensation Decisions for Fiscal 2019

The CMDC relies on the factors described on page 49 in establishing the TDC of Mr. McMillon and our other NEOs. After considering those factors, the CMDC made no changes to Mr. McMillon’s target TDC for fiscal 2019. When compared to similar positions within our peer group companies, Mr. McMillon’s fiscal 2019 target TDC was at approximately the 75th percentile.

Substantial Stock Ownership

Mr. McMillon is significantly invested in Walmart common stock, owning Shares valued at approximately 86 times his annual base salary, well in excess of our stock ownership guidelines requirement of 7 times his annual base salary. We believe that Mr. McMillon’s significant interest in Walmart stock serves to align his interests with those of our shareholders.

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Executive Compensation

Brett Biggs EVP and CFO

Fiscal 2019 Highlights

●Mr. Biggs’ integrated financial framework, business perspective, and guidance has continued to help Walmart build trust with customers, investors, and other stakeholders.
●We maintained consistent working capital discipline and management of inventory and payables in the context of portfolio optimization, continued key strategic investments, and our ongoing transformation.
●We generated $27.8 billion in operating cash flow.
●We returned $13.5 billion to shareholders in the form of dividends and share repurchases.
Fiscal 2019 Target TDC $7.1 million

Fiscal 2019 Incentive Payouts

Annual cash incentive. As our CFO, Mr. Biggs’ annual cash incentive is based on the total company operating income and sales performance, as calculated for incentive plan purposes and as described above on page 59.

Performance Metric	Weighting	Performance (% of Target)	Payout (% of Target)	Fiscal 2019 Incentive Payout
Total Company OI		125.0%	125.0%	$2,223,926
Total Company Sales		125.0%

Long-term incentive. Mr. Biggs’ long-term performance equity is based on the total company sales and ROI performance, as calculated for incentive plan purposes and as described above on page 59. The table below shows the number of Shares Mr. Biggs earned from his 2016 performance share grant with a performance period ending January 31, 2019.

Performance Metric	Fiscal 2019 Weighting	3 Year Performance (% of Target)	Number of Shares Earned
Total Company Sales		132.8%	47,089
Total Company ROI

Key Compensation Decisions for Fiscal 2019

For fiscal 2019, the CMDC increased Mr. Biggs’ salary by 2.5% and increased his target annual equity award by $1 million, which resulted in an approximately 18.8%% increase in Mr. Biggs’ target TDC. The CMDC approved these increases in light of Mr. Biggs’ competitive positioning and his integrated financial framework, business perspective, and guidance which has helped Walmart build trust with customers and shareholders. When compared to comparable positions within our peer group companies, Mr. Biggs’ fiscal 2019 target TDC was at approximately the 75th percentile. Mr. Biggs received no special awards for fiscal 2019.

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Executive Compensation

Greg Foran EVP, President and CEO, Walmart U.S.

Fiscal 2019 Highlights

●Walmart U.S. continued its strong top-line performance, with comp sales growth of 3.6%.
●Walmart U.S. continued to show sustained improvements in its stores, as reflected in net promoter and customer service scores that continue to improve as we remodeled approximately 500 stores in fiscal 2019.
●Walmart U.S. continued to innovate, continuing to rapidly expand grocery pickup and delivery, and leveraging technology in our stores.
●Walmart U.S. maintained disciplined inventory management and effectively controlled expenses.
●Walmart U.S. continued its investments in associate training and opportunity, increasing starting wages, innovating in associate training, introducing a new adoption benefit, and expanding parental leave.
Fiscal 2019 Target TDC $10.9 million

Fiscal 2019 Incentive Payouts

Annual cash incentive. Mr. Foran’s annual cash incentive is based on a combination of total company and Walmart U.S. performance, as calculated for incentive plan purposes and as described above on page 59.

Performance Metric	Weighting	Performance (% of Target)	Payout (% of Target)	Fiscal 2019 Incentive Payout
Total Company OI		125.0%	125.0%	$3,300,230
Walmart U.S. OI		125.0%
Walmart U.S. Sales		125.0%

Long-term incentive. Mr. Foran’s long-term performance equity is based on Walmart U.S. sales and total company ROI performance, as calculated for incentive plan purposes and as described above on page 59. The table below shows the number of Shares Mr. Foran earned from his 2016 performance share grant with a performance period ending January 31, 2019.

Performance Metric	Fiscal 2019 Weighting	3 Year Performance (% of Target)	Number of Shares Earned
Walmart U.S. Sales		132.1%	101,457
Total Company ROI

Key Compensation Decisions for Fiscal 2019

For fiscal 2019, the CMDC increased Mr. Foran’s salary by 5% in light of his peer group positioning and his continuing strong performance. This base salary increase resulted in a 1.5% increase in Mr. Foran’s target TDC. The CMDC believes that Mr. Foran, as the head of our Walmart U.S. retail operations, has responsibilities comparable to many CEO positions within our peer group companies, and that it is likely that he would be recruited for a CEO position in the retail industry or elsewhere. When compared to CEO positions at our peer group companies, Mr. Foran’s target TDC is below the median. In January 2019, the CMDC granted Mr. Foran a $2 million special restricted stock award, with one half scheduled to vest at the end of fiscal 2020 and one half scheduled to vest at the end of fiscal 2021. The CMDC approved this special award in light of the importance of retaining Mr. Foran during this period of transformation as he continues to drive innovation and strong results in our Walmart U.S. business.

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Executive Compensation

Judith McKenna EVP, President and CEO, Walmart International

Fiscal 2019 Highlights

●Overall constant currency sales growth of 2.9% in a rapidly evolving global retail environment.
●Positive comp sales growth in eight of our international markets, including our four largest markets.
●Accelerating eCommerce and omni-channel capabilities across international through acquisitions and partnerships, including in India, China, Canada, and Japan.
●Operated with discipline and managed expenses as we continue to reshape and optimize our portfolio.
Fiscal 2019 Target TDC $9.5 million

Fiscal 2019 Incentive Payouts

Annual cash incentive. Ms. McKenna’s annual cash incentive is based on a combination of total company and International performance, as calculated for incentive plan purposes and as described above on page 59.

Performance Metric	Weighting	Performance (% of Target)	Payout (% of Target)	Fiscal 2019 Incentive Payout
Total Company OI		125.0%	120.8%	$2,267,949
International OI		125.0%
International Sales		108.3%

Long-term incentive. Ms. McKenna’s long-term performance equity for fiscal 2019 was based on International sales and total company ROI performance, as calculated for incentive plan purposes and as described above on page 59. Prior to her promotion to her current position at the beginning of fiscal 2019, Ms. McKenna served as Chief Operating Officer of Walmart U.S. during fiscal 2017 and fiscal 2018. Therefore, her performance equity payout is based on a combination of Walmart International performance during fiscal 2019 and Walmart U.S. performance during the two prior years. The table below shows the number of shares Ms. McKenna earned from her original 2016 performance share grant with a performance period ending January 31, 2019.

Performance Metric	Weighting	3 Year Performance (% of Target)	Number of Shares Earned
International Sales (FY19) Walmart U.S. Sales (FY 17-18)		125.3%	20,489
Total Company ROI

In addition, in accordance with our customary practice when executives are promoted to significantly larger roles, in connection with her promotion to her current position on February 1, 2018, Ms. McKenna received an additional grant of performance equity for fiscal 2019. This additional grant was intended to allow Ms. McKenna to realize a performance equity payout for fiscal 2019 commensurate with her current role for performance equity cycles already in progress. This additional grant was based 50% on International sales and 50% on total company ROI during fiscal 2019, and was earned at 129.8% of target based on fiscal 2019 performance as shown above on page 58. As a result, Ms. McKenna earned 44,503 shares upon the vesting of this additional award.

Key Compensation Decisions for Fiscal 2019

Fiscal 2019 was Ms. McKenna’s first year in this role as she was promoted to her current position on February 1, 2018. The CMDC believes that Ms. McKenna, as head of our International segment, has responsibilities comparable to many CEO positions within our peer group, and that it is likely that she would be recruited for a CEO position within the retail industry or elsewhere. When compared to COO positions within our peer group, Ms. McKenna’s target TDC is above the median; however, when compared to CEO positions within our peer group companies, Ms. McKenna’s target TDC is below the median. Ms. McKenna received no special awards during fiscal 2019.

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Executive Compensation

John Furner EVP, President and CEO, Sam’s Club

Fiscal 2019 Highlights

●Sam’s Club delivered continued solid top-line results, with comp sales growth of 3.8% excluding fuel, and eCommerce growth of 27%.
●Sam’s Club accelerated innovation, launching free shipping for Plus members, converting four Sam’s Clubs to eCommerce fulfillment centers, and announcing a partnership with Instacart for last-mile delivery
●Improvements in membership signups and penetration of Plus memberships.
Fiscal 2019 Target TDC $8.8 million

Fiscal 2019 Incentive Payouts

Annual cash incentive. Mr. Furner’s annual cash incentive is based on a combination of total company and Sam’s Club performance, as calculated for incentive plan purposes and as described above on page 59.

Performance Metric	Weighting	Performance (% of Target)	Payout (% of Target)	Fiscal 2019 Incentive Payout
Total Company OI		125.0%	125.0%	$1,791,903
Sam’s Club OI		125.0%
Sam’s Club Sales		99.6%

Long-term incentive. Mr. Furner’s long-term performance equity is based on Sam’s Club sales and total company ROI performance, as calculated for incentive plan purposes and as described above on page 59. The table below shows the number of shares Mr. Furner earned from his original 2016 performance share grant with a performance period ending January 31, 2019.

Performance Metric	Weighting	3 Year Performance (% of Target)	Number of Shares Earned
Sam’s Club Sales		133.0%	18,121
Total Company ROI

In addition, as disclosed in our 2018 CD&A and in accordance with our customary practice when executives are promoted to significantly larger roles, in connection with his promotion to his current position on February 1, 2017, Mr. Furner received an additional grant of performance equity for fiscal 2019. This additional grant was intended to allow Mr. Furner to realize a performance equity payout for fiscal 2019 commensurate with his current role for performance equity cycles already in progress. This additional grant was based 50% on Sam’s Club sales and 50% on total company ROI during fiscal 2019, and was earned at 150.0% of target based on fiscal 2019 performance as shown above on page 58. As a result, Mr. Furner earned 49,392 shares upon the vesting of this additional award.

Key Compensation Decisions for Fiscal 2019

For fiscal 2019, the CMDC increased Mr. Furner’s salary by 2.5% in light of his peer group positioning and his continuing strong performance. This base salary increase resulted in a 0.6% increase in Mr. Furner’s target TDC. The CMDC believes that Mr. Furner, as the head of our Sam’s Club operations, has responsibilities comparable to many CEO positions within our peer group companies, and that it is likely that he would be recruited for a CEO position in the retail industry or elsewhere. When compared to COO positions within our peer group, Mr. Furner’s target TDC is above the median; however, when compared to CEO positions within our peer group companies, Mr. Furner’s target TDC is below the median. Mr. Furner received no special awards during fiscal 2019.

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Executive Compensation

8	Other Compensation Programs and Policies

What perquisites and other benefits do our NEOs receive?

Our NEOs receive a limited number of perquisites and supplemental benefits. We cover the cost of annual physical examinations for our NEOs and provide each NEO with personal use of our aircraft for a limited number of hours each year. Our NEOs also receive company-paid life and accidental death and dismemberment insurance. Additionally, our NEOs are entitled to benefits available to our officers generally, such as participation in the Deferred Compensation Matching Plan, and benefits available to associates generally, including a Walmart discount card, a limited 15 percent match of purchases of Shares through our Associate Stock Purchase Plan, participation in our 401(k) Plan, medical benefits, and foreign business travel insurance. We provide these perquisites and supplemental benefits to attract talented executives to our company and to retain our current executives, and we believe their limited cost is outweighed by the benefits to our company.

What types of retirement and other benefits are our NEOs eligible to receive?

Our NEOs are eligible for the same retirement benefits as our officers generally, such as participation in our Deferred Compensation Matching Plan. They may also take advantage of other benefits available more broadly to our associates, such as our 401(k) Plan. With the exception of Ms. McKenna, who has an interest in a pension plan related to her prior employment with our U.K. subsidiary, our NEOs do not participate in any pension or other defined benefit retirement plan. Ms. McKenna is not eligible to make any further contributions to this U.K. pension plan.

What are our practices for granting equity awards?

Timing of Equity Awards. The CMDC meets each January to approve and grant annual equity awards to our Executive Officers, including our NEOs, for the upcoming fiscal year. Because of the timing of these meetings, these equity grants are reported in the executive compensation tables appearing in this proxy statement as granted during the most recently completed fiscal year. The CMDC meets again in February and/or March to establish the performance goals applicable to the performance share units and any other performance-based equity granted at the January meeting.

Any special equity grants to Executive Officers during the year are approved by the CMDC at a meeting or by unanimous written consent.

Option Exercise Prices. We have not granted stock options to our Executive Officers since 2007, and stock options are not currently a part of our executive compensation program. If and when we grant stock options in the future, the exercise price will be equal to the fair market value of our common stock on the date of grant.

Does the CMDC take tax consequences into account when setting executive compensation?

Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers. While the CMDC considers the deductibility of awards as one factor in determining executive compensation, the CMDC also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by Walmart for tax purposes.

Historically, our annual cash incentive opportunities and performance-based equity awards granted to our Executive officers were designed in a manner intended to be exempt from the deduction limitation of Section 162(m) because they were paid based on the achievement of pre-determined performance goals established by the CMDC pursuant to our shareholder-approved incentive plans. Additionally, the CMDC had adopted a policy requiring our “covered employees” subject to Section 162(m) to defer annual restricted stock grants until after they separate from employment from Walmart, subject to certain exceptions.

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Executive Compensation

Federal legislation signed into law on December 22, 2017, referred to as the Tax Cuts and Jobs Act (the “Tax Act”), repealed the exemption from Section 162(m)’s deduction limit for performance-based compensation, effective for taxable years beginning after December 31, 2017. In addition, the Tax Act expanded the group of covered employees under Section 162(m) to include the chief financial officer and mandated that once an individual is treated as a covered employee for a given year, that individual will be treated as a covered employee for all subsequent years. Accordingly, any compensation paid to our covered Executive Officers in excess of $1 million in any one year, regardless of employment status, will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Despite the CMDC’s efforts to structure incentive compensation in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) as revised by the Tax Act, including the uncertain scope of the transition relief applicable to certain outstanding arrangements, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) will in fact be exempt. Further, the CMDC reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the objectives of our executive compensation program.

Do we have employment agreements with our NEOs?

We do not have employment agreements with any of our NEOs. Our NEOs are employed on an at-will basis.

Do we have severance agreements with our NEOs?

We have entered into a non-competition agreement with each NEO. As described in more detail under “Potential Payments Upon Termination or Change in Control” on page 77, these agreements provide that, if we terminate the NEO’s employment for any reason other than his or her violation of company policy, we will generally make limited severance payments to the NEO.

Under these agreements, each NEO has agreed that for a period of time following his or her termination of employment, he or she will not participate in a business that competes with us and will not solicit our associates for employment. For purposes of these agreements, a competing business generally means any retail, wholesale, or merchandising business that sells products of the type sold by Walmart with annual revenues in excess of certain thresholds.

These agreements reduce the risk that any of our former NEOs would use the skills and knowledge they gained while with us for the benefit of one of our competitors during a reasonable period of time after leaving our company. We do not have any contracts or other arrangements with our NEOs that provide for payments or other benefits upon a change in control of our company.

Does our compensation program contain any provisions addressing the recovery or non-payment of compensation in the event of misconduct?

Yes. Our MIP and our Stock Incentive Plan both provide that we will recoup awards to the extent required by Walmart policies. Furthermore, our MIP provides that, in order to be eligible to receive an incentive payment, the participant must have complied with our policies, including our Global Statement of Ethics, at all times. It further provides that if the CMDC determines, within twelve months following the payment of an incentive award, that prior to the payment of the award, a participant has violated any of our policies or otherwise committed acts detrimental to the best interests of our company, the participant must repay the incentive award upon demand. Similarly, our Stock Incentive Plan provides that if the CMDC determines that an associate has committed any act detrimental to the best interests of our company, he or she will forfeit all unexercised options and unvested equity awards. In addition, both the MIP and the Stock Incentive Plan provide that all awards under these plans, whether or not previously paid or deferred, will be subject to the company’s policies and applicable law regarding clawbacks in effect from time to time.

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Executive Compensation

Are our NEOs subject to any minimum requirements regarding ownership of our stock?

Yes. Our senior officers have been subject to stock ownership guidelines since 2003. In June 2013, our Board enhanced the stock ownership guidelines applicable to our CEO and senior officers, as follows:

●	Our CEO must maintain beneficial ownership of unrestricted Shares having a market value equal to seven times his current annual base salary; and
●	Our other NEOs and certain other senior officers must maintain beneficial ownership of unrestricted Shares having a market value equal to five times his or her current annual base salary.

The CEO and other senior officers must satisfy these stock ownership guidelines no later than the fifth anniversary of his or her appointment to a position covered by the stock ownership guidelines. If any covered officer is not in compliance with these stock ownership guidelines, he or she may not sell or otherwise dispose of more than 50 percent of any Shares that vest pursuant to any equity award until such time as he or she is in compliance with the guidelines and such sale would not cause the covered officer to cease to be in compliance with the guidelines. Further, as noted below, any pledged Shares would not be counted when determining whether the officer is in compliance with the guidelines. Currently, each of our NEOs is in compliance with our stock ownership guidelines.

Are there any restrictions on an NEO’s ability to engage in transactions involving Walmart stock?

Yes. Our Insider Trading Policy contains the following restrictions:

●	Our directors and Executive Officers may trade in our stock only during open window periods, and then only after they have pre-cleared such transactions with our Corporate Secretary.
●	Our directors and Executive Officers may not enter into trading plans pursuant to SEC Rule 10b5-1 without having such plans pre-approved by our Corporate Secretary.
●	Our directors and Executive Officers may not, at any time, engage in hedging transactions (such as swaps, puts and calls, collars, and similar financial instruments) that would eliminate or limit the risks and rewards of Walmart stock ownership.
●	Our directors and Executive Officers may not at any time engage in any short selling, buy or sell options, puts or calls, whether exchange-traded or otherwise, or engage in any other transaction in derivative securities that reflects speculation about the price of our stock or that may place their financial interests against the financial interests of our company.
●	Our directors and Executive Officers are prohibited from using Walmart stock as collateral for any margin loan.
●	Before using Walmart stock as collateral for any other borrowing, our directors and Executive Officers must satisfy the following requirements:
●	The pledging arrangement must be pre-approved by Walmart’s Corporate Secretary; and
●	Any Walmart Shares pledged will not be counted when determining whether the director or Executive Officer is in compliance with our stock ownership guidelines.

Currently, none of our directors or Executive Officers has any pledging arrangements in place involving Walmart stock.

Compensation Committee Report

The CMDC has reviewed and discussed with our company’s management the CD&A included in this proxy statement and, based on that review and discussion, the CMDC recommended to the Board that the CD&A be included in this proxy statement.

The CMDC submits this report:
Stephen J. Easterbrook
Carla A. Harris
Marissa A. Mayer
Steven S Reinemund, Chair

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Executive Compensation

Risk Considerations in our Compensation Program

The CMDC, pursuant to its charter, is responsible for reviewing and overseeing the compensation and benefits structure applicable to our associates generally, including any risks that may arise from our compensation program. We do not believe that our compensation policies and practices for our associates give rise to risks that are reasonably likely to have a material adverse effect on our company. In reaching this conclusion, we considered the following factors:

●	Our compensation program is designed to provide a mix of both fixed and variable incentive compensation.
●	Our performance-based compensation is balanced between an annual incentive and a long-term incentive program. We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our company’s long-term best interests.
●	Our incentive compensation programs reward performance based on a mix of operating income-based metrics, sales-based metrics, and return on investment. We believe that this mix of performance metrics mitigates any incentive to seek to maximize performance under one metric to the detriment of performance under other metrics. For example, our long-term performance share plan is based equally on sales and ROI performance. We believe that this structure mitigates any incentive to pursue strategies that would increase our sales at the detriment of ROI performance. The CMDC regularly reviews the mix and weightings of the performance metrics used in our incentive compensation programs and has concluded that they are aligned with our strategy and provide appropriate incentives to encourage sustainable shareholder value creation.
●	Maximum payouts under both our annual cash incentive plan and our performance share program are capped at 125% and 150% of target payouts, respectively. We believe that these limits mitigate excessive risk-taking, since the maximum amount that can be earned in a single cycle is limited.
●	A significant percentage of our management’s incentive compensation is based on the performance of our total company. This is designed to mitigate any incentive to pursue strategies that might maximize the performance of a single operating segment or area of responsibility to the detriment of our company as a whole.
●	Our senior executives are subject to robust stock ownership guidelines, which we believe motivate our executives to consider the long-term interests of our company and our shareholders and discourage excessive risk-taking that could negatively impact our stock price.
●	Our performance-based incentive compensation programs are designed with payout curves that are relatively smooth and do not contain steep payout “cliffs” that might encourage short-term business decisions in order to meet a payout threshold.
●	Our Executive Officers’ cash incentive payments are subject to reduction or elimination if compliance objectives are not satisfied.

Finally, our cash incentive plan and our Stock Incentive Plan both contain robust “clawback” provisions under which awards may be recouped or forfeited if an associate has not complied with our policies, including our Global Statement of Ethics, or has committed acts detrimental to the best interests of our company.

Compensation Committee Interlocks and Insider Participation

None of the directors who served on the CMDC or the predecessor committee at any time during fiscal 2019 were officers or associates of Walmart or were former officers or associates of Walmart. Further, none of the members who served on the CMDC or the predecessor committee at any time during fiscal 2019 had any relationship with our company requiring disclosure under the section of this proxy statement entitled “Fiscal 2019 Review of Related Person Transactions.” Finally, no Executive Officer serves, or in the past fiscal year has served, as a director of, or as a member of the compensation committee (or other board committee performing equivalent functions) of, any entity that has one or more of its executive officers serving as a director of Walmart or as a member of the CMDC or the predecessor committee.

68	2019 Proxy Statement

Executive Compensation Tables

Summary Compensation

Name and Principal Position (a)	Fiscal Year ended Jan. 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($)
C. Douglas McMillon President and CEO	2019	1,276,892	0	15,592,404	5,088,000	1,090,984	569,953	23,618,233
	2018	1,276,982	0	15,692,464	4,736,750	611,315	473,765	22,791,276
	2017	1,278,989	0	15,224,706	4,851,561	510,155	486,732	22,352,143
M. Brett Biggs Executive Vice President and CFO	2019	892,948	0	5,710,085	2,223,926	269,005	324,450	9,420,414
	2018	871,087	0	4,237,993	2,027,759	140,199	316,133	7,593,171
	2017	854,670	0	3,176,574	2,026,251	101,880	249,785	6,409,160
Gregory S. Foran Executive Vice President	2019	1,104,201	0	8,812,816	3,300,230	20,366	248,880	13,486,493
	2018	1,051,426	0	6,857,031	2,921,173	9,954	178,168	11,017,752
	2017	1,006,424	0	6,650,490	2,861,535	7,731	1,027,673	11,553,853
Judith McKenna Executive Vice President	2019	1,044,210	0	9,186,749	2,267,949	140,460	282,956	12,922,324
John Furner Executive Vice President	2019	799,425	0	6,275,780	1,791,903	92,800	326,869	9,286,777
	2018	780,827	0	9,856,525	1,665,728	35,324	538,384	12,876,788

Explanation of information in the columns of the table:

Name and Principal Position and Fiscal Year ended Jan. 31 (columns (a) and (b))
Mr. Furner was an NEO for the first time in fiscal 2018. Accordingly, only information relating to his fiscal 2018 and fiscal 2019 compensation is included. Ms. McKenna was an NEO for the first time in fiscal 2019. Accordingly, only information relating to her fiscal 2019 compensation is included.

Salary (column (c))
Represents salaries earned during the fiscal years shown. Mr. McMillon, Mr. Biggs, and Mr. Furner elected to defer $130,000, $260,000, and $25,974 of their fiscal 2019 base salaries, respectively, under the Deferred Compensation Matching Plan.

Stock Awards (column (e))
The CMDC generally grants equity awards to our Executive Officers each January, just prior to the end of our fiscal year, that are intended as part of each Executive Officer’s compensation opportunity for the following year. Under the SEC’s rules, however, these awards are reported as compensation for the year in which the grant date falls. Accordingly, this column includes, for each NEO, an award of restricted stock and performance-based restricted stock units approved by the CMDC on January 28, 2019.

In accordance with SEC rules, the amounts included in this column are the grant date fair value for awards granted in the fiscal years shown, computed in accordance with the stock-based compensation accounting rules that are a part of GAAP (as set forth in Financial Accounting Standards Board’s Accounting Standards Codification Topic 718), but excluding the effect of any estimated forfeitures of such awards.

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Executive Compensation Tables

The number of performance-based restricted stock units that vest, if any, depends on whether we achieve certain levels of performance with respect to certain performance measures. The grant date fair values of the performance-based restricted stock units included in this column are based on payouts at target, which we have determined, in accordance with the stock-based compensation accounting rules, to be the probable levels of achievement of the performance goals related to those awards. The table below shows the grant date fair value of the performance-based restricted stock units granted to each NEO during fiscal 2019, assuming that: (i) our performance with respect to those performance measures will be at target levels (i.e., probable performance); and (ii) our performance with respect to those performance measures will be at levels that would result in a maximum payout. The grant date fair value of each performance-based restricted stock unit was determined based on the closing price of a Share on the NYSE on the grant date discounted for the expected dividend yield for such Shares during the vesting period:

Name	Fiscal Year of Grant	Grant Date Fair Value (Probable Performance) ($)	Grant Date Fair Value (Maximum Performance) ($)
C. Douglas McMillon	2019	11,749,896	17,624,843
M. Brett Biggs	2019	4,270,103	6,405,200
Gregory S. Foran	2019	5,187,819	7,781,729
Judith McKenna	2019	7,686,784	11,530,268
John Furner	2019	4,775,815	7,163,768

Option Awards (column (f))
We have omitted this column because we did not grant any option awards to NEOs during fiscal 2019, and stock options are not currently part of our executive compensation program.

Non-Equity Incentive Plan Compensation (column (g))
These amounts represent annual cash incentive payments earned by our NEOs for performance during fiscal 2019, fiscal 2018, and fiscal 2017, respectively, but paid to our NEOs during the following fiscal year. Certain of our NEOs elected to defer a portion of their annual cash incentive payment for fiscal 2019, as follows:

Name	Amount of Fiscal 2019 Annual Cash Incentive Deferred ($)
C. Douglas McMillon	1,272,000
M. Brett Biggs	889,570
Judith McKenna	2,222,546
John Furner	1,212,667

Change in Pension Value and Nonqualified Deferred Compensation Earnings (column (h))
The amounts shown in this column represent above-market interest credited on deferred compensation under our company’s nonqualified deferred compensation plans, as calculated pursuant to Item 402(c)(2)(viii)(B) of SEC Regulation S-K. In addition, Ms. McKenna participates in pension plans administered by Asda Group Limited (“Asda”), the company’s U.K. subsidiary. During fiscal 2019, the actuarial present value of Ms. McKenna’s accumulated benefit in these plans decreased by $168,869 (converted from British Pounds using an average exchange rate during fiscal 2019 of 1 GBP = 1.3237 USD). In accordance with Instruction 3 to Item 402(c)(2)(viii) of Regulation S-K, this negative amount is not included in this column. These pension plans were closed to further accruals in 2011, but participants’ accrued pension balances are adjusted for inflation until they begin to receive distributions from the plan. See the Pension Benefits table on page 74 for more information.

All Other Compensation (column (i))
“All other compensation” for fiscal 2019 includes the following amounts:

Name	401(k) Plan Matching Contributions ($)	Personal Use of Company Aircraft ($)	Company Contributions to Deferred Compensation Plans ($)
C. Douglas McMillon	16,500	156,137	392,435
M. Brett Biggs	16,500	121,510	181,434
Gregory S. Foran	16,500	131,438	0
Judith McKenna	0	73,993	181,989
John Furner	16,500	156,733	138,759

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Executive Compensation Tables

The value shown for personal use of Walmart aircraft is the incremental cost to our company of such use, which is calculated based on the variable operating costs to our company per hour of operation, which include fuel costs, maintenance, and associated travel costs for the crew. Fixed costs that do not change based on usage, such as pilot salaries, depreciation, insurance, and rent, are not included.

“All other compensation” for fiscal 2019 also includes the following amounts:

●	$47,092 in tax preparation and related services provided to Mr. Foran in connection with his prior expatriate assignments and current position based in the U.S. outside of his home country, as well as tax gross-ups primarily related to these services in the amount of $51,886.
●	$19,376 in tax gross-ups for Ms. McKenna primarily related to her prior expatriate assignment and current position based in the U.S. outside her home country.

The amounts in this column for fiscal 2019 also include tax gross-up payments for certain of our other NEOs in amounts less than $10,000. The amounts in this column for fiscal 2019 also include the cost of term life insurance premiums and physical examinations for certain of our NEOs. The values of these personal benefits are based on the incremental aggregate cost to our company and are not individually quantified because none of them individually exceed the threshold set forth in Instruction 4 to Item 402(c)(2)(ix) of Regulation S-K.

Fiscal 2019 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name	Grant Date	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
C. Douglas McMillon		1,144,899	3,052,800	3,816,000
	1/28/19				64,638	129,276	193,914		11,749,896
	1/28/19							39,589	3,842,508
M. Brett Biggs		514,888	1,373,036	1,716,294
	1/28/19				23,491	46,981	70,472		4,270,103
	1/28/19							14,836	1,439,982
Gregory S. Foran		785,624	2,094,997	2,618,746
	1/28/19				28,539	57,078	85,617		5,187,819
	1/28/19							16,742	1,624,979
	1/28/19							20,606	2,000,018
Judith McKenna		719,694	1,919,185	2,398,982
	1/28/19				26,273	52,545	78,818		4,775,815
	1/28/19				15,323	30,645	45,968		2,910,969
	1/28/19							15,454	1,499,965
John Furner		553,154	1,475,078	1,843,848
	1/28/19				26,273	52,545	78,818		4,775,815
	1/28/19							15,454	1,499,965

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Executive Compensation Tables

Explanation of information in the columns of the table:

Estimated Future Payments Under Non-Equity Incentive Plan Awards (columns (c), (d) and (e))
The amounts in these columns represent the threshold, target, and maximum amounts of potential annual cash incentive payments that may be earned by our NEOs under the Management Incentive Plan for performance during fiscal 2020. The performance measures and weightings applicable to these awards for each of our NEOs are as follows:

Name	Weighting
C. Douglas McMillon	75% Total Company Operating Income	25% Total Company Sales
M. Brett Biggs	75% Total Company Operating Income	25% Total Company Sales
Gregory S. Foran	25% Total Company Operating Income	25% Walmart U.S. Sales
50% Walmart U.S. Operating Income
Judith McKenna	25% Total Company Operating Income	25% International Sales
50% International Operating Income
John Furner	25% Total Company Operating Income	25% Sam’s Club Sales
50% Sam’s Club Operating Income

The CD&A provides additional information regarding our annual cash incentive plan.

Estimated Future Payouts Under Equity Incentive Plan Awards (columns (f), (g), and (h))
The amounts in these columns represent the threshold, target, and maximum number of Shares that may vest with respect to performance-based restricted stock units granted during fiscal 2019. Holders of performance-based restricted stock units do not earn dividends or enjoy other rights of shareholders until such performance-based restricted stock units have vested. All performance-based restricted stock units granted to our NEOs in fiscal 2019 are scheduled to vest on January 31, 2022, with the number of units vesting based on performance during fiscal 2020, with the exception of 30,645 of the target performance-based restricted stock units granted to Ms. McKenna, which are scheduled to vest on January 31, 2020, with the number of units vesting based on performance during fiscal 2020. The CD&A provides additional information regarding our performance equity program and the related performance measures. For these grants made in fiscal 2019 related to performance in fiscal 2020, the applicable performance measures are: (i) return on investment; and (ii) sales growth of our company or one of its operating segments, depending on each NEO’s primary area of responsibility. Each NEO’s performance measure weighting for fiscal 2020 is as follows:

Name	Weighting
C. Douglas McMillon	50% Total Company Return on Investment	50% Total Company Sales
M. Brett Biggs	50% Total Company Return on Investment	50% Total Company Sales
Gregory S. Foran	50% Total Company Return on Investment	50% Walmart U.S. Sales
Judith McKenna	50% Total Company Return on Investment	50% International Sales
John Furner	50% Total Company Return on Investment	50% Sam’s Club Sales

All Other Stock Awards: Number of Shares of Stock or Units (column (i))
The amounts in this column represent Shares of restricted stock and restricted stock units granted during fiscal 2019. Restricted stock and restricted stock units vest based on the continued service of the NEO as an associate through the vesting date. All Shares of restricted stock included in this column are scheduled to vest on January 18, 2022, with the exception of the grant of 20,606 shares to Mr. Foran which is scheduled to vest 50% on February 4, 2020 and 50% on February 2, 2021.

All Other Option Awards: Number of Securities Underlying Options and Exercise or Base Price of Option Awards (columns (j) and (k))
These columns are omitted because options are not currently part of our executive compensation program and Walmart did not grant options to NEOs during fiscal 2019.

Grant Date Fair Value of Stock and Option Awards (column (l))
Fair values of equity awards are computed in accordance with the stock-based compensation accounting rules, and exclude the effect of any estimated forfeitures. The grant date fair values of performance-based restricted stock units are based on the probable outcome of those awards on the date of grant. The fair values of performance-based restricted stock units and restricted stock units are discounted for the expected dividend yield during the vesting period. The grant date fair value of the equity awards awarded on January 28, 2019 was determined based on a per-share amount of $97.06, which was the closing price of a Share on the NYSE on that date. Performance-based restricted stock units granted on

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Executive Compensation Tables

January 28, 2019 with a vesting period ending January 31, 2022 were valued using a discounted per-share value of $90.89. The performance-based restricted stock units granted to Ms. McKenna on January 28, 2019 with a vesting period ending January 31, 2020 were valued at a discounted per-share value of $94.99.

Outstanding Equity Awards at Fiscal 2019 Year-End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
C. Douglas McMillon	534,665	51,236,947	193,914	18,582,779
M. Brett Biggs	130,979	12,551,718	70,472	6,753,332
Gregory S. Foran	253,261	24,270,002	85,617	8,204,677
Judith McKenna	148,735	14,253,275	124,786	11,958,242
John Furner	221,590	21,234,970	78,818	7,553,129

Explanation of information in the columns of the table:

Option Awards (columns (b) through (f))
We have omitted these columns because none of our NEOs held any options to purchase shares or other Walmart securities as of the end of fiscal 2019.

Number of Shares or Units of Stock that Have Not Vested (column (g))
The amounts in this column represent Shares of restricted stock with service-based vesting requirements, including performance-based restricted stock units for which the performance conditions have been satisfied, scheduled to vest in amounts and on the dates shown in the following table:

Vesting Date	C. Douglas McMillon	M. Brett Biggs	Gregory S. Foran	Judith McKenna	John Furner
March 5, 2019	—	—	—	7,559	—
March 19, 2019	—	—	—	5,451	4,542
October 1, 2019		—		6,241	—
January 21, 2020	57,652	11,253	24,381	—	22,506
January 31, 2020	230,543	49,149	100,842	26,569	95,565
February 4, 2020	—	—	10,303	—	—
March 17, 2020	—	—	—	6,844	—
January 19, 2021	35,075	9,694	14,833	—	13,692
January 31, 2021	171,806	46,047	75,857	80,617	69,831
February 2, 2021	—	—	10,303	—	—
January 18, 2022	39,589	14,836	16,742	15,454	15,454

Market Value of Shares or Units of Stock That Have Not Vested (column (h))
This column shows the market value of the Shares of restricted stock and restricted stock units in column (g), based on the closing price of a Share on the NYSE on the last trading day of fiscal 2019 ($95.83 on January 31, 2019).

Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (column (i))
The amounts in this column represent performance-based restricted stock units held by our NEOs, the vesting of which is subject to our company meeting certain performance goals as described in the CD&A and in the notes to the Summary Compensation and Fiscal 2019 Grants of Plan-Based Awards tables. The amounts in this column assume that performance-based restricted stock units will vest at maximum levels. All awards in this column are subject to performance conditions for fiscal 2020, and are subject to further service-based vesting requirements through January 31, 2022 (except for 45,968 of the performance-based restricted stock units held by Ms. McKenna, which are scheduled to vest on January 31, 2020).

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Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (column (j))
This column shows the market value of the performance share units in column (i), assuming payouts at maximum levels and based on the closing price of a Share on the NYSE on the last trading day of fiscal 2019 ($95.83 on January 31, 2019).

Fiscal 2019 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
C. Douglas McMillon	—	—	301,809	29,500,171
M. Brett Biggs	—	—	62,006	6,030,784
Gregory S. Foran	—	—	129,522	12,669,859
Judith McKenna	—	—	82,915	7,963,840
John Furner	—	—	72,607	7,042,400

Explanation of information in the columns of the table:

Number of Shares Acquired on Vesting (column (d))
2,454 of the shares shown for Mr. Foran and 5,094 of the shares shown for Mr. Furner represent the vesting of cash-settled awards. All other vestings during fiscal 2019 shown on this table were settled in shares. The receipt of certain of the shares shown in this column was deferred until a future date, as shown on the table below:

Name	Shares Deferred (#)
C. Douglas McMillon	58,557
M. Brett Biggs	45,116
Gregory S. Foran	27,135
John Furner	4,880

Value Realized on Vesting (column (e))
The values in this column equal the number of Shares vested multiplied by the fair market value of a Share, as defined in the Stock Incentive Plan, on the various vesting dates.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Judith McKenna	Asda Group Pension Scheme	14.7	1,891,567	0
	Asda Unfunded Unapproved Retirement Benefit Scheme	11.1	1,340,908	0
(1)	These amounts were valued in Great British Pounds (GBP) and have been reported here using an average currency exchange rate during fiscal 2019 of 1 GBP = 1.3237 USD.

In connection with her former employment with Asda, the company’s U.K. subsidiary, Ms. McKenna is a participant in the Asda Group Pension Scheme, the pension plan for colleagues of Asda. The plan provides for an annual pension, payable for life, based on the participant’s years of participation in the plan and salary at the date of retirement from Asda. Pension benefits are generally payable beginning at age 60, but a participant may receive payments beginning at age 55, subject to a reduction in the pension amount. Both before and after payment commences, the pension amount

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increases in line with inflation, subject to an annual limitation. On death either before or after payment commences, the plan provides for payment of spouse’s and dependents’ pensions. Ms. McKenna’s balance in this plan was partially funded by her own contributions to the plan and partially funded by Asda. The Asda Group Pension Scheme was frozen to new accruals in February 2011.

Also in connection with her former employment with Asda, Ms. McKenna participates in the Asda Unfunded Unapproved Retirement Benefits Scheme, a non-tax qualified pension plan which commenced in January 2000 and was open to Asda colleagues with salary in excess of the salary cap that applied in the Asda Group Pension Scheme. The Asda Unfunded Unapproved Retirement Benefits Scheme provides benefits using the same accrual formula as the Asda Group Pension Scheme, but benefits are limited according to a salary cap based on seniority. Ms. McKenna did not contribute to this plan and her plan balance will be funded by Asda. The Asda Unfunded Unapproved Retirement Benefits Scheme was frozen to new accruals in February 2011.

The table above reflects the present value of benefits accrued by Ms. McKenna from the Asda Group Pension Scheme and the Asda Unfunded Unapproved Retirement Benefits Scheme. The amounts were computed in accordance with U.S. GAAP using the following assumptions: (i) a retirement age of 60 (the earliest age at which Ms. McKenna could retire without any benefit reduction due to age); (ii) a discount rate of 2.9% per year; and (iii) an assumed inflation rate of 3.1% per year.

Fiscal 2019 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($) (b)	Company Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
C. Douglas McMillon	7,161,667	392,435	3,054,865	0	100,260,151
M. Brett Biggs	5,552,440	181,435	681,511	971,139	24,491,558
Gregory S. Foran	2,676,921	0	173,999	0	9,313,569
Judith McKenna	2,222,545	181,989	243,213	0	7,537,417
John Furner	1,673,393	138,759	166,688	47,142	5,166,142

Explanation of information in the columns of the table:

Executive Contributions in Last FY (column (b))
These amounts represent salary, cash incentive payments, and/or the value of equity awards that vested during fiscal 2019 but the receipt of which was deferred. This includes amounts earned during fiscal 2019 but credited to NEOs’ deferred compensation accounts after the end of fiscal 2019. Salary and cash incentive payments deferred are included in the Summary Compensation table under “Salary” and “Non-Equity Incentive Plan Compensation,” respectively, for fiscal 2019. Deferrals of equity awards were deferred upon vesting pursuant to an election made in a prior year by the NEO or pursuant to the terms of the awards, and deferred equity is valued using the closing Share price on the NYSE on the deferral date. The following table shows the deferred portion of each NEO’s salary, cash incentive payments, and equity awards that vested in fiscal 2019, and the form of deferral:

Name	Contributions	Form of Deferral	Amount ($)
C. Douglas McMillon	Salary	Cash	130,000
	Cash Incentive	Cash	1,272,000
	Equity	Share Units	5,759,667
M. Brett Biggs	Salary	Cash	260,000
	Cash Incentive	Cash	889,570
	Equity	Share Units	4,402,870
Gregory S. Foran	Equity	Share Units	2,676,921
Judith McKenna	Cash Incentive	Cash	2,222,545
John Furner	Salary	Cash	25,974
	Cash Incentive	Cash	1,212,677
	Equity	Share Units	434,742

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Company Contributions in Last FY (column (c))
The amounts in this column represent participation incentive contributions under the ODCP and matching contributions to the DCMP, as shown in the table below. See “Walmart’s Deferred Compensation Plans” on page 77 for more information on company contributions under these plans.

Name	ODCP Participation Incentive ($)	DCMP Matching Contributions ($)
C. Douglas McMillon	27,335	365,100
M. Brett Biggs	11,169	170,266
Judith McKenna		181,989
John Furner		138,759

Aggregate Earnings in Last FY (column (d))
The amounts in this column represent all interest on ODCP and DCMP account balances, SERP earnings, and dividend equivalents and interest earned on dividend equivalents in equity deferral accounts under the Stock Incentive Plan during fiscal 2019, as shown in the table below. The “above market” portion of this interest and earnings is included in the fiscal 2019 amounts in the Summary Compensation table under “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

Name	ODCP Interest ($)	DCMP Interest ($)	SERP Interest ($)	Dividend Equivalents and Interest ($)
C. Douglas McMillon	1,062,024	513,723	57,429	1,421,689
M. Brett Biggs	170,802	268,198	10,218	232,293
Gregory S. Foran	0	18,061	0	155,938
Judith McKenna	0	243,213	0	0
John Furner	35,163	122,663	2,767	6,095

Aggregate Withdrawals/Distributions (column (e))
The amount in this column for Mr. Biggs includes $331,441 in Shares previously deferred upon the vesting of performance shares granted in prior periods that were distributed during fiscal 2019. The remaining amounts in this column represent cash compensation earned in prior fiscal years and voluntarily deferred until specific distribution dates in fiscal 2019.

Aggregate Balance at Last FYE (column (f))
The aggregate balance for each NEO includes certain amounts included in the Summary Compensation table in prior fiscal years, as shown in the following table. The deferred equity amounts included in the table below are valued using the closing Share price on the NYSE on the last trading day of fiscal 2019, with the exception of deferred performance share units with a performance period ending January 31, 2019 which are valued using the fair market value of a Share, as defined in the Stock Incentive Plan, on March 11, 2019, the date such performance shares were credited to the NEOs’ deferral accounts.

Name	Amount Previously Reported on Summary Compensation Table ($)	Fiscal Years When Reported
C. Douglas McMillon	64,957,595	2009-2018
M. Brett Biggs	14,140,981	2016-2018
Gregory S. Foran	5,233,184	2015-2018
Judith McKenna	0	N/A
John Furner	1,074,334	2018

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Walmart’s Deferred Compensation Plans

Under the Deferred Compensation Matching Plan, which took effect on February 1, 2012, officers may elect to defer base salary and cash incentive amounts until separation of employment or until a specified payment date. Interest accrues on amounts deferred at an interest rate set annually based on the ten-year Treasury note yield on the first business day of January plus 2.70%. For fiscal 2019, the interest rate was 5.16%. In addition, our company allocates to each participant’s Deferred Compensation Matching Plan account a matching contribution of up to 6% of the amount by which the participant’s base salary and cash incentive payment exceed the then-applicable limitation in Section 401(a)(17) of the Internal Revenue Code. A participant is required to be employed on the last day of the fiscal year to receive a matching contribution for that year. A participant will become vested in the matching contribution credited to his or her account once the participant has participated in the Deferred Compensation Matching Plan for three plan years after his or her initial deferral.

The Deferred Compensation Matching Plan replaced the Officer Deferred Compensation Plan. Participants may no longer elect to defer amounts into the Officer Deferred Compensation Plan. However, participants’ Officer Deferred Compensation Plan account balances will continue to earn interest at the same rate as Deferred Compensation Matching Plan balances until distribution. Additionally, participants who made contributions to the Officer Deferred Compensation Plan in prior years continue to earn incentive contributions to their Officer Deferred Compensation Plan accounts, as follows:

●	In the tenth year of continuous employment beginning with the year the participant first made a deferral under the Officer Deferred Compensation Plan, our company credits the deferral account with an increment equal to 20% of the sum of the principal amount of base salary and cash incentive payments deferred (taking into account a maximum amount equal to 20% of base salary) plus accrued interest on such amounts (the “20% Increment”) in each of the first six years of the participant’s deferrals.
●	In the eleventh and subsequent years of continuous employment, the 20% Increment is credited based on the recognized amount deferred five years earlier, plus earnings thereon.
●	In addition, in the fifteenth year of continuous employment beginning with the year the participant first made a deferral under the Officer Deferred Compensation Plan, our company credits the deferral account with an amount equal to 10% of the principal amount of base salary and cash incentive payments deferred (taking into account a maximum amount equal to 20% of base salary) plus accrued interest on such amount (the “10% Increment”) in each of the first six years of the participant’s deferrals.
●	In the sixteenth and subsequent years of continuous employment, the 10% Increment is credited based on the amount deferred 10 years earlier, plus earnings thereon.

Only contributions to the Officer Deferred Compensation Plan are taken into account for purposes of calculating the 20% Increment and 10% Increment; contributions to the Deferred Compensation Matching Plan are not considered.

The SERP was designed to supplement the historic profit sharing component of the Walmart 401(k) Plan by providing mirror contributions to participants’ accounts in excess of applicable compensation limits set by the Internal Revenue Service. Because the Walmart 401(k) was amended in 2011 to eliminate the profit sharing component, the SERP was frozen to new contributions as of January 31, 2013. However, SERP balances continue to earn interest.

Finally, officers may also elect to defer the receipt of equity awards granted under the Stock Incentive Plan until a specified payout date or until after separation from employment with Walmart. Any deferrals of vested Shares or Share units are credited with dividend equivalents until the payout date, and these dividend equivalents earn interest at the same rate as amounts deferred under the Deferred Compensation Matching Plan.

Potential Payments Upon Termination or Change in Control

Most of our company’s plans and programs, including our deferred compensation plans and the terms of our equity awards, contain provisions specifying the consequences of a termination of employment. These provisions are described below. Our company does not have any employment agreements with its NEOs. Furthermore, our plans and programs do not have any provisions under which our NEOs would be entitled to payments, accelerated equity vestings, or any other benefits upon a change in control of our company.

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Non-competition agreements. Our company has entered into a non-competition agreement with each of our NEOs. Each of these agreements provides that the NEO is prohibited from participating in a business that competes with our company and from soliciting our company’s associates for employment for a specified period of time after his or her employment with Walmart terminates. For purposes of these agreements, a “competing business” includes any retail, wholesale, or merchandising business that sells products of the type sold by our company, is located in a country in which our company has retail operations or in which the NEO knows our company expects to have retail operations in the near future, and has annual retail sales revenue above certain thresholds. Each agreement also provides that, if Walmart terminates an NEO’s employment for any reason other than his or her violation of Walmart policy, our company will generally pay the NEO an amount equal to two times the NEO’s base salary over a two-year period.

In the event of a breach of the restrictive covenants contained in the agreement, the NEO would no longer have a right to receive additional payments, and the company would have a right to recoup any payments previously made. Using each NEO’s base salary as of January 31, 2019, the maximum total payments by our company to each NEO under such termination circumstances would be as follows:

C. Douglas McMillon	$2,544,000
M. Brett Biggs	$1,786,063
Gregory S. Foran	$2,216,928
Judith McKenna	$2,080,418
John Furner	$1,599,000

Equity awards. Certain equity awards granted under our Stock Incentive plan held by our NEOs provide for accelerated vesting in the event employment is terminated under certain circumstances:

●	Restricted stock. Under the terms of outstanding equity awards held by our NEOs, any restricted stock awards that would have vested within 90 days of his or her termination of employment due to death or disability would immediately vest. Upon termination of employment for any other reason, unvested restricted stock does not vest and is forfeited.
The following table shows the value of all unvested restricted stock that would have vested upon the death or disability of certain of our NEOs on January 31, 2019 (based on the closing price of a Share on the NYSE on the last trading day of the fiscal year ($95.83 on January 31, 2019):

	Upon Death ($)	Upon Disability ($)
Judith McKenna	1,246,748	1,246,748
John Furner	435,260	435,260

The CMDC has discretion to accelerate the vesting of any equity awards and to make other payments or grant other benefits upon a retirement or other severance from our company.

Deferred Compensation Matching Contribution. Walmart makes a limited matching contribution on participant contributions to the Deferred Compensation Matching Plan, as described above under “Walmart’s Deferred Compensation Plans. This company matching contribution becomes vested once an officer has participated in the Deferred Compensation Matching Plan for three years. Any unvested company matching contribution would immediately vest in the event that a participant dies or becomes disabled before the completion of the vesting period.

The Officer Deferred Compensation Plan provides for a prorated 10% increment or 20% increment to be paid upon separation from service in certain circumstances if age and service-based requirements are met. As of January 31, 2019, Mr. Furner had a prorated company matching contribution in the amount of $19,329 that would immediately vest if his death or disability were to occur prior to his separation from service.

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CEO Pay Ratio

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median associate, which is a reasonable estimate calculated in a manner consistent with SEC rules and is based on our payroll and employment records and the methodology described below. In calculating this ratio, SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. As discussed on pages 49-50 above, our company is unique because we are significantly larger than most of our peer group companies in terms of revenue, market capitalization, and the size and scope of our worldwide associate population. Therefore, our reported pay ratio may not be comparable to that reported by other companies due to differences in industries, scope of international operations, business models and scale, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their respective pay ratios.

As permitted by SEC rules, we used the same median associate that was identified in the preparation of our pay ratio disclosure last year (the “Median Associate”) because we believe there has been no change in our associate population or associate compensation arrangements that would result in a significant change to our pay ratio disclosure. For fiscal 2019, annual total compensation of our CEO was $23,618,233, annual total compensation of our Median Associate was $21,952, and the ratio of these amounts was 1,076:1.

Below is a brief description of how we identified the Median Associate last year.

●	Associate Population. Last year, we identified our Median Associate using our associate population as of December 31, 2017, when we employed approximately 2,306,496 associates worldwide, other than our CEO. As permitted by SEC rules, in order to determine our Median Associate, we excluded approximately 3.9% of our total associate population or approximately 89,951 associates outside of the U.S. from the following countries: Argentina (12,737); Bangladesh (95); Botswana (864); Costa Rica (16,390); El Salvador (4,314); France (2); Ghana (164); Guatemala (10,299); Holland (2); Honduras (3,997); Hong Kong (7); India (5,529); Indonesia (11); Ireland (22); Italy (2); Kenya (69); Lesotho (173); Luxembourg (2); Malawi (141); Morocco (3); Mozambique (519); Namibia (272); Nicaragua (4,021); Nigeria (370); Pakistan (23); Peru (6); South Africa (29,089); Spain (20); Sri Lanka (52); Swaziland (46); Tanzania (67); Thailand (4); Turkey (75); Uganda (78); Vietnam (25); and Zambia (461). Therefore, an aggregate associate population of approximately 2,216,545 was considered (the “considered population”) in determining our Median Associate last year.
●	Identifying our Median Associate. In determining our Median Associate last year, we used calendar year 2017 gross earnings – meaning total amounts paid before deductions or adjustments, including wages, overtime, bonuses, and the value of any equity awards that vested and were paid to an associate during calendar year 2017. Adjustments were made to annualize the gross earnings of all newly hired permanent associates in the considered population who did not work for the entire calendar year 2017. From the considered population, we then used statistical sampling to identify a group of associates who were paid within a range of 0.5% above or below what we estimated to be our median gross earnings amount (the “median population”). We then reviewed recent historical taxable wage data of the median population, and for those associates within the median population with stable wages, we calculated each of their fiscal 2018 total compensation in the same way as we calculated our CEO’s fiscal 2018 total compensation as set forth in the Summary Compensation table of our 2018 proxy statement and identified the median compensated associate from this group.

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Proposal No. 3
Ratification of Independent Accountants

What am I voting on?
Although shareholder ratification is not required, we are asking shareholders to ratify the appointment of EY as the company’s independent accountants for fiscal 2020 at the 2019 Annual Shareholders’ Meeting because the Board believes it is a good corporate governance practice. The Audit Committee will take shareholders’ opinions regarding EY’s appointment into consideration in future deliberations. If EY’s selection is not ratified at the 2019 Annual Shareholders’ Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate EY’s engagement as the company’s independent accountants without the approval of the company’s shareholders whenever the Audit Committee deems termination appropriate.

Engagement of Independent Accountants

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent accountants. The Audit Committee has appointed EY as the company’s independent accountants to audit the consolidated financial statements of the company for fiscal 2020. EY and its predecessor, Arthur Young & Company, have been Walmart’s independent accountants since 1969 prior to the company’s initial offering of securities to the public. EY served as the company’s independent accountants for fiscal 2019 and reported on the company’s consolidated financial statements for that fiscal year.

The Audit Committee annually reviews EY’s independence and performance in determining whether to retain EY or engage another independent registered public accounting firm as our company’s independent accountants. As part of that annual review, the Audit Committee considers, among other things, the following:

●	The quality and efficiency of the current and historical services provided to our company by EY, including the results of an annual internal survey of key global financial management;
●	EY’s capability and expertise in handling the breadth and complexity of our company’s global operations;
●	The quality and candor of EY’s communications with the Audit Committee;
●	External data on EY’s audit quality and performance, including recent Public Company Accounting Oversight Board reports on EY;
●	EY’s independence from our company;
●	The appropriateness of EY’s fees; and
●	EY’s tenure as our company’s independent accountants, including the benefits of having a long-tenured auditor.

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Proposal No. 3 Ratification of Independent Accountants

Benefits of Long Tenure	Independence Controls
Higher audit quality – Through almost 50 years of experience with our company, EY has gained institutional knowledge of and deep expertise regarding Walmart’s global operations and businesses, accounting policies and practices, and internal control over financial reporting.	Audit Committee oversight – The Audit Committee’s oversight includes regular private sessions with EY, discussions with EY regarding the scope of its audit, an annual evaluation when determining whether to engage EY, and direct involvement by the Audit Committee and its Chair in the periodic transition to a new lead engagement partner in connection with the mandatory five-year rotation of that position.
Efficient fee structure – EY’s aggregate fees are competitive with peer companies because of EY’s familiarity with our company.	Limits on non-audit services – The Audit Committee pre-approves audit and permissible non-audit services to be performed by EY in accordance with its pre-approval policy.
Avoids costs associated with a new independent accountant – Onboarding a new independent accountant is costly and requires a significant time commitment that could distract from management’s focus on financial reporting and controls.	Internal EY independence processes – EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on our company’s account and rotates engagement partners consistent with independence requirements.
Regulatory framework – Because EY is an independent registered public accounting firm, it is subject to PCAOB inspections, peer review by other “Big 4” accounting firms, and PCAOB and SEC oversight.

Based on this evaluation, the Audit Committee believes that EY is independent and well-qualified to serve as our company’s independent accountants. Further, the Audit Committee and the Board believe it is in the best interests of Walmart and our company’s shareholders to retain EY as our company’s independent accountants for fiscal 2020.

Representatives of EY will attend the 2019 Annual Shareholders’ Meeting. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Audit Committee Pre-Approval Policy

To maintain the independence of our independent accountants and to comply with applicable securities laws, the NYSE Listed Company Rules, and the Audit Committee charter, the Audit Committee is responsible for reviewing, deliberating on, and, if appropriate, pre-approving all audit, audit-related, and non-audit services to be performed for our company by the independent accountants. For that purpose, the Audit Committee has established a policy and related procedures regarding the pre-approval of all audit, audit-related, and non-audit services to be performed by our company’s independent accountants (the “Pre-Approval Policy”).

The Pre-Approval Policy provides that our company’s independent accountants may not perform any audit, audit-related, or non-audit service for Walmart, subject to those exceptions that may be permitted by applicable law, unless: (i) the service has been pre-approved by the Audit Committee; or (ii) Walmart engaged the independent accountants to perform the service pursuant to the pre-approval provisions of the Pre-Approval Policy. In addition, the Pre-Approval Policy prohibits the Audit Committee from pre-approving certain non-audit services that are prohibited from being performed by our company’s independent accountants by applicable securities laws. The Pre-Approval Policy also provides that Walmart’s corporate controller will periodically update the Audit Committee as to services provided by the independent accountants. For each of these services, the independent accountants provide detailed back-up documentation to the corporate controller.

Under the Pre-Approval Policy, the Audit Committee has pre-approved certain categories of services to be performed by the independent accountants and a maximum amount of fees for each category. The Audit Committee annually reassesses these service categories and the associated fees. Individual projects within the approved service categories have been pre-approved only to the extent that the fees for each individual project do not exceed a specified dollar limit, which amount is reassessed annually. Projects within a pre-approved service category with fees in excess of the specified fee limit for individual projects may not proceed without the specific prior approval of the Audit Committee (or a member to whom

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pre-approval authority has been delegated). In addition, no project within a pre-approved service category will be considered to have been pre-approved by the Audit Committee if the project would cause the maximum amount of fees for the service category to be exceeded, and the project may only proceed with the prior approval of the Audit Committee (or a member to whom pre-approval authority has been delegated) to increase the aggregate amount of fees for the service category.

At least annually, the Audit Committee designates a member of the Audit Committee to whom it delegates its pre-approval responsibilities. That member has the authority to approve interim requests as set forth above within the defined, pre-approved service categories, as well as interim requests to engage Walmart’s independent accountants for services outside the Audit Committee’s pre-approved service categories. The member has the authority to pre-approve any audit, audit-related, or non-audit service that falls outside the pre-approved service categories, provided that the member determines that the service would not compromise the independent accountants’ independence and the member informs the Audit Committee of his or her decision at the Audit Committee’s next regular meeting. The Audit Committee approved all of the audit-related fees, tax fees, and all other fees paid to the company’s independent accountants in fiscal 2019.

Independent Accountant Fees

EY’s fees for fiscal 2019 and fiscal 2018 were as follows:

	Fiscal 2019 ($)	Fiscal 2018 ($)
Audit Fees	26,493,000	22,379,000
Audit-Related Fees	855,000	1,094,000
Tax Fees	753,000	965,000
All Other Fees	—	—
TOTAL FEES	28,101,000	24,438,000

A description of the types of services provided in each category is as follows:

Audit Fees – Includes the audit of the company’s annual financial statements, the audit of the effectiveness of internal control over financial reporting, the review of the company’s annual report on Form 10-K, the review of the company’s quarterly reports on Form 10-Q, statutory audits required internationally, and consents for and review of registration statements filed with the SEC or other documents issued in connection with securities offerings.

Audit-Related Fees – Includes audits of the company’s employee benefit plans, due diligence in connection with acquisitions and accounting consultations related to GAAP, the application of GAAP to proposed transactions, statutory financial statement audits of non-consolidated affiliates, and work related to the company’s compliance with its obligations under SOX.

Tax Fees – Includes tax compliance at international locations, domestic and international tax advice and planning, assistance with tax audits and appeals, and tax planning for acquisitions and restructurings.

All Other Fees – Includes fees for services that are not contained in the above categories and consists of permissible advisory services.

None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

FOR
The Board recommends that shareholders vote FOR the ratification of the appointment of EY as the company’s independent accountants for fiscal 2020.

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Proposal No. 3 Ratification of Independent Accountants

Audit Committee Report

Audit Committee Independence and Financial Expert Determination

The Audit Committee currently consists of three Independent Directors, each of whom has been determined by the Board to meet the heightened independence and financial literacy criteria for Audit Committee members under the SEC and NYSE Listed Company Rules. The current members of the Audit Committee are Timothy P. Flynn, the Chair of the Audit Committee; Sarah J. Friar; and Thomas W. Horton; each of whom the Board has designated as an “audit committee financial expert” as defined under the SEC rules. Additional information regarding the members of the Audit Committee and the Audit Committee’s roles and responsibilities is described under “Director Nominees for 2019” beginning on page 14 and under “Board Committees” on page 25.

2019 Audit Committee Meetings

The Audit Committee held twelve meetings in fiscal 2019. During the fiscal year, the Audit Committee had separate private sessions with our company’s CEO, CFO, Chief Legal Officer, Chief Audit Executive, Global Chief Ethics and Compliance Officer, Chief Accounting Officer, EY, and others. In these sessions, candid discussions took place regarding our company’s financial, accounting, auditing, and internal control over financial reporting, Exchange Act reporting, enterprise risk management, information systems, information security, and cybersecurity, and ethics and compliance matters. Throughout the year, the Audit Committee had full access to management, EY, and internal auditors.

At its meetings during the fiscal year, the Audit Committee, among other things, reviewed and discussed the financial statements to be included in the company’s Form 10-Q and Form 10-K filings, met with its legal counsel and the company’s management regarding the Audit Committee’s independent FCPA-related investigation and other investigations, reviewed and discussed ongoing enhancements to our global ethics and compliance program, and received updates from management regarding areas of risk the Audit Committee oversees. Additional information about the Audit Committee’s role in risk oversight may be found under “The Board’s Role in Risk Oversight” on page 30 and its role in the FCPA investigation may be found under “Board Committees” on page 25.

The Audit Committee’s meeting agendas are established by the Chair of the Audit Committee in consultation with the Chairman of the Board, the Lead Independent Director, the Chief Audit Executive, the company’s Corporate Secretary, and other members of senior management.

Responsibilities and 2019 Committee Actions

The Audit Committee operates under a written charter, which may be found in the “Corporate Governance” section of Walmart’s website located at http://stock.walmart.com/investors/corporate-governance/governance-documents. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis and, when appropriate, recommends charter changes to the Board.

To fulfill its oversight responsibilities as detailed in its charter, during or after fiscal 2019, in addition to certain other matters described elsewhere in this section, the Audit Committee did, among other things, the following:

●	reviewed and discussed with Walmart’s management and EY Walmart’s audited consolidated financial statements for fiscal 2019;
●

reviewed management’s representations that those consolidated financial statements were prepared in accordance with GAAP and fairly present the consolidated results of operations and consolidated financial position of our company for the fiscal years and as of the dates covered by those consolidated financial statements;

●

discussed with EY the matters required to be discussed by applicable audit standards of the Public Company Accounting Oversight Board (the “PCAOB”), including matters related to the planning and results of the audit of Walmart’s consolidated financial statements;

●

received the written disclosures and the letter from EY required by applicable requirements of the PCAOB relating to EY’s communications with the Audit Committee concerning EY’s independence from Walmart, and discussed with EY its independence from Walmart;

83

Proposal No. 3 Ratification of Independent Accountants

●	based on the review and discussions with management and EY discussed above, recommended to the Board that Walmart’s audited annual consolidated financial statements for fiscal 2019 be included in Walmart’s annual report on Form 10-K for fiscal 2019 filed with the SEC;
●	reviewed and discussed with management and EY Walmart’s earnings releases and the financial statements in the quarterly reports on Form 10-Q;
●	monitored, reviewed, and approved, in accordance with the Pre-Approval Policy adopted by the Audit Committee, all audit, audit-related, and non-audit services performed for Walmart by EY, and considered whether EY’s provision of non-audit services was compatible with EY’s independence from Walmart. For more information about the Audit Committee’s Pre-Approval Policy, please see “Audit Committee Pre-Approval Policy” on page 81;
●	evaluated the performance of EY and continued its support of EY’s preparation for the transition to a new lead engagement partner for the company’s fiscal 2020 audit, in conjunction with the mandated rotation for such positions. For more information about the Audit Committee’s evaluation, appointment, and compensation of EY, please see “Proposal No. 3, Ratification of Independent Accountants” on page 80;
●

monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of SOX, reviewed a report from management and the internal auditors of our company regarding the design, operation, and effectiveness of internal control over financial reporting, and reviewed an attestation report from EY regarding the effectiveness of internal control over financial reporting as of January 31, 2019;

●	reviewed and discussed with management and EY changes in accounting principles that may affect the company, the company’s significant accounting policies and the appropriateness of the disclosures of non-GAAP measures that the company publicly made during or with respect to fiscal 2019, including in the company’s earnings releases;
●	reviewed the fiscal 2019 internal audit plan, budget, and activities;
●	reviewed the company’s related person transactions and approved these transactions in accordance with the Transaction Review Policy, which is discussed under “Related Person Transaction Review Policy,” on page 35;
●	reviewed the company’s enterprise risk management process with members of senior management and regularly received status reports on significant risks identified by management in various areas of the company, including legal, compliance, ethics, information systems, information security, and cybersecurity;
●	monitored management’s progress on the implementation of enhancements to the company’s global ethics and compliance program, and determined that management had achieved adequate progress in implementing the enhancements applicable for fiscal 2019. For more information about the Audit Committee’s oversight role regarding our global ethics and compliance program, please see the “Ethics and Compliance Goals” discussion on page 53; and
●	received regular reports from management regarding our company’s policies, processes, and procedures regarding compliance with applicable laws and regulations and Walmart’s Global Statement of Ethics.

The Audit Committee submits this report:

Timothy P. Flynn, Chair
Sarah J. Friar
Thomas W. Horton

84	2019 Proxy Statement

Shareholder Proposals

Included in this proxy statement are two separate shareholder proposals that have been submitted under SEC rules by shareholders who notified the company of their intention to present the proposals for voting at the 2019 Annual Shareholders’ Meeting. Some shareholder proposals and supporting statements may contain assertions about Walmart that we believe are incorrect, and we have not tried to refute all such inaccuracies in the company’s responses. All statements and citations contained in a shareholder proposal and its supporting statements are the sole responsibility of the proponent of that shareholder proposal. Our company will provide the names, addresses, and shareholdings (to our company’s knowledge) of the proponents of any shareholder proposal upon oral or written request made to Walmart Inc., c/o Gordon Y. Allison, Senior Vice President, Office of the Corporate Secretary, Chief Counsel for Finance and Corporate Governance, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0215, (479) 273-4000.

The Board recommends a vote AGAINST each of the following shareholder proposals for the reasons stated in Walmart’s statements in opposition following each shareholder proposal.

85

Proposal No. 4
Request to Strengthen Prevention of Workplace
Sexual Harassment

RESOLVED: Shareholders of Walmart Inc. (“Walmart”) urge the Board of Directors to strengthen Walmart’s prevention of workplace sexual harassment by formalizing the Board’s oversight responsibility, aligning senior executive compensation incentives, reviewing (and if necessary overseeing revision of) company policies, and reporting to shareholders by December 31, 2019 on actions taken (omitting confidential and proprietary information).

WHEREAS: Recently, workplace sexual harassment has generated major attention from the media and policy makers, and spurred significant public debate. The high-profile #MeToo social media hashtag, and sexual harassment claims involving public figures like Bill O’Reilly, Steve Wynn, Les Moonves and Travis Kalanick, have highlighted the prevalence of harassment and its impact. The proportion of Americans who believe that sexual harassment in the workplace is a serious problem increased from 47 percent in 2011 to 64 percent in 2017.[1]

One hundred twenty-five laws were introduced in 2018 in 32 legislatures on the subject of sexual harassment in the legislature itself.[2]

Workplace sexual harassment can damage companies in several ways. First, it may harm corporate reputation, which can alienate consumers. A recent study in Harvard Business Review found that a single sexual harassment claim makes a company seem less equitable, and that sexual harassment, more than financial misconduct, is perceived as evidence of a problematic corporate culture.[3] Additionally, a company whose culture tolerates sexual harassment tends to have higher turnover and less productive employees. According to sociologist Heather McLaughlin, 80 percent of women who’ve been harassed leave their jobs within two years.[4]

The Center for American Progress (CAP) found that the retail industry had the second highest incidence of harassment claims in the private sector, representing 13.4 percent of all claims.[5] Furthermore, CAP found that “women—particularly women of color—are more likely to work lower-wage jobs [like retail], where power imbalances are often more pronounced and where fears of reprisals or losing their jobs can deter victims from coming forward.”[6]

Sexual harassment allegations can also lead to declines in share value. For example, the market capitalization of Wynn Resorts dropped by $3 billion over two days after allegations of sexual harassment against CEO Steve Wynn surfaced (MarketWatch, 1/27/2018).[7]

Robust board oversight is especially important at Walmart following ongoing issues of sexual harassment at the company. A well-publicized article this year documented a female associate’s struggle to hold her manager accountable for inappropriately touching her.[8] Similar complaints of harassment, from employees taking inappropriate pictures to discrimination against transgender employees, have been lodged.[9]

As the largest corporate employer of women in the U.S., Walmart can and should be a leader in establishing policies and protocols that enable women and men to reach their full potential at Walmart while holding wrongdoers accountable.

We urge shareholders to vote for this proposal.

[1]	https://cornerstonecapinc.com/wp-content/uploads/Structural-Complicity-February-2018.pdf
[2]	http://www.ncsl.org/research/about-state-legislatures/2018-legislative-sexuaI-harassment-legislation.aspx
[3]	https://hbr.org/2018/06/research-how-sexual-harassment-affects-a-companys-public-image
[4]	https://hbr.org/2017/11/the-insidious-economic-impact-of-sexual-harassment
[5]	https://law.vanderbilt.edu/phd/faculty/joni-hersch/2015_Hersch_Sexual_Harassment_in_the_Workplace_IZAWOL_Oct15.pdf
[6]	https://nwlc.org/wp-content/uploads/2017/08/Low-Wage-Jobs-are-Womens-Jobs.pdf
https://www.nwlc.org/sites/default/files/pdfs/final_nwlc_vancereport2014.pdf
http://www.jwj.org/fighting-against-sexual-harassment-in-the-workplace
https://www.americanprogress.org/issues/women/news/2017/11/20/443139/not-just-rich-famous/
[7]	https://www.marketwatch.com/story/wynn-resorts-shares-tank-after-report-of-sexual-misconduct-by-owner-steve-wynn-2018-01-26
[8]	https://www.nytimes.com/2018/05/22/business/hollywood-times-up-harassment.html
https://d3n8a8pro7vhmx.cloudfront.net/united4respect/pages/107/attachments/original/1526484530/Final_Sign_On_Letter_-_Ending_Harassment ____Walmart____(3).pdf?1526484530
[9]	https://www.dailybreeze.com/2018/03/16/walmart-sued-over-explicit-photos-of-worker-at-torrance-store/
http://www.newnownext.com/waImart-sams-club-transgender-discrimination-eeoc/08/2017/

86	2019 Proxy Statement

Proposal No. 4 Request to Strengthen Prevention of Workplace Sexual Harassment

Walmart’s Statement in Opposition to Proposal No. 4

The Board believes the adoption of this proposal is unnecessary in light of the Company’s policies and procedures and our corresponding associate training and education programs, the risk oversight responsibility for legal and regulatory compliance that is already formalized in the charter of the Audit Committee, and the fact that the Company’s incentive compensation plans include robust clawback provisions that reinforce the Company’s policies.

The Company’s policies prohibit sexual harassment, and the Company’s training and education programs raise awareness about the policies and how to report concerns.
One of the basic beliefs upon which our company was founded is “respect for the individual” – meaning every associate is responsible for creating a culture of trust and respect that promotes a positive work environment. This means treating one another with fairness and courtesy in all of our interactions in the workplace.

Our policy strictly prohibits discrimination or harassment by or directed at associates, job applicants, customers, members, suppliers or people working on Walmart’s behalf, and we believe our policies are broader than the minimum required by law. As part of the onboarding process, our associates participate in training modules about our Global Statement of Ethics, which includes a discussion about our policies prohibiting discrimination and harassment. In addition, all managers and hourly supervisors are required to take a refresher training module on a regular basis.

Our ongoing associate training, as well as our Global Statement of Ethics, includes a component about how to report concerns. If an associate experiences, observes, or otherwise becomes aware of any conduct that may violate our policies, the associate can report his or her concerns to any salaried member of management using our Open Door process. The associate may also report the issue confidentially or anonymously to our Global Ethics Office via email or phone. The Company takes all allegations of inappropriate conduct seriously, and we believe we have robust policies and practices in place regarding the investigation of harassment complaints of all types.

In addition to the training modules and refresher courses regarding our Global Statement of Ethics, we recently launched a number of additional education and awareness training programs designed to reinforce our non-discrimination and harassment policies, enhance awareness about preventing workplace sexual harassment, and remind our associates how to report concerns.

Risk oversight responsibility is already formalized in the Audit Committee charter.
The charter of the Audit Committee, which is reviewed and approved by the Audit Committee and the full Board on a regular basis, already refers to the Audit Committee’s role and responsibility for oversight of risks related to legal and regulatory compliance, as well as the Global Statement of Ethics. More specifically, the Audit Committee charter states that the Audit Committee shall discuss with management and advise the Board with respect to the Company’s policies, processes and procedures regarding compliance with applicable laws, regulations, and our Global Statement of Ethics, and instances of non-compliance therewith. The risk oversight role of the Audit Committee has been described in our proxy materials for several years, including this year on page 30.

The Company’s incentive compensation plans include clawback provisions for violations of Company policies.
As described in this and previous proxy statements, the Company’s incentive compensation plans support the Company’s efforts to enforce its policies. For example, the Company has already disclosed that annual cash incentive payments to the Company’s senior executives may be reduced by up to 30% if they violate the Company’s discrimination and harassment policies. Likewise, the Company has already disclosed that awards to senior executives under our incentive compensation plans may be subject to the relevant clawback provisions of the Management Incentive Plan and the Stock Incentive Plan if the senior executive violates Company policies, including our policies that prohibit workplace sexual harassment.

87

Proposal No. 4 Request to Strengthen Prevention of Workplace Sexual Harassment

Summary.
Walmart remains committed to being a great place to work. In light of our current policies and programs and the Audit Committee’s risk oversight function, which have already been described in our public disclosures, as well as the clawback provisions in the Company’s incentive compensation plans, the Board believes the adoption of this proposal is unnecessary and would distract from the execution of other important and ongoing strategic initiatives.

AGAINST
For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

88	2019 Proxy Statement

Proposal No. 5
Request to Adopt Cumulative Voting

RESOLVED: “That the stockholders of Walmart assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit. Cumulative voting is recommended by the late Benjamin Graham in the book Security Analysis coauthored by David Dodd. Cumulative voting gives shareholders improved distinction in electing directors.

Some Walmart stockholders believe raising concerns at public companies should be improved. Currently Walmart written policy prohibits retaliation for those raising concerns. This language appears similar in scope to retaliation and employment language used by General Electric Company. General Electric Company promises strict confidentiality for those raising concerns in its Spirit and Letter. General Electric in writing also promises strict confidentiality in its arbitration agreement. These written promises have given some employees including their reputable counsel cause to formally request relief when they believed these promises were breached see Case # 3:08-CV-00082-JHM-DW. General Electric using counsel obtained a summary judgement against this employee, effectively removing the retaliation jurisdiction from an impartial jury or arbitrator. Procedures of retaliation against employees of the General Electric Company by the Company appear similar to Walmart’s as no effective oversight outside the Company performing the alleged retaliation exists. General Electric makes a mockery of its promises, handling concerns raised after many promises of strict confidentiality, so they appear on internet https://www.sec.gov/divisions/corpfin/cf-noaction/14a-8/2013/martinharangozorecon030413-14a8.pdf. This website contains an e-mail dated November 7, 2010 by Matthew Johnson, who appears to count income for year 2010 for parts not sold that year, and not projected to be sold until later in year 2011. General Electric was fined and rebuked by the Securities Exchange Commission for accounting fraud https://www.sec.gov/news/press/2009/2009-178.htm, accounting appearing similar to that used by Matthew Johnson. Some General Electric Stockholders believe Matthew Johnson lied under oath.

Walmart is confederate with General Electric as it places General Electric Products on its store shelves. General Electric, once a most valuable company lost most of that value all while the broad stock market gained in value. This prosperity decline mirrors poor prosperity in environments using secrecy and oppression. Comparing per capita income of the United States to that of North Korea illustrates this point. Increased stockholder voice as represented by cumulative voting may be critical in transparency and success.

89

Proposal No. 5 Request to Adopt Cumulative Voting

Walmart’s Statement in Opposition to Proposal No. 5

The Board recommends that shareholders vote against this proposal because our current majority voting election process is a commonly-accepted best practice that we believe promotes a more overall effective board of directors. Additionally, our current corporate governance documents and practices already provide meaningful opportunities for shareholders to promote director accountability.

At Walmart, like many other companies, each Share is entitled to one vote for each director nominee. In uncontested director elections, like the one presented in this proxy statement, Walmart directors are elected by an affirmative majority of the votes cast. In contested elections, where there are more director nominees than there are director seats available, our directors are elected by an affirmative plurality of the votes cast.

Cumulative voting could result in the election of a director interested in representing only the special interests of a small group of shareholders rather than all our shareholders. We believe the impacts of cumulative voting can weaken the ability of a board of directors to work together productively, which is essential to the successful functioning of any board of directors. Therefore, the consequences of cumulative voting could be detrimental to the effective functioning of the Board.

The Board supports our current majority voting standard, which is widely considered a best practice and is widely and commonly applied among most S&P 500 companies and Fortune 100 companies. In contrast, according to FactSet, only approximately 3% of S&P 500 companies currently permit cumulative voting. Furthermore, the Board believes that our Bylaws, Corporate Governance Guidelines, and other governance practices already provide Walmart’s shareholders with the right tools to promote director accountability. For example:

●Our Bylaws include a market-standard proxy access right that allows qualifying shareholders to submit director nominees for inclusion in our proxy materials
●All of our directors are elected annually
●Shareholders have a right to call special shareholders’ meetings
●No supermajority voting requirement
●Where appropriate, our Lead Independent Director can be available for consultation with major shareholders – generally defined as those holding 2% or more of the Company’s outstanding Shares
●No poison pill provision in our Bylaws

Summary.
The Board believes that our current majority voting standard, shareholder rights in our governance documents, and our other corporate governance practices are fair and are more likely to result in an effective board of directors that represents all of our shareholders.

AGAINST
For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

90	2019 Proxy Statement

Stock Ownership

Equity Compensation Plan Information

The following table provides certain information as of the end of fiscal 2019 with respect to Shares that may be issued under our company’s existing equity compensation plans.

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	37,786,899	(1)	61.22	(2)	224,131,473	(3)
Equity compensation plans not approved by security holders	2,428,160	(4)	—		—
TOTAL	40,215,059		61.22	(2)	224,131,473
(1)

In addition to options to purchase Shares, this amount includes 9,503,164 Shares that may be issued upon the vesting of performance equity granted under the Stock Incentive Plan, which represents the maximum number of Shares that may be issued upon the vesting of this performance equity if maximum performance goals are achieved for each performance cycle, and 21,526,715 Shares that may be issued upon the vesting of restricted stock units granted under the Stock Incentive Plan. This amount also includes 1,728,125 Shares deferred in the form of Shares by officers and Outside Directors. This amount also includes 4,983,146 Shares available under equity compensation plans in which associates of ASDA participate.

(2)

Represents the weighted average exercise price of options to purchase 45,749 Shares and the rights to acquire 4,983,146 Shares that may be issued under the equity compensation plans for ASDA associates described in footnote (1) above. This weighted average does not take into account Shares that may be issued upon the vesting of other forms of equity described in footnote (1) above.

(3)	This amount includes 111,676,554 shares available under the Associate Stock Purchase Plan.
(4)

This amount includes 2,428,160 restricted stock units issued to Marc E. Lore, an Executive Officer of Walmart, as part of Walmart’s acquisition of Jet.com. For additional information about the restricted stock units issued to Mr. Lore, see the Related Person Transaction discussion on page 37.

Holdings of Major Shareholders

The following table lists the beneficial owners of greater than 5% of the Shares outstanding as of April 12, 2019. As of April 12, 2019, there were 2,867,124,617 Shares outstanding.

			Shared Voting and Investment Power
Name and Address of Beneficial Owner(1)	Direct or Indirect Ownership with Sole Voting and Investment Power		Shared, Indirect Ownership Through Walton Enterprises, LLC	(1)	Shared, Indirect Ownership Through the Walton Family Holdings Trust	(1)	Other Indirect Ownership with Shared Voting and Investment Power		Total	Percent of Class
Alice L. Walton	6,748,580		1,415,891,131	(3)	13,466,938	(4)	52,174	(5)(6)	1,436,158,823	50.09%
Jim C. Walton	17,502,080	(2)	1,415,891,131	(3)	13,466,938	(4)	2,174	(6)	1,446,862,323	50.46%
John T. Walton Estate Trust	0		1,415,891,131	(3)	0		0		1,415,891,131	49.38%
S. Robson Walton	3,347,511		1,415,891,131	(3)	13,466,938	(4)	2,347	(7)	1,432,707,927	49.97%
(1)

The business address of Alice L. Walton, Jim C. Walton, the John T. Walton Estate Trust, S. Robson Walton, Walton Enterprises, LLC, and the Walton Family Holdings Trust is P.O. Box 1508, Bentonville, Arkansas, 72712.

(2)	Jim C. Walton has pledged 4,251,488 of the Shares directly owned by him as security for a line of credit extended to a company not affiliated with Walmart.
(3)

Walton Enterprises, LLC holds a total of 1,415,891,131 Shares. Alice L. Walton, Jim C. Walton, and S. Robson Walton share voting and dispositive power with respect to all Shares held by Walton Enterprises, LLC, individually as managing members of Walton Enterprises, LLC, and in their capacities as cotrustees of the John T. Walton Estate Trust, which is also a managing member of Walton Enterprises, LLC. The managing members of Walton Enterprises, LLC have the power to sell and vote those Shares.

91

Stock Ownership

(4)	The Walton Family Holdings Trust holds a total of 13,466,938 Shares. Alice L. Walton, Jim C. Walton, and S. Robson Walton, as cotrustees, share voting and dispositive power.
(5)	This number includes Shares held by a corporation organized and operated for charitable purposes as to which Alice L. Walton shares voting and dispositive power.
(6)	The number includes 2,174 Shares held by a trust as to which Jim C. Walton, Alice L. Walton, and an entity under her control, as cotrustees, share voting and dispositive power.
(7)	This number includes 2,347 Shares held by various trusts in which S. Robson Walton, as cotrustee thereof, shares voting and dispositive power.

Holdings of Officers and Directors

This table shows the number of Shares held by each director and NEO on April 12, 2019. It also shows the Shares held by all of Walmart’s directors and Executive Officers as a group on that date. As of April 12, 2019, there were 2,867,124,617 Shares outstanding.

Name of Beneficial Owner	Direct or Indirect with Sole Voting and Investment Power(1)	Indirect with Shared Voting and Investment Power	Total	Percent of Class
M. Brett Biggs	286,345	0	286,345	*
Cesar Conde	701	0	701	*
Stephen J. Easterbrook	2,973	0	2,973	*
Timothy P. Flynn	43,344	0	43,344	*
Gregory S. Foran	362,861	0	362,861	*
Sarah J. Friar	4,407	0	4,407	*
John R. Furner	274,684	0	274,684	*
Carla A. Harris	5,240	0	5,240	*
Thomas W. Horton	10,258	0	10,258	*
Marissa A. Mayer	26,648	0	26,648	*
Judith J. McKenna	229,616	33,851	263,468	*
C. Douglas McMillon(2)	1,310,203	432,212	1,742,415	*
Gregory B. Penner	56,586	482,878	539,464	*
Steven S Reinemund	23,902	0	23,902	*
S. Robson Walton(3)	3,347,511	1,429,360,416	1,432,707,927	49.97%
Steuart L. Walton	246,618	0	246,618	*
Directors and Executive Officers as a Group (21 persons)	9,690,165	1,430,309,357	1,439,999,522	50.22%
*	Less than 1%.
(1)	These amounts include Shares of unvested restricted stock and restricted stock units held by certain Executive Officers and stock units deferred by certain Outside Directors and certain Executive Officers. For Gregory S. Foran, this amount includes 36,843 deferred stock units that settle in the form of cash upon payout. For John R. Furner, this amount includes 4,880 deferred stock units that settle in the form of cash upon payout. These amounts also include Shares that the following persons had a right to acquire within 60 days after April 12, 2019, through vested Shares they hold in the 401(k) Plan:

Name	Shares Held in the 401(k) Plan
C. Douglas McMillon	1,749
John R. Furner	1,708
M. Brett Biggs	399
Directors and Executive Officers as a Group (21 persons)	3,856
(2)	C. Douglas McMillon also holds 1,900 American Depository Receipts of Wal-Mart de Mexico, S.A.B. de C.V. and 1,200 American Depository Receipts of Massmart Holdings Ltd. These holdings represent less than 1% of each class of security.
(3)	The amount shown for S. Robson Walton includes 1,415,891,131 Shares held by Walton Enterprises, LLC and 13,466,938 held by the Walton Family Holdings Trust.

92	2019 Proxy Statement

Stock Ownership

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Walmart’s directors, Executive Officers, and persons who own more than 10% of the outstanding Shares to file reports of Share ownership and changes in Share ownership with the SEC. SEC regulations require Walmart to identify anyone who failed to file a required report or filed a late report during fiscal 2019. Walmart believes that all Section 16(a) filing requirements were timely met during fiscal 2019.

93

Annual Meeting Information

What is a proxy statement, and what is a proxy?

A proxy statement is a document that SEC rules require us to provide you when we ask you to vote on certain matters yourself or when we ask you to sign a proxy designating certain individuals to vote on those matters on your behalf. A proxy is your legal designation of another person to vote the Shares you own. If you designate someone as your proxy in a written document, that document is called a proxy or a proxy card. By signing the proxy card we provide to you, you will designate our Chairman and our CEO as your proxies to cast your vote at the 2019 Annual Shareholders’ Meeting. Walmart’s Board is soliciting your proxy to vote your Shares at the 2019 Annual Shareholders’ Meeting and any adjournment or postponement thereof. Walmart pays the cost of soliciting your proxy and reimburses brokers and others for forwarding to you the proxy statement, proxy card, or voting instruction form, and Annual Report to Shareholders and, for certain shareholders, the notice of internet availability of our proxy materials.

Formal Business Meeting and Associate/Shareholder Celebration

What is the difference between the formal meeting and the celebration?

Formal Business – June 5:

The 2019 Annual Shareholders’ Meeting will be held on Wednesday, June 5, 2019, at 10:30 a.m. Central Time at the John Q. Hammons Convention Center, located at 3303 S. Pinnacle Hills Parkway, Rogers, AR 72758, in Ambassador Ballrooms A-E. All formal business, including voting on the election of directors and the other matters included in this proxy statement, will take place at this time. There will be no entertainment or other activities at the 2019 Annual Shareholders’ Meeting.

Celebration, Recognitions, Presentations, and Entertainment – June 7:

As noted above, and like last year, formal business will be addressed on a different date. However, our long-standing tradition of recognizing and celebrating our associates and shareholders, complete with entertainment acts and presentations from management (the “Associate/Shareholder Celebration”) will take place on Friday, June 7, 2019, at 8:00 a.m. Central Time at Bud Walton Arena on the campus of the University of Arkansas, located at 1240 Leroy Pond Drive, Fayetteville, AR 72701. There will be no voting or formal business taking place at this time.

Why are the Annual Shareholders’ Meeting and the Associate/Shareholder Celebration being held separately?

As Walmart continues its exciting transformation, we’re changing the way we work and do business, and it made sense to change how we approach our annual shareholders’ meetings and celebrations. In 2018, after careful deliberation, we determined that separating our formal business and our celebration into two, distinct events helps focus each meeting on its respective purpose and will provide a more relevant and valuable overall experience to our shareholders and associates.

Which meeting should I attend? Do I need to attend both meetings?

If you held Shares as of the close of business on April 12, 2019, then you or your proxy holder may attend one or both of the meetings pursuant to the admission instructions below. If you or your proxy holder decide not to attend the 2019 Annual Shareholders’ Meeting to be held on Wednesday, June 5, 2019, you may still vote your Shares on the formal business matters by mail, phone, or electronically as described in more detail on page 97.

94	2019 Proxy Statement

Annual Meeting Information

●	If you wish to attend the formal meeting at which you or your proxy may vote your Shares on the election of directors and the other matters included in this proxy statement, please attend the 2019 Annual Shareholders’ Meeting on Wednesday, June 5, 2019, at the John Q. Hammons Convention Center.
●	If you wish to enjoy the recognitions, presentations, and other entertainment and events that have traditionally occurred at our past annual shareholders’ meetings, please attend the 2019 Associate/Shareholder Celebration on Friday, June 7, 2019, at Bud Walton Arena.

2019 Annual Shareholders’ Meeting - Formal Business

What will occur at the 2019 Annual Shareholders’ Meeting?

The 2019 Annual Shareholders’ Meeting will be the formal portion of our traditional annual shareholders’ meetings at which shareholders can vote on the proposals detailed in this proxy statement, including the election of directors, the non-binding, advisory resolution to approve named executive officer compensation, the ratification of EY as the company’s independent accountants for fiscal 2020, the shareholder proposals, and any other matters that may be properly presented at the meeting.

There will be no entertainment, celebratory events, or other festivities at the 2019 Annual Shareholders’ Meeting.

When is the 2019 Annual Shareholders’ Meeting?

The 2019 Annual Shareholders’ Meeting will be held at 10:30 a.m. Central Time on Wednesday, June 5, 2019.

Where will the 2019 Annual Shareholders’ Meeting be held?

The 2019 Annual Shareholders’ Meeting will be held in Ambassador Ballrooms A-E at the John Q. Hammons Convention Center, located at 3303 S. Pinnacle Hills Parkway, Rogers, AR 72758.

The formal 2019 Annual Shareholders’ Meeting at which shareholders can vote on the election of directors and other matters detailed in this proxy statement will be held at the John Q. Hammons Convention Center and not at Bud Walton Arena.

Associate/Shareholder Celebration

What will occur at the Associate/Shareholder Celebration?

The recognitions, presentations, and other entertainment and activities that have traditionally occurred at our past annual shareholders’ meetings. In 2018, we decided to start recognizing and celebrating our associates and shareholders at a meeting separate from the annual shareholders’ meeting. Accordingly, like last year, the recognitions, presentations, and other entertainment and activities will occur at the Associate/Shareholder Celebration. At the Associate/Shareholder Celebration, our shareholders and associates will have the opportunity to connect with other shareholders and associates from around the world, hear updates about Walmart’s continued growth and transformation, and enjoy the entertainment that has become a staple of our annual meetings.

There will be no voting on any matters or formal business at the Associate/ Shareholder Celebration on June 7, 2019. If you wish to vote your Shares in person at the 2019 Annual Shareholders’ Meeting, you or your proxy should attend the formal meeting to be held on June 5, 2019 or otherwise vote your shares as described on page 97.

When is the Associate/Shareholder Celebration?

The Associate/Shareholder Celebration will be held at 8:00 a.m. Central Time on Friday, June 7, 2019.

Where will the Associate/Shareholder Celebration be held?

The Associate/Shareholder Celebration will be at Bud Walton Arena on the University of Arkansas Campus, located at 1240 Leroy Pond Drive, Fayetteville, AR 72701.

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Attending these Meetings

How can I attend the 2019 Annual Shareholders’ Meeting and/or Associate/Shareholder Celebration? What do I need to bring?

NOTICE: If you plan to attend either the 2019 Annual Shareholders’ Meeting or the Associate/Shareholder Celebration in person, you must follow the instructions below to gain admission.

Only shareholders who owned Shares as of the close of business on April 12, 2019, are entitled to attend the 2019 Annual Shareholders’ Meeting and the Associate/Shareholder Celebration.

To be admitted to either the 2019 Annual Shareholders’ Meeting or the Associate/Shareholder Celebration, you must present valid proof of Share ownership as described below and photo identification (such as a valid driver’s license or passport) at the entrance of the venue at which the meeting is being held. In order to provide valid proof of Share ownership:

●	If your Shares are registered in your name and you received your proxy materials by mail, then you should bring the proxy statement you received in the mail or the proxy card that you received in the mail to the meeting. If you have already completed and returned your proxy card, then bring the top part of the proxy card marked “keep this portion for your records.”
●	If your Shares are registered in your name and you received a notice of internet availability of the proxy materials in the mail, you should bring that notice of internet availability with you to the meeting.
●	If you received an email with instructions containing a link to the website where our proxy materials are available and a link to the proxy voting website, bring that email with you to the meeting.
●	If you are a beneficial owner of Shares and your Shares are held in street name as described above, you will be admitted to the 2019 Annual Shareholders’ Meeting and the Associate/ Shareholder Celebration only if you present either: a valid legal proxy from your bank, broker, or other nominee as to your Shares, the notice of internet availability of the proxy materials (if you received one), a voting instruction form that you received from your bank, broker, or other nominee (if you have not already completed and returned the voting instruction form), or a recent bank, brokerage, or other statement showing that you owned Shares as of the close of business on April 12, 2019.
●	Each shareholder may appoint only one proxy holder or representative to attend the meeting on behalf of such shareholder.

The use of cameras, camcorders, videotaping equipment, and other recording devices will not be permitted in the John Q. Hammons Convention Center for the 2019 Annual Shareholders’ Meeting or in Bud Walton Arena for the Associate/Shareholder Celebration. Attendees may not bring into either venue large packages or other material that could pose a safety threat or disruption hazard (e.g., banners, fireworks, noisemakers, horns, confetti, etc.).

Photographs and videos taken at the 2019 Annual Shareholders’ Meeting and the Associate/Shareholder Celebration may be used by Walmart. By attending the 2019 Annual Shareholders’ Meeting or the Associate/Shareholder Celebration, you will be agreeing to Walmart’s use of any photographs and videos taken at the 2019 Annual Shareholders’ Meeting or the Associate/Shareholder Celebration, as the case may be, and waive any claim or rights with respect to those photographs and videos and their use.

If I am unable to attend, can I view either meeting via webcast?

Yes. Both meetings can be viewed via live webcast at http://stock.walmart.com. If you are unable to attend either the 2019 Annual Shareholders’ Meeting or the Associate/Shareholder Celebration in person, the webcast of both meetings will be available for viewing on our corporate website for a limited time after the Associate/Shareholder Celebration.

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Voting

Who may vote at the 2019 Annual Shareholders’ Meeting?

You may vote at the 2019 Annual Shareholders’ Meeting on Wednesday, June 5, 2019, if you were the holder of record of Shares at the close of business on April 12, 2019, the record date set by the Board for determining those shareholders who are entitled to receive notice of, and to vote on matters at, the 2019 Annual Shareholders’ Meeting. You are entitled to one vote on each matter properly presented at the 2019 Annual Shareholders’ Meeting for each Share you owned of record as of close of business on the record date.

If your Shares are registered directly in your name with the company’s transfer agent, Computershare Trust Company, N.A., you are considered a shareholder of record with respect to these Shares. Some shareholders hold Shares through a bank, broker, or other nominee, and are often said to hold these shares in “street name.” These shareholders are considered “beneficial owners” of those Shares. If you held Shares as a beneficial owner in “street name” at the close of business on April 12, 2019, you must obtain a legal proxy, executed in your favor, from the holder of record of those Shares as of that time, to be entitled to be admitted to the meeting and to vote those Shares at the meeting. As of the close of business on April 12, 2019, Walmart had 2,867,124,617 Shares outstanding.

How do I vote?

The process for voting your Shares depends on how your Shares are held. Generally, as discussed above, you may hold Shares as a “record holder” (that is, in your own name) or in “street name” (that is, through a nominee, such as a broker or bank). As explained above, if you hold Shares in “street name,” you are considered to be the “beneficial owner” of those Shares.

Voting by Record Holders. If you are a record holder, you may vote by proxy or you may vote in person on Wednesday, June 5, at the 2019 Annual Shareholders’ Meeting. If you are a record holder and would like to vote your Shares by proxy prior to the 2019 Annual Shareholders’ Meeting, you have four ways to vote:

go to the website www.proxyvote.com and follow the instructions at that website;	scan the QR code on your proxy card or notice of availability with your mobile device and follow the instructions provided;	call 1-800-690-6903 using a touch-tone phone (toll charges may apply for calls made from outside the United States) and follow the instructions provided on the call; or	if you received a proxy card in the mail, complete, sign, date, and mail the proxy card in the return envelope provided to you.

Please note that proxies will not be accepted by telephone or internet voting following 11:59 p.m. Eastern time on June 4, 2019. If you wish to submit a proxy to vote by telephone or internet, follow the instructions on your proxy card (if you received a paper copy of the proxy materials) or in the notice of availability of the proxy materials. If you received a proxy card in the mail and wish to vote by completing and returning the proxy card via mail, please note that your completed proxy card must be received before the polls close for voting at the 2019 Annual Shareholders’ Meeting on Wednesday, June 5, 2019.

If you plan to attend the 2019 Annual Shareholders’ Meeting on Wednesday, June 5, 2019, and wish to vote in person, you will be provided a ballot at the 2019 Annual Shareholders’ Meeting. Even if you vote by proxy prior to June 5, 2019, you may still attend the 2019 Annual Shareholders’ Meeting.

Voting by Beneficial Owners of Shares Held in “Street Name.” If your Shares are held in the name of a broker, bank, or other nominee (that is, your Shares are held in “street name”), you should receive separate instructions from the record holder of your Shares describing how to vote. If your Shares are held in the name of a broker, bank, or other nominee and you want to vote in person, you will need to obtain (and bring with you to the 2019 Annual Shareholders’ Meeting on Wednesday, June 5, 2019) a legal proxy from the record holder of your Shares (who must have been the record holder of your Shares as of the close of business on April 12, 2019) indicating that you were a beneficial owner of Shares as of the close of business on April 12, 2019, as well as the number of Shares of which you were the beneficial owner on the record date, and appointing you as the record holder’s proxy to vote the Shares covered by that proxy at the 2019 Annual Shareholders’ Meeting.

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Voting of Shares Held in the 401(k) Plan or the Wal-Mart Puerto Rico 401(k) Plan. If your Shares are held through the 401(k) Plan or the Wal-Mart Puerto Rico 401(k) Plan, you must provide instructions on how you wish to vote your Shares held through such plans no later than 11:59 p.m. Eastern time on May 30, 2019. If you do not provide such instructions by that time, your Shares will be voted by the Retirement Plans Committee of the respective plan in accordance with the rules of the applicable plan.

What are my voting choices for each of the proposals to be voted on at the 2019 Annual Shareholders’ Meeting?

On Wednesday, June 5, 2019, you are voting on the following items:

PROPOSAL NO. 1: ELECTION OF 12 DIRECTORS

Voting Choices and Board Recommendation:

●	vote in favor of each nominee;
●	vote in favor of one or more specific nominees;
●	vote against each nominee;
●	vote against one or more specific nominees;
●	abstain from voting with respect to each nominee; or
●	abstain from voting with respect to one or more specific nominees.

The Board recommends a vote FOR each of the nominees.

PROPOSAL NO. 2: NON-BINDING, ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Voting Choices and Board Recommendation:

●	vote in favor of the advisory resolution;
●	vote against the advisory resolution; or
●	abstain from voting on the advisory resolution.

The Board recommends a vote FOR the advisory resolution.

PROPOSAL NO. 3: RATIFICATION OF EY’s APPOINTMENT AS INDEPENDENT ACCOUNTANTS FOR FISCAL 2020

Voting Choices and Board Recommendation:

●	vote in favor of the ratification;
●	vote against the ratification; or
●	abstain from voting on the ratification.

The Board recommends a vote FOR the ratification.

PROPOSAL NOS. 4-5: SHAREHOLDER PROPOSALS APPEARING IN THIS PROXY STATEMENT IF PROPERLY PRESENTED AT THE MEETING

Voting Choices and Board Recommendation:

●	vote in favor of each shareholder proposal;
●	vote against each shareholder proposal;
●	vote in favor of one or more shareholder proposals;
●	vote against one or more shareholder proposals;
●	abstain from voting on one or more shareholder proposals; or
●	abstain from voting on all shareholder proposals.

The Board recommends a vote AGAINST each of the shareholder proposals.

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Who counts the votes? Are my votes confidential?

Broadridge will count the votes. The Board has appointed two employees of Broadridge as the inspectors of election. Your proxy card or ballot and voting records (including votes cast by phone, mobile device, or over the internet) will not be disclosed unless the law requires disclosure, you request disclosure, or your vote is cast in a contested election (a “contested election” is explained in more detail below). If you write comments on your proxy card or ballot, your comments will be provided to Walmart by Broadridge, but how you voted will remain confidential.

What is the quorum requirement for holding the 2019 Annual Shareholders’ Meeting?

The holders of a majority of the Shares outstanding and entitled to vote as of the record date for the meeting must be present in person or represented by proxy for business to be transacted at the meeting.

What vote is required to elect a director at the 2019 Annual Shareholders’ Meeting?

To be elected in an “uncontested election” of directors, which under our Bylaws is an election in which the number of nominees for director is not greater than the number of directors to be elected, a director nominee must receive affirmative votes representing a majority of the votes cast by the holders of Shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors (a “majority vote”). To be elected in a “contested election” of directors, which our Bylaws define as an election in which the number of nominees for director is greater than the number of directors to be elected, a director nominee must receive a plurality of the votes of the holders of Shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. We expect the election of directors at the 2019 Annual Shareholders’ Meeting to be an uncontested election.

What happens if a director nominee fails to receive a majority vote in an uncontested election at the 2019 Annual Shareholders’ Meeting?

Any incumbent director who is a director nominee and who does not receive a majority of the votes cast must promptly tender his or her offer of resignation as a director for consideration by the Board. Each director standing for re-election at the 2019 Annual Shareholders’ Meeting has agreed to resign, effective upon acceptance of such resignation by the Board, if he or she does not receive a majority of the votes cast. The Board must accept or reject the resignation within 90 days following certification of the shareholder vote in accordance with the procedures established by the Bylaws.

If a director’s resignation offer is not accepted by the Board, that director will continue to serve until our company’s next annual shareholders’ meeting and his or her successor is duly elected and qualified or until the director’s earlier death, resignation, or removal.

Any director nominee who is not an incumbent director and who fails to receive a majority of the votes cast in an uncontested election will not be elected as a director, and a vacancy will be left on the Board. The Board, in its sole discretion, may either fill a vacancy resulting from a director nominee not receiving a majority of the votes cast pursuant to the Bylaws or decrease the size of the Board to eliminate the vacancy.

What vote is required to pass the other proposals at the 2019 Annual Shareholders’ Meeting?

At any meeting at which a quorum has been established, the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy at the meeting and entitled to vote on the proposal at issue is required for:

●	the adoption of the non-binding, advisory resolution to approve the compensation of our NEOs (Proposal No. 2);
●	the ratification of the appointment of EY as Walmart’s independent accountants for fiscal 2020 (Proposal No. 3);
●	the approval of each of the shareholder proposals (Proposal Nos. 4 and 5); and
●	any other matters properly presented at the meeting.

What is the effect of an “abstention” or a “broker non-vote” on the proposals to be voted on at the 2019 Annual Shareholders’ Meeting?

Abstentions. A Share proxy or ballot marked “abstain” with respect to any proposal is considered as present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Therefore, an abstention will not have any effect on the election of directors. Because each of the other proposals requires the affirmative vote of the holders of a majority of the Shares present and entitled to vote on each such proposal, an abstention will have the effect of a vote against each of the other proposals.

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Broker Non-Votes. A “broker non-vote” occurs if your Shares are not registered in your name (that is, if you hold your Shares in “street name”) and you do not provide the record holder of your Shares (usually a bank, broker, or other nominee) with voting instructions on any matter as to which, under the NYSE rules for member organizations (such as brokers), a broker may not vote without instructions from you, but the broker nevertheless provides a proxy for your Shares. Shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists, but are not considered “votes cast” or Shares “entitled to vote” with respect to a voting matter. Therefore, a broker non-vote will not have any effect on the outcome of the proposals.

Under the NYSE rules for member organizations, matters on which a broker may not vote without your instructions are:

●	the election of directors;
●	the non-binding, advisory vote to approve the compensation of our NEOs; and
●	each of the shareholder proposals described in this proxy statement.

Therefore, if your Shares are not registered in your name and you do not provide instructions to the record holder of your Shares regarding Proposal Nos. 1, 2, 4, and 5, a broker non-vote as to your Shares will result with respect to these proposals. The ratification of the appointment of independent accountants is a routine item under the NYSE rules for member organizations. As a result, brokers who do not receive instructions from you as to how to vote on Proposal No. 3 generally may vote your Shares on that matter in their discretion.

If your Shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your Shares to be voted so you may participate in the shareholder voting on these important matters.

What if I do not specify a choice for a proposal when returning a proxy or a voting instruction form?

We urge all shareholders to express their choices on each voting matter described on the proxy card or the voting instruction form, which you will receive from your broker, bank, or other nominee, if your Shares are held in “street name”.

Shares Owned by Record Holders. If you are a record owner of Shares and you sign and return a proxy card, unless you indicate otherwise, the persons named as proxies on the proxy card will vote your Shares: (i) FOR the election of each of the nominees for director named in this proxy statement; (ii) FOR the non-binding advisory resolution to approve the compensation of our NEOs; (iii) FOR the ratification of the appointment of EY as Walmart’s independent accountants for fiscal 2020; and (iv) AGAINST each of the shareholder proposals appearing in this proxy statement. For any other business or matters properly presented at the 2019 Annual Shareholders’ Meeting, the persons named as proxies on the proxy card shall vote in their discretion.

Shares Held in “Street Name” by Beneficial Owners. If you are a beneficial owner of Shares held in “street name” and you sign and return a voting instruction form to your bank, broker, or other nominee (in accordance with the voting instructions provided by such bank, broker, or other nominee), but do not provide instructions regarding how you wish your Shares to be voted on each of the voting matters described in this proxy statement, then a “broker non-vote” will result with respect to your Shares regarding:

●	the election of each of the nominees for director named in this proxy statement;
●	the non-binding, advisory resolution to approve the compensation of our NEOs;
●	each of the shareholder proposals appearing in this proxy statement; and
●	any other matters properly presented at the meeting.

Banks, brokers, and other nominees who do not receive instructions from you regarding the ratification of the appointment of independent accountants may generally vote on that matter in their discretion.

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I completed and returned my proxy card, but I have changed my mind about how I want to vote. Can I revoke my proxy and change my vote?

Yes, if you are a record holder, you may revoke a previously submitted proxy and change your vote by:

●	delivering a written notice of revocation to Walmart’s Corporate Secretary at 702 Southwest 8th Street, Bentonville, AR 72716-0215 before the polls close for voting at the 2019 Annual Shareholders’ Meeting;
●	signing a proxy bearing a later date than the proxy being revoked and delivering it to Walmart’s Corporate Secretary at the address provided in the Notice of 2019 Annual Shareholders’ Meeting included in this proxy statement before the polls close for voting at the 2019 Annual Shareholders’ Meeting; or
●	voting in person at the 2019 Annual Shareholders’ Meeting.

If your Shares are held in street name through a broker, bank, or other nominee, you should contact the record holder of your Shares regarding how to revoke your voting instructions.

Proxy Materials

Why did I receive a notice regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Shareholders’ Meeting to be held on Wednesday, June 5, 2019. This year, we are again taking advantage of the SEC’s rules that allow us to furnish our proxy materials over the internet. As a result, we are mailing to many of our shareholders a notice of availability of the proxy materials on the internet, rather than a full paper set of the proxy materials.

This notice of availability includes instructions on how to access our proxy materials on the internet, as well as instructions on how shareholders may obtain a paper copy of the proxy materials by mail or a printable copy electronically. Shareholders who have affirmatively requested electronic delivery of our proxy materials will receive instructions via email regarding how to access these materials electronically. All other shareholders, including shareholders who have previously requested to receive a paper copy of the materials, will receive a full paper set of the proxy materials by mail.

This distribution process will contribute to our sustainability efforts and will reduce the costs of printing and distributing our proxy materials.

How can I access the proxy materials over the internet? Can I elect to receive proxy materials for future annual meetings electronically? How can I request a paper copy of the proxy materials?

Accessing the Proxy Materials on the Internet. You can access the proxy statement and the Annual Report to Shareholders in the “Investors” section of Walmart’s corporate website at http://stock.walmart.com/annual-reports. In accordance with the SEC’s rules, we do not use software that identifies visitors accessing our proxy materials on our website.

Electing to Receive Proxy Materials for Future Annual Shareholders’ Meetings Electronically. If you wish to join in Walmart’s sustainability efforts, you can instruct Walmart to deliver its proxy materials for future annual shareholders’ meetings to you electronically by email. If you choose to access future proxy materials electronically, you will receive an email with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials electronically will remain in effect until you terminate it. You may choose this method of delivery in the “Investors” section of Walmart’s corporate website at http://stock.walmart.com/annual-reports.

Obtaining a Paper Copy of the Proxy Materials. If you received a notice regarding the internet availability of the proxy materials, then you will find instructions about how to obtain a paper copy of the proxy materials and the Annual Report to Shareholders in your notice. If you received an email notification as to the availability of the proxy materials, then you will find instructions about how to obtain a paper copy of the proxy materials and the Annual Report to Shareholders as part of that email notification. We will mail a paper copy of the proxy materials and the Annual Report to Shareholders to all shareholders to whom we do not send a notice of availability or an email notification regarding the internet availability of the proxy materials.

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What should I do if I receive more than one notice of, or email notification about, the internet availability of the proxy materials or more than one paper copy of the proxy materials?

Some shareholders may receive more than one notice of internet availability, more than one email notification, or more than one paper copy of the proxy materials, including multiple proxy cards.

For example, if you hold your Shares in more than one brokerage account, then you may receive a separate notice of availability, a separate email notification, or a separate voting instruction form for each brokerage account in which you hold Shares. If you are a shareholder of record and your Shares are registered in more than one name, then you may receive a separate notice of availability, a separate email notification, or a separate set of paper proxy materials and proxy card for each name in which you hold Shares. To vote all of your Shares, you must complete, sign, date, and return each proxy card you receive or submit a proxy to vote the Shares to which each proxy card relates by telephone, internet, or mobile device as described above, or vote in person as described above.

If you have Shares held in one or more “street names,” then you must complete, sign, date, and return to each bank, broker, or other nominee through which you hold Shares each voting instruction form received from that bank, broker, or other nominee (or obtain a proxy from each such nominee holder if you wish to vote in person at the 2019 Annual Shareholders’ Meeting).

What is householding, and how can I enroll or opt-out?

If you are a beneficial owner of Shares, your bank, broker, or other nominee may deliver a single set of proxy materials to any household at which two or more shareholders reside unless contrary instructions have been received from you. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses.

Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting their bank, broker, or other nominee. Alternatively, if you wish to receive a separate set of proxy materials for the 2019 Annual Shareholders’ Meeting or future shareholders’ meetings, we will deliver them promptly upon request made by contacting the Global Investor Relations team by any of the means described on page 32 above.

When will the company announce the voting results?

We expect to report the preliminary voting results in a press release on the afternoon of June 5, 2019, which will be available on our corporate website, and we will provide a summary again at the Associate/Shareholder Celebration on June 7, 2019. We will report the official voting results in a filing with the SEC on or before June 11, 2019.

Shareholder Submissions for the 2020 Annual Shareholders’ Meeting

If you wish to submit a shareholder proposal or nomination for possible inclusion in our proxy statement relating to our 2020 Annual Shareholders’ Meeting, send the proposal or nomination, by registered, certified, or express mail to:

Gordon Y. Allison,
Senior Vice President, Office of the Corporate Secretary, Chief Counsel for Finance and Corporate Governance
Walmart Inc.
702 Southwest 8th Street
Bentonville, Arkansas 72716-0215

Any shareholder proposal, other business, or nomination received by the company after the applicable date will not be included in the company’s proxy statement relating to such annual shareholders’ meeting.

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Submissions for inclusion in our 2020 proxy materials relating to our 2020 Annual Shareholders’ Meeting*	Must be delivered to or mailed and received at the company’s principal executive offices:
Nomination of one or more director nominees submitted under the proxy access provision of our Bylaws	no earlier than November 25, 2019** and no later than close of business on December 25, 2019**
Shareholder proposals submitted under applicable SEC rules	no later than close of business on December 25, 2019
*	Shareholder proposals submitted for inclusion in the company’s proxy statement relating to an annual shareholders’ meeting must comply with all requirements of SEC Rule 14a-8. Nomination of a director nominee to be included in the company’s proxy statement under the proxy access provision of our Bylaws must comply with all of the requirements of our Bylaws.
**	Assumes this proxy statement is first released to shareholders on April 23, 2019. Under our Bylaws, if the date of the 2020 Annual Shareholders’ Meeting is more than 30 days before, or more than 60 days after June 5, 2020, then notice must be delivered to or mailed and received at Walmart’s principal executive offices not more than 150 days prior to the date of the 2020 Annual Shareholders’ Meeting nor less than the later of: (i) 120 days prior to the date of the 2020 Annual Shareholders’ Meeting; or (ii) the tenth day following the day on which a public announcement of the 2020 Annual Shareholders’ Meeting is made.

Other business or nominations to be considered at our 2020 Annual Shareholders’ Meeting*	Must be delivered to or mailed and received at the company’s principal executive offices:
Any other nomination or other business submitted for consideration at our 2020 Annual Shareholders’ Meeting but not submitted for inclusion in our proxy materials under our Bylaws or applicable SEC rules	no earlier than February 6, 2020** and no later than close of business on March 7, 2020**
*	Each such submission or nomination must comply with the requirements of the applicable provisions of our Bylaws.
**	Assumes the 2019 Annual Shareholders’ Meeting is held on June 5, 2019. Under our Bylaws, if the date of the 2020 Annual Shareholders’ Meeting is held more than 30 days before, or more than 60 days after June 5, 2020, then notice must be delivered to or mailed and received at Walmart’s principal executive offices not more than 120 days prior to the date of the 2020 Annual Shareholders’ Meeting nor less than the later of: (i) 90 days prior to the date of the 2020 Annual Shareholders’ Meeting; or (ii) the tenth day following the day on which a public announcement of the 2020 Annual Shareholders’ Meeting is made.

To review the applicable notice requirements contained in our Bylaws, visit our corporate website at http://stock.walmart.com/investors/corporate-governance/governance-documents. The Board periodically reviews the Bylaws and approves amendments as it deems appropriate. Any amendments to the Bylaws will be reported in a filing with the SEC, as required by Form 8-K, and the amended Bylaws will be filed as an exhibit to an SEC filing and posted on our corporate website at the web address above.

Other Matters

There are no other matters the Board intends to present for action at the 2019 Annual Shareholders’ Meeting. However, the company has been notified that a shareholder intends to present a proposal at the 2019 Annual Shareholders’ Meeting concerning the consideration of hourly associates as potential director candidates. If this proposal is properly presented at the 2019 Annual Shareholders’ Meeting, the persons named as proxies in the accompanying form of proxy have informed the company that they intend to exercise their discretionary authority to vote against the proposal.

If any other matter is properly presented at the 2019 Annual Shareholders’ Meeting, the persons named in the form of proxy will vote on such matters in accordance in their discretion. The proxies also have discretionary authority to vote to adjourn the 2019 Annual Shareholders’ Meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations.

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Table of Abbreviations

The following abbreviations are used for certain terms that appear in this proxy statement:

401(k) Plan	the Walmart 401(k) Plan
Annual Report to Shareholders	Walmart’s Annual Report to Shareholders for fiscal 2019
Associate or associate	an employee of Walmart or one of its consolidated subsidiaries
Associate Stock Purchase Plan	the Walmart Inc. 2016 Associate Stock Purchase Plan, as amended effective February 1, 2018
Audit Committee	the Audit Committee of the Board
Board	the Board of Directors of Walmart
Board committees	the Audit Committee, the CMDC, the Executive Committee, the Global Compensation Committee, the NGC, the SPFC, and the TeCC
Broadridge	Broadridge Financial Solutions, Inc., representatives of which will serve as the inspectors of election at the 2019 Annual Shareholders’ Meeting
Bylaws	the amended and restated Bylaws of Walmart, effective as of February 1, 2018
CD&A	the Compensation Discussion and Analysis included in this proxy statement
CEO	the Chief Executive Officer of a company
CFO	the Chief Financial Officer of a company
CMDC	the Compensation and Management Development Committee of the Board
Deferred Compensation Matching Plan or DCMP	the Walmart Inc. Deferred Compensation Matching Plan, as amended effective as of February 1, 2019, and which replaced the Officer Deferred Compensation Plan
Director Compensation Deferral Plan	the Walmart Inc. Director Compensation Deferral Plan, as amended effective as of February 1, 2018
EPS	Diluted earnings per share from continuing operations attributable to Walmart
Exchange Act	the Securities Exchange Act of 1934, as amended
Executive Committee	the Executive Committee of the Board
Executive Officers	those senior officers of our company determined by the Board to be executive officers (as defined by Rule 3b-7 under the Exchange Act) as to whom Walmart has certain disclosure obligations and who must report certain transactions in equity securities of our company under Section 16
EY	Ernst & Young LLP, an independent registered public accounting firm
Fiscal or fiscal [year]	Walmart’s fiscal year ending January 31st
GAAP	generally accepted accounting principles in effect in the United States
Global Compensation Committee or GCC	the Global Compensation Committee of the Board
Independent Directors	this applies to Walmart directors whom the Board has affirmatively determined have no material relationships with our company pursuant to NYSE Listed Company Rules. This also applies to Audit Committee members who meet the requirements of Section 10A of the Exchange Act and Rule 10A-3 under the Exchange Act. Additionally, CMDC members who meet the requirements of Section 10C of the Exchange Act, Rule 10C-1 under the Exchange Act and the heightened independence requirements under the NYSE Listed Company Rules for compensation committee members are considered independent.
Internal Revenue Code	the Internal Revenue Code of 1986, as amended
Jet.com	Jet.com, Inc., which was acquired by the company on September 19, 2016
Management Incentive Plan or MIP	the Walmart Inc. Management Incentive Plan, as amended effective February 1, 2018
Named Executive Officer or NEO	Walmart’s President and CEO, CFO, and the next three most highly compensated Executive Officers other than our CEO and CFO
NGC	the Nominating and Governance Committee of the Board
NYSE	the New York Stock Exchange

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NYSE Listed Company Rules	the NYSE’s rules for companies with securities listed for trading on the NYSE, including the continual listing requirements and rules and policies on matters such as corporate governance, shareholder communication, and shareholder approval
Officer Deferred Compensation Plan or ODCP	the Wal-Mart Stores, Inc. Officer Deferred Compensation Plan, amended and restated effective January 1, 2009, and which was replaced by the Deferred Compensation Matching Plan, effective on February 1, 2012
Outside Directors or Non-Management Directors	the members of the Board who are not employed by Walmart or a consolidated subsidiary of Walmart
Return on Investment or ROI	our return on investment, calculated as described in Annex A to this proxy statement
SEC	the United States Securities and Exchange Commission
Section 16	Section 16 of the Exchange Act
SERP	the Wal-Mart Stores, Inc. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2009, which was replaced by the Deferred Compensation Matching Plan, effective February 1, 2012
Share or Shares	a share or shares of Walmart common stock, $0.10 par value per share
SOX	the Sarbanes-Oxley Act of 2002
SPFC	the Strategic Planning and Finance Committee of the Board
Stock Incentive Plan	the Walmart Inc. Stock Incentive Plan of 2015, as amended effective as of February 1, 2018
TeCC	the Technology and eCommerce Committee of the Board
TSR	total shareholder return
Walmart, our company, the company, we, our, or us	Walmart Inc., a Delaware corporation (formerly Wal-Mart Stores, Inc.) and, where the context requires, its consolidated subsidiaries

105

Annex A

Non-GAAP Financial Measures

Certain financial measures discussed under the caption Fiscal 2019 Highlights—Strategy and Performance and under the caption Executive Compensation—Compensation Discussion and Analysis elsewhere in this proxy statement are considered non-GAAP financial measures under the SEC’s rules because they are calculated by excluding or including amounts that are included or excluded in the calculation of comparable measures calculated and presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”).

Below (except as otherwise noted), we identify:

●	those non-GAAP financial measures (the “Non-GAAP Measures”) and tell you briefly how we calculate them;
●	the financial measure calculated and presented in accordance with GAAP or using only measures calculated and presented in accordance with GAAP that we believe is most directly comparable to each Non-GAAP Measure (each, a “Comparable GAAP Measure”);
●	the reasons why we think the Non-GAAP Measures provide our shareholders with useful information about our financial condition and results of operations; and
●	a reconciliation of each Non-GAAP Measure with its Comparable GAAP Measure.

When we refer below to a financial measure as being a “reported” financial measure, we are referring to a financial measure calculated in accordance with GAAP and reflected in our consolidated statement of income for fiscal 2019.

Adjusted EPS

Our diluted earnings per share attributable to Walmart (which we refer to as “EPS”) is calculated and presented in accordance with GAAP and is based on our consolidated net income attributable to Walmart as reflected in our consolidated statement of income.

Non-GAAP Measure: The company’s adjusted EPS (which we refer to as “adjusted EPS”) for fiscal 2019 was calculated by adjusting the EPS for fiscal 2019 by the amount of the per share net impact on our EPS for fiscal 2019 of: (1) the loss on the sale of the majority stake in Walmart Brazil; (2) unrealized gains and losses on the company’s investment in JD.com; and (3) the adjustments we recorded to the provisional amount we had recorded in a prior period for the U.S. tax reform under the Tax Cut and Jobs Act of 2017 (“Tax Reform”).

Comparable GAAP Measure: The company’s reported EPS for fiscal 2019.

Why the Non-GAAP Measure is Useful Information: Management believes that the Adjusted EPS for fiscal 2019, which adjusts EPS for the items described above, is a meaningful metric to share with shareholders because that metric, which adjusts our EPS for fiscal 2019 for the items described above, affords investors a view of what management considers the company’s core earnings performance for fiscal 2019 and also affords investors the ability to make a more informed assessment of such core earnings performance and to compare core earnings performance for fiscal 2019 with our earnings performance for prior comparable periods.

A-1

Annex A

Reconciliation: Reconciliation of the company’s EPS for fiscal 2019 to the company’s adjusted EPS for fiscal 2019.

Adjusted EPS - Fiscal 2019

Fiscal Year Ended January 31, 2019
EPS for Fiscal 2019	$2.26

Adjustments:	Pre-Tax Impact	Tax Impact (1)	Net Impact
Loss on sale of majority stake in Walmart Brazil	$1.64	$(0.10)	$1.54
Unrealized (gains) and losses on JD.com investment	1.20	(0.25)	0.95
Adjustment to provisional amount for Tax Reform	—	0.16	0.16
Net Adjustments			$2.65
Adjusted EPS for Fiscal 2019			$4.91
(1)	Calculated based on nature of item, including any realizable deductions, and statutory rate in effect for relevant jurisdiction.

Growth of Total Company Sales on a Constant Currency Basis

The growth of total company sales on a constant currency basis in fiscal 2019 over fiscal 2018 reflects growth in our total net sales for fiscal 2019 calculated by translating into U.S. dollars the net sales of the countries in which the functional currency is not the U.S. dollar or for countries experiencing hyperinflation. We calculate the effect of changes in currency exchange rates as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior year period’s currency exchange rates. Additionally, no currency exchange rate fluctuations are calculated for non-USD acquisitions until owned for 12 months.

Non-GAAP Measures: The percentage growth in total company sales for fiscal 2019 calculated and presented on a constant currency basis for fiscal 2019 over total company sales for fiscal 2018 (calculated and presented in accordance with GAAP).

Comparable GAAP Measures: The percentage growth in total company sales for fiscal 2019 over total company sales for fiscal 2018, in each case, calculated and presented in accordance with GAAP.

Why the Non-GAAP Measure Is Useful Information: Management believes that the percentage growth in total company sales on a constant currency basis for fiscal 2019 over fiscal 2018 calculated and presented in accordance with GAAP allows shareholders to better understand Walmart’s underlying year-over-year sales growth without the effects of currency exchange rate fluctuations.

Reconciliation: Reconciliation of the percentage increase in our consolidated net sales for fiscal 2019 (as reported) from our fiscal 2018 consolidated net sales (as reported) to our constant currency consolidated net sales for fiscal 2019 from our fiscal 2018 consolidated net sales (as reported).

	For the 52 Weeks Ended January 26, 2019	Percent Change [1]
Consolidated net sales (as reported – in millions)	$510,329	2.9%
Currency exchange rate fluctuations (in millions)	$708
Constant currency consolidated net sales (in millions)	$511,037	3.1%
[1]	Calculated versus fiscal 2018 consolidated net sales (as reported)

A-2	2019 Proxy Statement

Annex A

Other Non-GAAP Financial Measures

The company used the following performance metrics to determine whether it will make payments under the awards outstanding under its annual cash incentive plan and the amount of any such payments and whether payouts will be made under the outstanding long-term performance equity held by our NEOs and the amount of any such payouts to our NEOs. The following performance metrics, in each case as calculated for incentive plan purposes, are considered non-GAAP financial measures:

●	adjusted constant currency total company operating income;
●	adjusted operating income of our Walmart U.S. segment;
●	adjusted operating income of our Sam’s Club segment;
●	adjusted constant currency operating income of our Walmart International segment;
●	constant currency total company sales (excluding certain items);
●	sales of our Walmart U.S. segment (excluding certain items);
●	sales of our Sam’s Club segment (excluding certain items);
●	constant currency sales of our Walmart International segment (excluding certain items);
●	our adjusted ROI;
●	percentage change in fiscal 2019 total company operating income,excluding certain items, from fiscal 2019 total company operating income, excluding certain items, (“fiscal 2019 total company operating income change”); and
●	percentage change in fiscal 2019 total company sales, excluding certain items, from fiscal 2019 total company sales, excluding certain items, (“fiscal 2019 total company sales change”);

Each of these non-GAAP financial measures is adjusted by excluding certain items from the calculation of those non-GAAP financial measures as described under the caption “Executive Compensation—Compensation Discussion and Analysis—Fiscal 2019 Performance Goals and Performance” elsewhere in the proxy statement (the “Excluded Items”). As permitted by the SEC’s rules and guidance, we do not disclose:

●	the financial measures calculated and presented in accordance with GAAP that are most directly comparable to such non-GAAP financial measures; or
●	why we believe those non-GAAP financial measures are important information for our shareholders to have, or provide a reconciliation of each of those non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP. However, we believe it is important for our shareholders to understand how we calculated the non-GAAP measures described above.

We calculated adjusted constant currency total company operating income for incentive plan purposes by translating the as reported operating income for fiscal 2019 of the countries in which the functional currency is not the U.S. dollar or countries experiencing hyperinflation by using the currency exchange rates we had used to translate our fiscal 2018 operating income in those countries into U.S. dollars for financial reporting purposes rather than by using the current period’s currency exchange rates to make that translation and adjusting such operating income by excluding the Excluded Items.

We calculated adjusted constant currency operating income of our Walmart International segment for incentive plan purposes by translating the operating income for fiscal 2019 of the countries within our Walmart International segment in which the functional currency is not the U.S. dollar or countries experiencing hyperinflation by using the currency exchange rates we had used to translate our fiscal 2018 operating income in those countries into U.S. dollars for financial reporting purposes rather than by using the current period’s currency exchange rates to make that translation and adjusting such operating income by excluding the Excluded Items.

We calculated constant currency total company sales for incentive plan purposes by adding our Walmart U.S. net sales and Sam’s Club net sales to the constant currency net sales of our Walmart International segment, in each case for fiscal 2019, and adjusting the total of those net sales by excluding the Excluded Items.

We calculated constant currency Walmart International net sales by translating the net sales for fiscal 2019 of those countries within our Walmart International segment in which the functional currency is not the U.S. dollar or countries experiencing hyperinflation by using the currency exchange rates we had used to translate our fiscal 2018 net sales in those countries into U.S. dollars for financial reporting purposes rather than by using the current period’s currency exchange rates to make that translation and adjusting such net sales by excluding the Excluded Items.

A-3

Annex A

We calculated our adjusted ROI for fiscal 2019 as our operating income for fiscal 2019 plus our interest income, depreciation and amortization, and rent expense for fiscal 2019 divided by average invested capital for fiscal 2019. We considered average invested capital for fiscal 2019 to be the average of our beginning and ending total assets for fiscal 2019, plus average accumulated depreciation and average accumulated amortization, less average accounts payable and average accrued liabilities for fiscal 2019, plus a rent factor equal to rent expense for fiscal 2019 multiplied by a factor of eight. In computing the adjusted operating income component of ROI, we adjusted by excluding from such components the Excluded Items. We also made certain minor adjustments to our average invested capital as described under “Executive Compensation—Compensation Discussion and Analysis” elsewhere in this Proxy Statement. Although return on investment is a standard financial measure, our calculation of ROI may differ from other companies’ calculations of their return on investment.

We calculated the adjusted operating income and the sales (excluding certain items) of each of our Walmart U.S. segment and our Sam’s Club segment by excluding the Excluded Items.

We calculated fiscal 2019 total company operating income change by dividing our consolidated operating income for fiscal 2019 (excluding the Excluded Items) by our consolidated operating income for fiscal 2018 (excluding the Excluded Items) and subtracting 1 from the result of that division, with the remainder expressed as a percentage.

We calculated fiscal 2019 total company sales change by dividing our consolidated net sales for fiscal 2019 (excluding the Excluded Items) by our consolidated net sales for fiscal 2018 (excluding the Excluded Items) and subtracting 1 from the result of that division, with the remainder expressed as a percentage.

A-4	2019 Proxy Statement

Directions for 2019 Annual Shareholders’ Meeting and Associate/Shareholder Celebration

Annual Shareholders’ Meeting

Place:
John Q. Hammons Convention Center
3303 S. Pinnacle Hills Parkway
Rogers, Arkansas 72758

Date and Time:
Wednesday, June 5, 2019 at 10:30 a.m. Central Time

1. John Q. Hammons Convention Center

2. Parking

Parking may be limited at both locations on the respective dates. The use of cameras, camcorders, videotaping equipment, and other recording devices will not be permitted in the 2019 Annual Shareholders’ Meeting or in the Associate/Shareholder Celebration. Attendees may not bring large packages or other materials that could pose a safety or disruption hazard (e.g., fireworks, banners, signs, noisemakers, horns, confetti, etc.). Walmart may take photographs at the 2019 Annual Shareholders’ Meeting and the Associate/Shareholder Celebration. By attending, you waive any claim or rights to these photographs and their use by Walmart.

Associate/Shareholder Celebration

Place:
Bud Walton Arena University of Arkansas Campus
1240 Leroy Pond Drive
Fayetteville, Arkansas 72701

Date and Time:
Friday, June 7, 2019, at 8:00 a.m., Central Time

1. Bud Walton Arena 2. Disabled Parking* (Lot No. 55) 3. NW Arkansas Regional Airport (XNA) 4. Parking Lots No. 56, 72 & 73	5. Razorback Stadium 6. Track 7. Indoor Tennis Center (overflow seating)
*   Due to anticipated significant construction on campus, this lot may be changed. Attendees requiring access to disabled parking are encouraged to confirm the disabled parking lot location by contacting Global Investor Relations (see page 32) before traveling to Bud Walton Arena.

In order to be admitted to either event, you must present photo ID and proof of share ownership. Please see page 96 of this proxy statement for more information regarding admission requirements.

As Walmart continues its exciting transformation, we’re changing the way we work, the way we do business and it made sense to change how we approach our Annual Shareholders Meeting and Celebration. In 2018, after careful consideration, we came to the conclusion that our shareholders and associates would be better served by separating these events and focusing each meeting on their primary agendas. We are continuing that approach for this year.

2019 Annual Shareholders’ Meeting
Wednesday, June 5, 2019
10:30 a.m. Central Time

John Q. Hammons Center
3303 S. Pinnacle Hills Parkway
Rogers, Arkansas 72758

Like last year, this year’s formal Annual Shareholders’ Meeting will be held at a separate date and location in order to conduct the formal business of our annual shareholders’ meeting.

We will follow a traditional annual meeting agenda, conduct voting on proxy proposals and consider any procedural, regulatory or other matters that are properly presented at the meeting. There will not be any entertainment or other activities at the formal Annual Shareholders’ Meeting.

Please see pages 96-97 of this proxy statement for more information regarding admission requirements and voting procedures.

2019 Associate/Shareholder Celebration
Friday, June 7, 2019
8:00 a.m. Central Time

Bud Walton Arena
University of Arkansas Campus
Fayetteville, Arkansas 72701

This is our traditional event to recognize and celebrate Walmart’s associates from around the world as well as shareholders.

This event is your chance to connect with other Walmart shareholders and associates from around the globe and around the corner. To enjoy new inspirational stories, hear from Walmart’s leaders about our progress, and enjoy the exciting entertainment that has become a hallmark of this event.

There will be no formal business items presented for a vote at the June 7 event. The event will include a brief recap of the voting results from the June 5 formal business meeting.

Please see page 96 of this proxy statement for more information regarding admission requirements for this exciting event.

WALMART INC.
C/O PROXY SERVICES
P.O. BOX 9163
FARMINGDALE, NY 11735

SCAN TO VIEW MATERIALS &VOTE

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to vote by proxy up until 11:59 P.M. Eastern Time on June 4, 2019. If you participate in the Walmart 401(k) Plan or the Wal-Mart Puerto Rico 401(k) Plan, you must vote these shares no later than 11:59 P.M. Eastern Time on May 30, 2019. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic proxy.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. You may also agree to receive or access proxy materials electronically in future years on Walmart's corporate website at http://stock.walmart.com/annual-reports.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 4, 2019. If you participate in the Walmart 401(k) Plan or the Wal-Mart Puerto Rico 401(k) Plan, you must vote these shares no later than 11:59 P.M. Eastern Time on May 30, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date this proxy card and promptly return it in the postage-paid envelope we have provided to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E70567-P18324-Z74232	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
WALMART INC.
The Board of Directors recommends a vote "FOR" each of the nominees listed in Proposal 1, "FOR" Proposals 2 and 3, and "AGAINST" Proposals 4 and 5
1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Cesar Conde	☐	☐	☐

	1b.	Stephen J. Easterbrook	☐	☐	☐

	1c.	Timothy P. Flynn	☐	☐	☐

	1d.	Sarah J. Friar	☐	☐	☐

	1e.	Carla A. Harris	☐	☐	☐

	1f.	Thomas W. Horton	☐	☐	☐

	1g.	Marissa A. Mayer	☐	☐	☐

	1h.	C. Douglas McMillon	☐	☐	☐

	1i.	Gregory B. Penner	☐	☐	☐

	1j.	Steven S Reinemund	☐	☐	☐

	1k.	S. Robson Walton	☐	☐	☐

	1l.	Steuart L. Walton	☐	☐	☐

Company Proposals:		For	Against	Abstain

2.	Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐

3.	Ratification of Ernst & Young LLP as Independent Accountants	☐	☐	☐

Shareholder Proposals

4.	Request to Strengthen Prevention of Workplace Sexual Harassment	☐	☐	☐

5.	Request to Adopt Cumulative Voting	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted on by the proxy holders in their discretion.

If this proxy is signed, dated, and promptly returned, it will be voted in accordance with your instructions shown above. Please sign exactly as your name appears hereon. Joint owners should each sign. If signing as attorney-in-fact, executor, administrator, trustee, guardian, fiduciary or in another capacity, please indicate full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer(s), and specify the title(s) of such officer(s).

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Annual Shareholders' Meeting

June 5, 2019 at 10:30 A.M., Central Time

John Q. Hammons Center

3303 S. Pinnacle Hills Parkway

Rogers, Arkansas 72758

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders' Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E70568-P18324-Z74232

WALMART INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL SHAREHOLDERS’ MEETING OF WALMART INC.

TO BE HELD ON June 5, 2019

I have received the Notice of 2019 Annual Shareholders' Meeting (the "Meeting") to be held on June 5, 2019, and the related Proxy Statement furnished by Walmart Inc.'s ("Walmart") Board of Directors. I appoint GREGORY B. PENNER and C. DOUGLAS MCMILLON, and each of them, as my proxies and attorneys-in-fact, with full power of substitution, to represent me and to vote all shares of Walmart common stock that I am entitled to vote at the Meeting or any adjournments or postponements thereof in the manner shown on this form as to the matters shown on the reverse side of this form and in their discretion on any other matters that properly come before the Meeting or any adjournments or postponements thereof. If I participate in the Walmart 401(k) Plan or the Wal-Mart Puerto Rico 401(k) Plan and I have a portion of my interest invested in Walmart stock, I also direct the Retirement Plans Committee of the respective plan to take such actions necessary to vote the stock which is attributable to my interest in the manner shown on this form as to the matters shown on the reverse side of this form at the Meeting, and in its discretion on any other matters that properly come before the Meeting or any adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. If this proxy is signed, dated, and promptly returned, it will be voted in accordance with your instructions shown on the reverse side; however, if you do not provide instructions, this proxy will be voted "FOR" each director nominee listed in Proposal 1, "FOR" Proposals 2 and 3, "AGAINST" Proposals 4 and 5, and in their discretion on any other matters that are properly presented at the Meeting or any adjournments or postponements thereof.

Please sign exactly as your name appears hereon. Joint owners should each sign. If signing as attorney-in-fact, executor, administrator, trustee, guardian, fiduciary or in another capacity, please indicate full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer(s), and specify the title(s) of such officer(s).